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                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                         AVANA ACQUISITION SUB II, INC.

                            GRACE DEVELOPMENT, INC.

                         ALPHA COMPUTER SERVICES, INC.


                                      AND


                               O. E. "RANDY" RAY,
                                WENDY LEWIS and
                                 RICHARD WARREN

                                  DATED AS OF

                                 MARCH 28, 2000


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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger entered into as of March 28, 2000, by and between Avana Acquisition Sub II, Inc., a Georgia corporation (the "Merger Sub"), Grace Development, Inc., a Colorado corporation and indirect parent corporation of Merger Sub ("Grace"), Alpha Computer Services, Inc., a Florida corporation (the "Company"), O.E. "Randy" Ray, an individual resident of the State of Florida ("Ray"), Wendy Lewis, an individual resident of the State of Florida ("Lewis") and Richard Warren, an individual resident of the State of Florida ("Warren", and together with Ray and Lewis, the "Shareholders"). Merger Sub, Grace, the Company and the Shareholders are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger (the "Merger") of Merger Sub with and into the Company upon the terms and conditions contemplated herein and in accordance with the Business Corporation Code of the State of Georgia (the "GBCC") and the Business Corporation Code of the State of Florida (the "FBCC"), in consideration for which the Shareholders will receive shares of the common stock, no par value (the "Common Stock") of Grace.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Applicable Rate" means the corporate base rate of interest announced from time to time by Bank of America.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Certificate" has the meaning set forth in Section 3(d).


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         "Certificate of Merger" has the meaning set forth in Section 2(f).

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(g) below.

         "Closing Date" has the meaning set forth in Section 2(g) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" has the meaning set forth in the preface above.

         "Company" has the meaning set forth in the preface above and, for the purposes of the representations and warranties contained in Section 4 of this Agreement, shall mean and include any Subsidiary or predecessor of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company and its predecessor that is not already generally available to the public.

         "Controlled Group of Corporations" has the meaning set forth in Code
 Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Effective Time" has the meaning set forth in Section 2(f).

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders,


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decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Rogers & Hardin, LLP.

         "Escrow Agreement" means the agreement so entitled; the form of which is attached hereto as Exhibit D.

         "Escrow Shares" has the meaning set forth in Section 3(a) below.

         "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fair Market Value" means, with respect to the Common Stock, the closing price of the Common Stock on the securities exchange having the greatest trading volume on a given trading day, or, if there have been no sales on a particular trading day, the average of the last reported bid and asked quotations on such exchange at the close of business for such trading day.

         "FBCC" has the meaning set forth in the preface above.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statement" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GBCC" has the meaning set forth in the preface above.

         "Grace" has the meaning set forth in the preface above.

         "Indemnified Party" has the meaning set forth in Section 11(d) below.

         "Indemnifying Party" has the meaning set forth in Section 11(d) below.


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         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investment Letter" means the letter delivered by each the Shareholder to Grace in respect of receipt of any of the Merger Consideration, the form of which is attached hereto as Exhibit E.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in the preface above.

         "Merger Sub" has the meaning set forth in the preface above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements. "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.


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         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Registration Rights Agreement" means the agreement so entitled; the form of which is attached hereto as Exhibit F.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any corporation or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or membership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, or amend the organizational and governing documents of such entity.

         "Shareholders" has the meaning set forth in the preface above.

         "Surviving Corporation" has the meaning set forth in Section 2(a) below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 11(d) below.


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2.       The Merger.

         (a) Surviving Corporation. On and subject to the terms and conditions of this Agreement and the GBCC and FBCC, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida.

         (b) Articles of Incorporation. The Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the FBCC.

         (c) Bylaws. The Bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the FBCC.

         (d) Directors. The directors of the Surviving Corporation shall consist of James M. Blanchard and Scott E. Barber as of the Effective Time and, all of such directors shall hold office until their respective successors are duly elected and qualified.

         (e) Officers. The officers of the Surviving Corporation shall consist of the persons and the offices set forth below as of the Effective Time, such officers to hold office until their respective successors are duly elected and qualified:

                  (i)      James M. Blanchard, President; and

                  (ii)     Vicki Rapson, Secretary.

         (f) Effective Time. The Parties shall cause a certificate of merger meeting the requirements of the GBCC and the FBCC (the "Certificate of Merger") to be properly executed and filed on the Closing Date with the Secretaries of State of the States of Georgia and Delaware, respectively. The Merger shall become effective as of the filing of a properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").

         (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Rogers & Hardin, LLP, counsel to Grace, in Atlanta, Georgia commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of al conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

3.       Conversion of Shares.


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         (a)      Company  Stock.  As of the  Effective  Time,  by virtue of the
Merger and any action on the part of any holder thereof:

                  (i) subject to Section 3(b), all of the shares of capital stock of the Company outstanding as of the Effective Time shall be converted into the right to receive Three Million One Hundred Thousand (3,100,000) shares of Common Stock (the "Merger Consideration"), all of which shares shall be delivered as follows: (A) Two Million Three Hundred Fifty Thousand (2,350,000) shares of the Merger Consideration shall be delivered to the Shareholders in accordance the allocation set forth in Schedule A attached hereto and (B) Six Hundred Twenty Thousand (620,000) shares of the Merger Consideration shall be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement
(the "Escrow Shares");

                  (ii) each share of the capital stock of the Company issued immediately prior to the Effective Time that is then held in the treasury of the Company shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor; and

                  (iii) each warrant, stock option or other right, if any, to purchase shares of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be cancelled.

         (b) Fractional Shares. No scrip or fractional shares of Common Stock shall be issued pursuant to this Agreement. If any Shareholder would otherwise have been entitled to a fractional share of common Stock hereunder, such Shareholder shall be entitled, after the later of (i) the Effective Time and (ii) the surrender of a Certificate or Certificates that represent such shares of the capital stock of the Company, to receive from Grace only the number of whole share of Common Stock into which such shares of the capital stock of the Company are convertible.

         (c) Merger Sub Shares. Each share of the common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to Grace or a wholly-owned subsidiary of Grace, as determined by Grace, and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (d)      Exchange of the Company Stock.

                  (i) From and after the Effective Time, upon surrender of a certificate or certificates which immediately prior thereto represented outstanding shares of the capital stock of the Company duly endorsed in blank (the "Certificate" or "Certificates"), the Certificate or Certificates so surrendered shall forthwith be canceled, and the Shareholders thereafter shall be entitled to receive the Merger Consideration in accordance with Sections 3(a) and (b) hereof. No portion of the Merger Consideration to be received pursuant to Sections 3(a) and (b) upon exchange of a Certificate may be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered. From the Effective Time until surrender in accordance with the provisions of this Section 3(d), each Certificate shall represent


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for all purposes only the right to receive the Merger Consideration. Delivery of certificates for the Common Stock in respect of shares of the Company that is made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                  (ii) In the case of any lost, mislaid, stolen or destroyed Certificate, a Shareholder may be required, as a condition precedent to delivery to the Shareholder of the Merger Consideration, to deliver to Grace a bond in such reasonable sum or a satisfactory indemnity agreement as Grace may direct as indemnity against any claim that may be made against Grace or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (iii) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of the capital stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration.

         (e) Tax-Deferred Reorganization. The Parties shall use their reasonable best efforts to cause the Merger to constitute a tax-deferred reorganization under Code Section 368(a). Grace represents that as of the date hereof, it has no plan or intention to liquidate, merge or cause the Surviving Corporation to sell or otherwise dispose of its assets, or do any other act that would jeopardize the qualification of the Merger contemplated by this Agreement as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. All parties covenant to report on their applicable federal and state tax returns the Merger and the consequences of the Merger consistently with the foregoing.

4. Representations and Warranties of the Company and Shareholders. The Company and the Shareholders, jointly and severally, represent and warrant to Merger Sub and Grace that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
4), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a)      Organization of the Company and Subsidiary.

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification. The Company has heretofore made available to Grace accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect, and its minute books and stock records. The Disclosure Schedule contains


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a true and correct list of the jurisdictions in which the Company is qualified to do business as a foreign corporation or branch of a foreign corporation.

                  (ii) Each Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to transact business, and is in good standing, as a foreign corporation or business entity or branch of a foreign corporation or business entity in each jurisdiction where the character of its activities requires such qualification. The Company has heretofore made available to Grace accurate and complete copies of the certificates of incorporation or organization, and bylaws or other operating or governing agreements, as currently in effect, and the minute books and stock or membership records of the Company. The Disclosure Schedule contains a true and correct list of the jurisdictions in which each Subsidiary is qualified to do business as a foreign corporation or branch of a foreign corporation.

         (b) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors and the Shareholders of the Company have duly authorized the execution, delivery, and performance of this Agreement by the Company. This Agreement constitutes the valid and legally binding obligation of each of the Company and the Shareholders, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including, without limitation, consummation of the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company, the Shareholders or any of their respective Subsidiaries or Affiliates is subject or any provision of the Articles of Incorporation or bylaws of the Company and the charters or bylaws, or organizational documents or operating agreements of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries or the Shareholders and their Affiliates is a party or by which it or they are bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of the Company's assets). None of the Company and its Subsidiaries or the Shareholders and their Affiliates needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including consummation of the Merger), other than the filing of the Certificate of Merger.

         (d) Brokers' Fees. Neither the Company nor any Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the


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transactions contemplated by this Agreement for which Grace or any of its
Affiliates could become liable or obligated. None of the Affiliates of the Company or any Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet

         (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock or membership interests of each class of its capital stock or other equity interest, (iii) the number of issued and outstanding shares of each class of its capital stock or membership or other equity interests, the names of the holders thereof, and the number of shares or interests held by each such holder, and (iv) the number of shares or interests of its capital stock, membership interests or other equity interest held in treasury. All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares or equity interests of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other equity interest of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other equity interest. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity interest in any corporation, partnership, trust, or other business association that is not a Subsidiary of the Company.

         (g) Capitalization. The entire authorized capital stock of the Company consists of 3,100,000 shares of common stock, $.01 par value, of which 3,100,000 shares are issued and outstanding and 0 shares are held in treasury. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth in Section 4(g) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts,


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proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         (h) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in the Shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 (the "Most Recent Fiscal Year End") for the Company. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

         (i) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                  (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (iii) no party (including the Company or any Shareholder) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which it is bound;

                  (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;


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                  (vii)    the Company has not issued any note, bond, or other
debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,000 singly or $5,000 in the aggregate;

                  (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the articles of incorporation, or bylaws of the Company;

                  (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or membership interests, as the case may be, (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) the Company has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby);

                  (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company or the Shareholders; and

                  (xxiii) neither the Company nor any Shareholder has committed to any of the foregoing.

         (j) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (k) Legal Compliance. The Company and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l)      Tax Matters.

                  (i)      The Company has made a valid election pursuant to
Section 1362(a) of the Code to be an "S corporation" within the meaning of
Section 1361(a)(1) of the Code and has continued to qualify as such for all taxable years since its formation and will continue to so qualify through the Effective Time. In the past ten (10) years, the Company has not acquired assets from another corporation in a transaction in which the Company's tax basis for the assets so acquired was determined, in whole or in part, by reference to the tax basis of such assets (or any other property) in the hands of the transferor of such assets. The Company has timely filed all Tax Returns that were required to be filed prior to the date hereof. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder or other third party.

                  (iii) No Shareholder or member or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholders (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority.
Section 4(l) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Grace correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

                  (vi) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                   (vii) Section 4(l) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby):

                           (A)      the basis of the Company in its assets;

                           (B)      the amount of any net operating loss, net
capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and

                           (C)      the amount of any deferred gain or loss
allocable to the Company arising out
of any Deferred Intercompany Transaction.

         (m)      Real Property.

                  (i)      The Company owns no real property.

                  (ii) Section 4(m)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Grace correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m)(ii) of the Disclosure Schedule:

                           (A)      the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect;

                           (B)      the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the consummation of the Merger);

                           (C)      the Company is not, nor to the  Knowledge
of the Company or the Shareholders, is any other party to the lease or sublease is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      the Company has not, nor to the  Knowledge
of the Company or the Shareholders, has any other party to the lease or sublease repudiated any provision thereof;

                           (E)      there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease;

                           (F)      with respect to each sublease, the
representations and warranties set forth in subsections (A) through (E) above are, to the Knowledge of the Company or the Shareholders, true and correct with respect to the underlying lease;

                           (G)      the Company has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H)      all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required of the Company in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I)      all facilities  leased or subleased
thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

         (n)      Intellectual Property.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by Grace or the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (iii) Section 4(n)(iii) of the Disclosure Schedule identifies each patent or registration (including, without limitation, any state or federal trademark or copyright registration) which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration (including, without limitation, any state or federal trademark or copyright application for registration) which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Grace correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Grace correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(n)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(n)(iii) of the Disclosure Schedule:

                           (A)      The Company  possess all right,  title,  and
interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B)      the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

                           (C)      no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D)      the Company has never agreed to indemnify
any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(n)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Grace correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(n)(iv) of the Disclosure Schedule;

                           (A)      the license,  sublicense,  agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B)      the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the consummation of the Merger);

                           (C)      no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                           (E)      with respect to each sublicense, the
representations and warranties set forth in subsections (A) through (D) above are, to the Knowledge of the Company and the Shareholders, true and correct with respect to the underlying license;

                           (F)      the underlying item of Intellectual Property
is not, to the Knowledge of the Company and the Shareholders, subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G)      no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H)      the Company has not granted any sublicense
or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of any of the Shareholders and the managers, directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         (o) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $2,500 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $2,500;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving any of the Shareholders or their Affiliates;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii)   any collective bargaining agreement;

                  (ix)     any agreement for the employment of any individual on

a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000 or providing severance benefits;

                  (x)      any agreement under which it has advanced or loaned

any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Company has delivered to Grace a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (q) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and are reasonably expected to be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to the

Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the commencement of the Company's operations:

                  (i)      the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered since the commencement of operations by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements operated by the Company.

         (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule are reasonably expected to result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Company has any Basis to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (u)      Product Warranty; Y2K

                  (i) Each product or service either manufactured, sold, leased, provided or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or service either manufactured, sold, leased, provided or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

                  (ii) the computer hardware and software systems used for the storage and processing of the Company's data ("Systems") are Millennium Compliant, none of the Systems, operations or business functions will be adversely affected by any third party's failure to be Millennium Complaint, all of the Company's suppliers, customers and third party providers (as such Persons affect the services to be provided to the Company hereunder) are Millennium Compliant, and the Company is taking, or has taken, all necessary and appropriate action to address and remedy any known or reasonably expected deficiencies in the Systems from becoming Millennium Compliant. As used in this Agreement, "Millennium Compliant" shall mean the ability of the Systems to provide the following functions, without human intervention, individually and in combination with other products or systems:

                           (A)      consistently handle date information before,
during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates;

                           (B)      function accurately and without interruption
before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century;

                           (C)      respond to two-digit date input in a way
that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

                           (D)      store and provide output of date information
in ways that are unambiguous as to century.

         (v) Product Liability. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product or service either manufactured, sold, leased, provided or delivered by the Company.

         (w) Employees. To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (x)      Employee Benefits.

                  (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                           (A)      Each such Employee Benefit Plan (and each
related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B)      All required reports and descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C)      All contributions (including all employer
contributions and employee salary reduction contributions) which are required to be paid prior to the date hereof have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D)      Each such  Employee  Benefit  Plan which is
an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (E)      The market value of assets under each such
Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F)      The Company has delivered to Grace correct
and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Company, and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A)      No such Employee  Benefit Plan which is an
Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened.

                           (B)      There have been no Prohibited Transactions
with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C)      The Company has not incurred, and none of
the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur; any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) Neither the Company nor the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) The Company does not maintain, nor ever has maintained, nor contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         (y) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (z)      Environment, Health, and Safety.

                  (i) The Company and its Affiliates have complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its Affiliates have obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) The Company has no Liability (and the Company and its Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Company and its Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (aa) Certain Business Relationships with the Company. None of the Shareholders and their Affiliates has been involved in any business arrangement or relationship the Company within the past 12 months, and none of the Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in and necessary for the business of the Company.

         (ab) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. Representations and Warranties of Shareholders. Each of the Shareholders, severally (and in proportion to their respective shares of the Merger Consideration) and not jointly, represents and warrants to Grace that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this

Agreement throughout this Section 5) with respect to himself or itself, except as set forth in Annex I attached hereto.

         (a) Organization of Certain Shareholders. If one or more of the Shareholders is a corporation, partnership or other business entity, such Shareholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization.

         (b) Authorization of Transaction. Each Shareholder has full power and authority (including, if one or more of the Shareholders is a corporation or other business entity, full corporate or other organizational power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions. No Shareholder is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Shareholder is subject or, if the Shareholder is a corporation, any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Shareholder is a party or by which he or it is bound or to which any of his, her or its assets is subject.

         (d) Brokers' Fees. No Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Grace could become liable or obligated.

         (e) Investment. Each Shareholder (i) understand that the Merger Consideration has not been, and, except as otherwise provided in the Registration Rights Agreement, will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Merger Consideration solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Grace and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Consideration, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Consideration, and (vi) is an Accredited Investor for the reasons set forth on Annex I. The Shareholders each agree to execute and deliver to Grace the Investment Letter, which each Shareholder acknowledges and agrees contains additional representations, warranties and covenants with respect to the Shareholder's holding of the Merger Consideration.

         (f) Capital Stock. Each Shareholder holds of record and owns beneficially the number of shares of capital stock of the Company set forth next to his, her or its name in Section 5(f) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require any Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Shareholder is a party to any voting trusts, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

6. Representations and Warranties of Grace. Grace and Merger Sub, jointly and severally, represent and warrant to the Shareholders that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6.

         (a) Organization of Merger Sub and Grace. Merger Sub and Grace are each corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their respective incorporation.

         (b) Authorization of Transaction. Each of Merger Sub and Grace has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Merger Sub and Grace, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the consummation of the Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Merger Sub or Grace is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Merger Sub or Grace is a party or by which it is bound or to which any of its assets is subject. Neither Merger Sub nor Grace need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the consummation of the Merger).

         (d) Brokers' Fees. Neither Grace nor Merger Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the Shareholders could become liable or obligated.

         (e) Capitalization; Merger Consideration. The authorized capital stock of Grace consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which 82,033,457 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. The shares of Common Stock constituting the Merger Consideration, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable.

         (f) SEC Reports and Grace Financial Statements. Since September 28, 1999, Grace has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by it through the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such forms, reports, schedules, statements, amendments and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC Reports"). The SEC Reports, at the time filed, (i) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act. Except with respect to matters previously disclosed in the SEC Letter, the financial statements of Grace (including the related notes and schedules thereto) included in the SEC Reports (the "Grace Financial Statements") (A) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-QSB promulgated by the SEC) and (C) fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments) (a) the financial position of Grace, (b) the results of its operations and (c) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be. Except with respect to matters previously disclosed in the SEC Letter, since the date of the last SEC Report, there has been no material adverse change in the financial condition, operations or business of Grace.

7. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

         (b) Notices and Consents. The Company will give any notices to third parties, and the Company will use its reasonable best efforts to obtain any third party consents, that Grace reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4(c) and Section 6(c) above.

         (c) Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company or any Shareholder has incurred or may incur in connection with this Agreement and the transactions contemplated hereby, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

         (d) Preservation of Business. The Company will maintain its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. The Company will permit representatives of Grace to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 4, Section 5 and
Section 6 above.

         (g) Exclusivity. The Company will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify Grace immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

8. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below). the Shareholders acknowledge and agree that from and after the Closing, Grace will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or its predecessor, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below).

         (c) Transition. None of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company, Grace or any of its Subsidiaries after the Closing as it maintained with the Company prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the businesses of the Company to Grace or the Surviving Corporation from and after the Closing.

         (d) Confidentiality. Each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Grace or destroy, at the request and option of Grace, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholder will notify Grace promptly of the request or requirement so that the Company or Grace may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his or its reasonable best efforts to obtain, at the reasonable request of the Grace, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Grace shall designate.

         (e) Covenant Not to Compete. For a period of five years from and after the Closing Date, none of the Shareholders will engage directly or indirectly in any business, which, or a substantial part of which, engages, within the United States of America, in the installation and servicing of computers; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Merger Consideration. Certificates representing the Merger Consideration will be imprinted with a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RECOUPMENT AND INDEMNIFICATION PROVISIONS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 28, 2000 (THE "AGREEMENT") AMONG THE ISSUER OF SHARES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER PERSONS. THIS CERTIFICATE WAS ORIGINALLY ISSUED ON MARCH _, 2000, AND SUCH SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT. THE ISSUER OF THIS CERTIFICATE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

Each Shareholder desiring to transfer any of the Merger Consideration first must furnish Grace with (i) a written opinion reasonably satisfactory to Grace in form and substance from counsel reasonably satisfactory to Grace by reason of experience to the effect that the holder may transfer such shares as desired without registration under the Securities Act; (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Grace in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein and (iii) comply with any other applicable terms and conditions contained in the Investment Letter to which such Shareholder is a party.

         (g) Trading in Grace Securities. At any time that any of the Shareholders are in possession of any material, nonpublic information regarding Grace, such Shareholders shall refrain from purchasing or selling any shares of the Common Stock or disclosing such information to any other person. The provisions of this Section 8(g) shall survive the termination of this Agreement for any reason.

         (h) Personal Guarantees; Certain Obligations. (a) Following the Closing, Grace agrees to use its best reasonable efforts to have itself substituted for the personal guarantees of the Shareholders as listed on
Schedule 8(h)(i) of the Disclosure Schedule. Grace agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences that any of them may suffer arising out of the nonpayment of the obligations listed on
Schedule 8(h)(i) by the Company. (b) Grace agrees that it will cause, and provide the necessary resources to, the Company to pay, within ninety (90) days following the Closing, the obligations listed in Schedule 8(h)(ii). (c) Grace agrees that it will cause, and provides the necessary resources to, the Company to bring current the accounts payables listed in Schedule 8(h)(iii) within ninety (90) days following the Closing. (d) Grace, the Company and the Shareholders acknowledge and agree that the Shareholders shall be solely responsible for any liability that the Company may have in respect of the obligations listed in Schedule 8(h)(iv).

9.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of Grace. The obligation of Grace to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
Section 4 and Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Company and the Shareholders, as the case may be, shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Company and the Shareholders, as the case may be, shall have procured all of the third party consents specified in Section 7(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Grace to own the Company or to operate the businesses of the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Company and the Shareholders shall have delivered to Grace a certificate to the effect that each of the conditions specified above in Section 9(a)(i)-(iv) is satisfied in all respects;

                  (vi) the Company and Grace shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c) and Section 6(c) above;

                  (vii) Grace shall have received evidence in form and substance reasonably satisfactory to it, that certain employment agreements shall have been duly executed and delivered by the parties thereto;

                  (viii) Grace shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to Grace, and dated as of the Closing Date;

                  (ix) Grace shall have received the resignations, effective as of the Closing, of each director and officer of the Company or any Subsidiary other than those whom Grace shall have specified in writing prior to the Closing;

                  (x) Grace shall have received satisfactory evidence of the cancellation of any deferred compensation or unreimbursed expenses owed by the Company or any Subsidiary to any of the Shareholders; and

                  (xi) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Grace.

Grace may waive any condition specified in this Section 9(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Shareholders. The obligation the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Grace shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) Grace shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in
Section 9(b)(i)-(iii) is satisfied in all respects;

                  (v) the Company and Grace shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c) and Section 6(c) above;

         (vi) the Shareholders shall have received from counsel to Grace an opinion in form and substance as set forth in Exhibit C attached hereto, addressed the Shareholders, and dated as of the Closing Date;

         (vii) the Shareholders and Grace shall have entered into the Registration Rights Agreement; and

                  (viii) all actions to be taken by Grace in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders.

The Shareholders may waive any condition specified in this Section 9(b) if it executes a writing so stating at or prior to the Closing.

10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Grace and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Grace may terminate this Agreement by giving written notice the Shareholders at any time prior to the Closing (A) in the event either the Company or the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Grace has notified the Company or the Shareholders, as the case may be, of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 15, 2000, by reason of the failure of any condition precedent under Section 9(a) hereof (unless the failure results primarily from Grace itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Shareholders may terminate this Agreement by giving written notice to Grace at any time prior to the Closing (A) in the event Grace has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Shareholders have notified Grace of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 15, 2000, by reason of the failure of any condition precedent under Section 9(b) hereof (unless the failure results primarily from the Company or the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, except with respect to obligations of confidentiality, which shall survive any such termination, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.      Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations, warranties and covenants contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). Such representations, warranties and covenants shall continue in full force and effect

(i) forever thereafter (subject to any applicable statutes of limitations) with respect to the representations and warranties contained in
Section 4(a) - (d), (f), (g), (l), (x) and (z), and in Sections 5, 6 and the covenants contained herein and (ii) until June 30, 2001 with respect to the other representations and warranties contained in Section 4.

         (b)      Indemnification Provisions for Benefit of Grace.

                  (i) In the event the Company or Shareholders breach (or in the event any third party alleges facts that, if true, would mean the Company or the Shareholders have breached) any of their representations and warranties contained in this Agreement (other than the representations and warranties contained in Section 5 and any covenant contained in this Agreement, indemnification for breach of which shall be governed by Section 11(b)(ii) hereof), and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Grace makes a written claim for indemnification pursuant to Section 12(h) below within such survival period, then the Shareholders agree to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Grace may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) In the event any of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of his or its representations and warranties contained in Section 5 or any covenant contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Grace makes a written claim for indemnification against the breaching Shareholder pursuant to Section 12(h) below within such survival period, then the breaching Shareholder agrees to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Grace may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (iii) The Shareholders, severally and not jointly, agree to indemnify Grace from and against the entirety of any Adverse Consequences that Grace may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                           (A)      any Liability of the Company or its
predecessors for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, or

                           (B)      any Liability of the Company for the unpaid
Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Indemnification Provisions for Benefit of the Shareholders. In the event Grace or Merger Sub breaches (or in the event any third party alleges facts that, if true, would mean that Grace or Merger Sub has breached) any of their respective representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that any of the Shareholders makes a written claim for indemnification against Grace pursuant to Section 12(h) below within such survival period, then Grace agrees to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (d)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the lndemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11(d)(ii) above,
(A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party

Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv)     In the event any of the conditions in Section 11(d)
(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 11.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 11. All indemnification payments under this Section 11 shall be deemed adjustments to the Purchase Price.

         (f) Recoupment under Escrow Agreement. Notwithstanding any other indemnification provisions contained in this Section 11, Grace agrees that, to the extent that it suffers any Adverse Consequences as the result of a breach by the Company and the Shareholders of the representations and warranties contained in Section 4 of this Agreement, it will first recoup such losses by proceeding in accordance with the Escrow Agreement against the Escrow Shares. To the extent that the Escrow Shares shall be insufficient to satisfy any such claim or claims, Grace may then seek any other indemnification to which it is entitled under this Section 11. Nothing herein shall be construed as limiting Grace from seeking any other indemnification to which it is entitled under this
Section 11 for the breach of the representations and warranties contained in
Section 5 of this Agreement or for the breach of any of the covenants made by the Company or the Shareholders hereunder.

         (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Shareholders hereby agrees that he or it will not make any claim for indemnification against Grace by reason of the fact that he or it was a director, officer, employee, or agent of the Company or its predecessor or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Grace against such Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         (h) Limitation on Liability. Notwithstanding the foregoing, an Indemnifying Party shall not be obligated to indemnify an Indemnified Party for any Adverse Consequences suffered hereunder the aggregate value of which exceeds the aggregate Fair Market Value of the Merger Consideration as of the Closing Date.

12.      Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in Section 11 hereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the matters contained herein.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Grace may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Grace nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If Grace or Merger Sub:

                  1960 Chantilly Drive
                  Atlanta, Georgia  30324
                  Attention:  James Blanchard

                  Copy to:

                  Rogers & Hardin, LLP
                  2700 International Tower
                  229 Peachtree Street NE
                  Atlanta, Georgia  30303
                  Attention:  Michael Rosenzweig

                  If to the Company:

                  650 Douglas avenue, Suite 1020
                  Altamonte Springs, Florida  32714
                  Attention:  Richard Warren


                  Copy to:

                  Gray, Harris & Robinson, P.A.
                  201 East Pine Street, Suite 1200
                  Orlando, Florida  32801
                  Attention:  William A.Grimm, Esq.


                  If to the Shareholders:

                  C/O Alpha Computer Systems, Inc.
                  650 Douglas Avenue, Suite 1020
                  Altamonte Springs, Florida  32714
                  Attention:  Richard Warren

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Grace and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company agrees that it has not borne, nor will it bear, any of the costs and expenses of the Shareholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Company also agrees that it has not paid any amount to any third party with respect to any of the costs and expenses of it or the Shareholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.
Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(h) above. Nothing in this Section
11(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         (q) Tax Matters. Any agreement between the Company and any of its Affiliates regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing. The Parties will (i) cooperate in the preparation and filing of an election under Code Section 338(h)(10) and (ii) take all such action as is required in order to give effect to the election for state, local, and foreign Tax purposes to the greatest extent permitted by law.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                               AVANA ACQUISITION SUB II, INC.



                                               By:
                                                   ---------------------------
                                               Title:
                                                     -------------------------
                                               GRACE DEVELOPMENT, INC.



                                               By:
                                                   ---------------------------

                                               Title:
                                                      ------------------------


                                               ALPHA COMPUTER SERVICES, INC.



                                               By:
                                                   ---------------------------
                                               Title:
                                                     -------------------------


                                               SHAREHOLDERS:



                                               --------------------------------
                                               O. E. "Randy" Ray




                                               --------------------------------
                                               Wendy Lewis




                                               --------------------------------
                                               Richard Warren

                               INDEX TO EXHIBITS



EXHIBIT A--HISTORICAL FINANCIAL STATEMENTS
EXHIBIT B--FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT C--FORM OF OPINION OF COUNSEL TO GRACE
EXHIBIT D--FORM OF ESCROW AGREEMENT
EXHIBIT E - FORM OF INVESTMENT LETTER
EXHIBIT F--FORM OF REGISTRATION RIGHTS AGREEMENT
DISCLOSURE SCHEDULE--EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
SCHEDULE A - ALLOCATION OF MERGER CONSIDERATION

                                                                       EXHIBIT A

                                INCOME STATEMENT
                          ALPHA COMPUTER SERVICE, INC.
                        Period: 12/01/1999 to 12/31/1999

                                         0099 CURRENT PERIOD             0099 YEAR-TO-DATE
                                               ACTUALS                        ACTUALS
                                          All Sub Accounts                All Sub Accounts
                                       Amount            Ratio         Amount          Ratio
SALES - PRODUCT                       $ 99,098.09         31.37        $1,436,327.25    40.02
CREDITS - PRODUCT                       (2,447.74)          .77-         (195,761.03)    5.45-
SALES - TIME & MATERIAL                 81,069.89         25.66           770,219.99    21.46
CREDITS - TIME & MATERIAL                 (614.13)          .19-          (26,642.03)     .74-
SALES - SUPPORT AGREEMENTS             141,091.45         44.66         1,698,517.78    47.33
CREDITS - SUPPORT AGREEMENTS            (2,308.70)          .73-          (93,877.16)    2.62-
                                      -----------                      -------------
NET SALES                             $315,888.86        100.00        $3,588,784.80   100.00

COSTS OF GOODS SOLD
COGS - MATERIAL SUPPORT AGREE         $ 13,882.07          4.39        $  130,834.03     3.65
COGS - MATERIAL PRODUCT                 66,986.23         21.21           860,121.96    23.97
COGS - LABOR                            64,085.79         20.29           761,307.53    21.21
COGS - TRAVEL                            8,536.35          2.70            76,066.08     2.12
COGS - OUTSIDE SERVICE                   7,732.54          2.45           138,833.15     3.87
COGS - FREIGHT SUPPORT AGREE             4,710.87          1.49            51,442.16     1.43
COGS - FREIGHT PRODUCT                   2,171.81           .69            29,343.24      .82
COGS - OTHER                                 0.00           .00               (92.05)     .00-
                                      -----------                      -------------
TOTAL COST OF GOODS SOLD              $168,105.66         53.22        $2,047,856.10    57.06
                                      -----------                      -------------
TOTAL DEPARTMENT EXPENSES             $ 51,664.68         16.36        $  447,058.37    12.46
                                      -----------                      -------------
    GROSS MARGIN                      $ 96,118.52         30.43        $1,093,870.33    30.48
                                      -----------                      -------------
TOTAL SELLING EXPENSES                $ 18,860.06          5.97        $  176,304.20     4.91
TOTAL ADMINISTRATIVE EXPENSES          125,999.72         39.89           949,931.75    26.47
                                      -----------                      -------------
TOTAL SELL & ADMIN EXPENSE            $144,859.78         45.86        $1,126,235.95    31.38
                                      -----------                      -------------
    NET OPERATING INCOME              $(48,741.26)        15.43-       $  (32,365.62)     .90-
                                      -----------                      -------------
MISCELLANEOUS INCOME
MISCELLANEOUS INCOME                  $  2,260.00           .72        $    5,461.01      .15
                                      -----------                      -------------
TOTAL MISCELLANEOUS INCOME            $  2,260.00           .72        $    5,461.01      .15
                                      -----------                      -------------
MISCELLANEOUS EXPENSES
AMORTIZATION EXPENSE                     9,196.37          2.91           110,356.44     3.08
INTEREST EXPENSE                         3,347.40          1.06            45,906.61     1.28
PENALTIES                                   40.03           .01               506.03      .01
                                      -----------                      -------------
TOTAL MISCELLANEOUS EXPENSES          $ 12,583.80          3.98        $  156,769.08     4.37
                                      -----------                      -------------
NET INCOME BEFORE TAXES               $(59,065.06)        18.70-       $ (183,673.69)    5.12-
                                      ===========                      =============

                          ALPHA COMPUTER SERVICE, INC.
                                 BALANCE SHEET
                                As of 12/31/1999

                                                     0099
                                                    ACTUALS
                                                All Sub Accounts
ASSETS

CURRENT ASSETS

CASH                               $(86,133.30)
ACCOUNTS RECEIVABLE                 368,664.72
ACCOUNTS RECEIVABLE - EMPLOYEE       17,146.60
ACCOUNTS RECEIVABLE - OFFICERS        5,102.70
NOTES RECEIVABLE - ZYTEK             23,333.03
INVENTORY - FIFO                    429,005.95
UNINVOICED DROP SHIPMENTS            (1,261.32)
PREPAID EXPENSES                      2,102.00
                                   -----------
TOTAL CURRENT ASSETS                                $ 757,960.38

PROPERTY AND EQUIPMENT

MACHINERY & EQUIPMENT                76,492.06
AUTO & TRUCKS                       212,787.84
FURNITURE & FIXTURES                 30,943.57
                                   -----------

PROPERTY AND EQUIPMENT                              $ 320,223.47
ACCUMULATED DEPRECIATION                             (188,296.28)
                                                    ------------
TOTAL PROPERTY AND EQUIPMENT                        $ 131,927.19

OTHER ASSETS

PURCHASED CONTRACT RIGHTS          $(27,910.90)
NON-COMPETE AGREEMENTS              201,500.00
OTHER MISCELLANEOUS ASSETS           12,813.46
                                   -----------

TOTAL OTHER ASSETS                                  $ 186,402.56
                                                    ------------
TOTAL ASSETS                                                       $1,076,290.13
                                                                   =============

                         ALPHA COMPUTER SERVICES, INC.
                                 BALANCE SHEET
                                 As of 12/31/99

                                                                         0099
                                                                        ACTUALS
                                                                All Sub Accounts
LIABILITIES

CURRENT LIABILITIES

ACCOUNTS PAYABLE - TRADE                  $ 598,010.63
UNINVOICED RECEIVINGS                        (3,928.16)
NOTE PAYABLE-BARNETT BANK LOAN               14,375.53
ACCRUED SALES                               140,200.62
NOTES PAYABLE - DHS                          26,346.82
NOTE PAYABLE - W&R INVESTMENT                23,957.05
NOTES PAYABLE - W. LEWIS                     29,500.00
LINE OF CREDIT                               50,390.61
NOTES PAYABLE-CURRENT PORTION               202,520.68
DEPOSIT - CUSTOMER SALES ORDER                3,843.64
ACCRUED PAYROLL                              26,094.25
ACCRUED PAYROLL TAXES & OTHER                57,917.48
ACCRUED STATE SALES TAX                         726.08
ACCRUED EXPENSES                             (4,433.76)
                                           -----------
TOTAL CURRENT LIABILITIES                                     $ 1,165,521.47

LONG TERM LIABILITIES

NOTES PAYABLE                             $ 433,537.21
CURRENT PORTION - LONG TERM                (202,346.95)
                                           -----------
TOTAL LONG TERM LIABILITIES                                   $  231,190.26
                                                               ------------

STOCKHOLDERS EQUITY

S-CORP DISTRIBUTION ACCOUNT                 (86,577.74)
CAPITAL STOCK - COMMON VOTING
$0.01 PAR VALUE, 500 SHARE AUTHORIZED,
ISSUED AND OUTSTANDING.
COMMON STOCK                                      5.00
ADDITIONAL PAID IN CAPITAL                   34,320.98
RETAINED EARNINGS                           (84,496.15)
CURRENT YEAR RETAINED EARNINGS            $(183,673.69)
                                           -----------
TOTAL STOCKHOLDERS EQUITY                                     $(320,421.60)

TOTAL LIABILITIES & EQUITY                                                        $1,076,290.13
                                                                                   ============

                                                                     EXHIBIT (b)


                         ALPHA COMPUTER SERVICES, INC.

                              FINANCIAL STATEMENTS

                WITH INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

                               December 31, 1997

                                    CONTENTS

                                                                            Page

INDEPENDENT ACCOUNTANT'S COMPILATION REPORT                                   1

BALANCE SHEET                                                                 2

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT                               3

                                [VESTAL & WILER
                                 --------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  LETTERHEAD]


                  INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

Alpha Computer Services, Inc.
Altamonte Springs, Florida

We have compiled the accompanying balance sheet of Alpha Computer Services, Inc. (a Florida S Corporation) as of December 31, 1997 and the related statement of operations and accumulated deficit for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles.
If the omitted disclosures and statement of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                             /s/ Vestal & Wiler
                                             Certified Public Accountants

July 31, 1998

                         ALPHA COMPUTER SERVICES, INC.

                                 BALANCE SHEET

                               December 31, 1997

                                     ASSETS

CURRENT ASSETS:
  Cash                                            $   44,367
  Accounts and notes receivable                      364,908
  Inventories                                        201,715
  Employee advances                                    4,173
  Prepaid expenses                                     8,825
  Loans to shareholders                               14,102
                                                  ----------
      TOTAL CURRENT ASSETS                           638,090
                                                  ----------
PROPERTY AND EQUIPMENT -- Net of accumulated
  depreciation of $89,023                             60,732
                                                  ----------

OTHER ASSETS:
  Intangible assets, net of accumulated
    amortization of $471,885                         394,302
  Other                                                4,778
                                                  ----------
      TOTAL OTHER ASSETS                             399,080
                                                  ----------
                                                  $1,097,902
                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Current maturities of long-term debt              $  202,520
  Notes payable -- shareholders                         41,457
  Accounts payable                                     146,631
  Accrued liabilities                                   39,478
  Customer deposits                                    137,551
                                                    ----------
    TOTAL CURRENT LIABILITIES                          567,637
                                                    ----------
LONG-TERM DEBT                                         500,855
                                                    ----------

STOCKHOLDERS' EQUITY:
  Common stock -- $0.01 par value; 2,000 shares
    authorized, 500 shares issued and outstanding            5
  Additional paid-in capital                            34,321
  Accumulated deficit                                   (4,916)
                                                    ----------
    TOTAL STOCKHOLDERS' EQUITY                          29,410
                                                    ----------
                                                    $1,097,902
                                                    ==========



                See independent accountant's compilation report.

                         ALPHA COMPUTER SERVICES, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the Year Ended December 31, 1997



NET SALES                                              $2,983,245

COST OF SALES                                           1,877,769
                                                       ----------
GROSS PROFIT                                            1,105,476

OPERATING EXPENSES                                        903,287
                                                       ----------
INCOME FROM OPERATIONS                                    202,189
                                                       ----------
OTHER INCOME (EXPENSE):
  Interest expense                                        (96,916)
  Other                                                     6,824
                                                       ----------
    OTHER EXPENSE -- NET                                  (90,092)
                                                       ----------
NET INCOME                                                112,097

ACCUMULATED DEFICIT -- Beginning of year                 (117,013)
                                                       ----------
ACCUMULATED DEFICIT -- End of year                     $   (4,916)
                                                       ==========


                See independent accountant's compilation report.

                                                                     EXHIBIT (h)


                         ALPHA COMPUTER SERVICES, INC.

                              FINANCIAL STATEMENTS

                WITH INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

                           December 31, 1998 and 1997

                                    CONTENTS


                                                                            PAGE
INDEPENDENT ACCOUNTANT'S COMPILATION REPORT                                   1

BALANCE SHEETS                                                                2

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT                              3

                          [VESTAL & WILER LETTERHEAD]


                  INDEPENDENT ACCOUNTANT'S COMPILATION REPORT


Alpha Computer Services, Inc.
Altamonte Springs, Florida

We have compiled the accompanying balance sheets of Alpha Computer Services, Inc. (a Florida S Corporation) as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit for the years then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statements of cash flows required by generally accepted accounting principles. If the omitted disclosures and statements of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                        Vestal & Wiler
                                        Certified Public Accounts

August 12, 1999

                         ALPHA COMPUTER SERVICES, INC.

                                 BALANCE SHEETS

                           December 31, 1998 and 1997


                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
CURRENT ASSETS:
  Cash                                                        $   44,401   $   44,367
  Accounts and notes receivable                                  403,031      364,908
  Inventories                                                    365,477      201,715
  Employee advances                                                7,388        4,173
  Prepaid expenses                                                 2,351        8,825
  Loans to shareholders                                           20,937       14,102
                                                              ----------   ----------
          TOTAL CURRENT ASSETS                                   843,585      638,090

PROPERTY AND EQUIPMENT - Net of accumulated depreciation of
  $139,941 and $89,023                                           181,191       60,732
                                                              ----------   ----------
OTHER ASSETS:
  Intangible assets, net of accumulated amortization of
     $582,242 and $471,885                                       283,945      394,302
  Other                                                           12,578        4,778
                                                              ----------   ----------
          TOTAL OTHER ASSETS                                     296,523      399,080
                                                              ----------   ----------
                                                              $1,321,299   $1,097,902
                                                              ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         1998           1997
                                                      ----------     ----------
CURRENT LIABILITIES:
  Current maturities of long-term debt                $  202,520        202,520
  Notes payable                                           68,518             --
  Notes payable - shareholders                            41,457         41,457
  Accounts payable                                       443,629        146,631
  Accrued liabilities                                     87,165         39,478
  Customer deposits                                      154,451        137,551
                                                      ----------     ----------
         TOTAL CURRENT LIABILITIES                       997,740        567,637
                                                      ----------     ----------

LONG-TERM DEBT                                           424,338        500,855
                                                      ----------     ----------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock - $0.01 par value; 2,000 shares
    authorized, 500 shares issued and outstanding              5              5
  Additional paid-in capital                              34,321         34,321
  Accumulated deficit                                   (135,105)        (4,916)
                                                      ----------     ----------

         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)           (100,779)        29,410
                                                      ----------     ----------

                                                      $1,321,299     $1,097,902
                                                      ==========     ==========

                See independent accountant's compilation report.

                         ALPHA COMPUTER SERVICES, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                 For the Years Ended December 31, 1998 and 1997


                                                 1998              1997
                                               ---------        ----------
NET SALES                                     $3,520,992        $2,983,245

COST OF SALES                                  2,502,571         1,877,769
                                               ---------         ---------

GROSS PROFIT                                   1,018,421         1,105,476

OPERATING EXPENSES                             1,058,300           903,287
                                               ---------         ---------

INCOME (LOSS) FROM OPERATIONS                    (39,879)          202,189
                                               ---------         ---------

OTHER INCOME (EXPENSE):
   Interest expense                              (50,425)          (96,916)
   Other                                           7,223             6,824
                                               ---------         ---------

      OTHER EXPENSE - NET                        (43,202)          (90,092)
                                               ---------         ---------

NET INCOME (LOSS)                                (83,081)          112,097

ACCUMULATED DEFICIT - Beginning of year           (4,916)         (117,013)
                                               ---------

S Corporation distributions                      (47,108)               --
                                               ---------         ---------

ACCUMULATED DEFICIT - End of year             $ (135,105)       $   (4,916)
                                               =========         =========

                See independent accountant's compilation report.

                                                                       EXHIBIT B


                    FORM OF OPINION OF COUNSEL TO THE COMPANY


1. The Company was formed under the Florida Business Corporation Law (the "Act") and is in good standing under the Act.

2.   The Company has been organized under the Act.

3. The Company has the corporate power to conduct its business and to execute and deliver the Agreement and to perform its obligations thereunder.

4. Randall Ray, as President of the Company, has been authorized by all necessary corporate action on behalf of the Company to execute and deliver the Agreement and to perform the obligations contemplated by the Agreement (including, in particular, the consummation of the merger of Avana Acquisition Sub II, Inc. with and into the Company).

5. Randall Ray, as President of the Company, has executed and delivered the Agreement on behalf of the Company.

6. Subject to the limitations contained in the next paragraph and elsewhere herein, the Agreement is a valid, binding and enforceable obligation of the Company.

     The foregoing opinion concerning the validity, binding effect, and enforceability of the Agreement means that, with respect to the Company only, (a) the Agreement constitutes an effective contract under applicable law; (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to contractual defenses; and (c) subject to the remainder of this paragraph, some remedy is available if the Company is in material default under the Agreement. These opinions do not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity and binding effect of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

7. The execution and delivery of the Agreement and the consummation of the transactions described therein or effected thereby do not, to our knowledge, constitute a breach or default of any material agreements pursuant to which the Company is bound.

8. The execution and delivery of the Agreement, the duty of the Company to perform its obligations under the Agreement and the exercise by the Company of its rights created by the Agreement do not (i) violate the Company's Articles of Incorporation or its Bylaws, (ii) to our knowledge, violate a judgment, decree or order of any court, which judgment, decree or order is expressly binding on the Company, or (iii) contravene any statute, law, regulation or rule of the State of Florida and the United States (assuming performance in accordance with the Agreement) which in our experience are normally applicable to transactions of the type contemplated by the Agreement.

9. The authorized capital stock of the Company consists of shares of common stock, $____ par value, of which ____ shares are issued and outstanding.

10. To our knowledge, all outstanding shares of common stock of the Company are fully paid and nonassessable and are not subject to preemptive rights. To our knowledge, other than as described in or contemplated by the Agreement, there are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock; (ii) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company; or (iii) voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

11. To our knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the Company's execution, delivery and performance of the Agreement, other than the filings necessary to effect the merger in jurisdictions in which the parties to the merger are or should be formed, organized or qualified.

12. To our knowledge, and except as disclosed on the Disclosure Schedule or in the letter attached hereto as Exhibit "B," there are no pending or overtly threatened legal proceedings against the Company.

                                                                       EXHIBIT C


                              FORM OF R & H OPINION


     1. Based solely on a Certificate from the Secretary of State of the State of Colorado, dated March __, 2000, Grace is in good standing and is authorized and competent to transact business or to conduct its affairs within the State of Colorado. Merger Sub is a corporation duly organized and validly existing under the laws of the State of Georgia.

     2. Each of Merger Sub and Grace has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Merger Sub and Grace, enforceable in accordance with its terms.

     3. Neither the execution and the delivery of the Agreement, nor the consummation of the transactions contemplated thereby (including the consummation of the Merger), will (i) violate any constitution, statute, regulation or rule, or, to our knowledge, any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Merger Sub or Grace is subject, (ii) any provision of their respective articles of incorporation or bylaws, or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract or agreement.

     4. The authorized capital stock of Grace consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which, to our knowledge and subject to the information contained in the SEC Reports, _____________ shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of the date of the Agreement. The shares of Common Stock constituting the Merger Consideration, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable.

                                                                       EXHIBIT D

                                ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") is made and entered into this ____ day of March, 2000 by and among Grace Development, Inc., a Colorado corporation ("Grace"), Alpha Computer, Inc., a Florida corporation (the "Company"), Richard Warren, a resident of the State of Florida ("Warren") and Rogers & Hardin, L.L.P. (the "Escrow Agent"), a Georgia limited liability partnership. Capitalized terms used herein that are not otherwise defined shall have the same meaning as defined in that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March 28, 2000 by and between Grace, the Company, the shareholders of the Company and Avana Acquisition Sub II, Inc., a Georgia corporation.

                              W I T N E S S E T H:

     WHEREAS, Grace, the Company and Warren are parties to the Merger Agreement pursuant to which a wholly-owned subsidiary of Grace has agreed to merge with and into the Company (the "Merger") with the Company as the Surviving Corporation;

     WHEREAS, in order to induce Grace to enter into the Merger Agreement, the Company and the shareholders of the Company made certain representations, warranties and covenants and Warren has agreed that the Escrow Shares would be available to Grace to recoup all or any part of any Adverse Consequences suffered by Grace in breach thereof; and

     WHEREAS, pursuant to Section 3(a) of the Merger Agreement, the parties thereto have agreed that the Escrow Agent shall receive, hold and distribute the Escrow Shares in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.   ESCROW DEPOSIT.

     On the Closing Date, Grace shall deliver to the Escrow Agent the Escrow Shares to the Escrow Agent Trust Account described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Escrow").

2.   DISTRIBUTION OF THE ESCROW SHARES.

     The Escrow Agent shall distribute any Escrow Shares remaining in escrow hereunder to Warren on the later of (a) March _, 2001 (the "Termination Date), provided, however, that if, on the Termination Date, there are any pending Adverse Consequences Claims (as hereinafter defined), the Escrow Agent shall continue to hold that number of the Escrow Shares equal to the aggregate Estimated Value (as hereinafter defined) of all such claims divided by the greater of the average Fair Market Value as used in the Merger Agreement to determine the Merger Consideration (the "Merger Consideration Fair Market Value") or the Fair Market Value of the

Common Stock on the trading day immediately preceding the Termination Date, or
(b) if, prior to the Termination Date, the Escrow Agent receives a notice from Grace that it has suffered Adverse Consequences under the Merger Agreement (such notice to contain a good faith estimate by Grace of the value of such claim (the "Estimated Value") and has made a claim against the Company and the shareholders of the Company in respect of a breach of the representations and warranties contained in Section 4 of the Merger Agreement, or against Warren in respect of any breach of Section 5 of the Agreement or any covenant contained therein (each an "Adverse Consequences Claim"), the date that the Escrow Agent receives a notice, signed by both Grace and Warren that all such Adverse Consequences Claim or Claims have been cured or satisfied.

3.   DISTRIBUTION OF THE ESCROW SHARES TO GRACE.

     Upon receipt of a notice signed by both Grace and Warren that an Adverse Consequences Claim shall be satisfied by distribution of all or a portion of the Escrow Shares or cash in lieu of part or all of the Escrow Shares, as the case may be, the Escrow Agent shall distribute to Grace the cash, if any, plus the number of Escrow Shares equal to the value of such Adverse Consequences Claim as provided in the notice with respect thereto with the number of Escrow Shares determined by dividing the portion of the value of the Adverse Consequences Claim remaining after the payment of cash, if any, by the greater of the Merger Consideration Fair Market Value or the Fair Market Value of the Common Stock on the trading day immediately preceding the date of such notice.

4.   DUTIES OF THE ESCROW AGENT.

     The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

     (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from one of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

     (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

     (c) The Escrow Agent shall have no duties except those set forth herein, and the Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to any of the Escrow, or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing, and if its duties herein are affected, unless it shall have given its consent thereto.

     (d) The Escrow Agent's acceptance of the appointment as escrow agent hereunder shall not prevent it from representing any party hereto in any dispute over disbursement of, or conflicting claims to, any of the Escrow, or otherwise. If any dispute arises over disbursement of, or conflicting claims to, any of the Escrow, then unless both parties agree upon and direct the Escrow Agent to act in a specific manner, the Escrow Agent shall interplead such contested Escrow into a court of proper jurisdiction of its choosing, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow.

     (e) The Escrow Agent shall provide the parties hereto with written notice at least five days before filing any action to determine the responsibilities of the Escrow Agent or the entitlement of either party to disbursement of the Escrow, in order to facilitate resolution of any such issues by the parties; provided, however, that the Escrow Agent shall not be required to give such notice if the Escrow Agent determines that any such delay could have an adverse effect on the value of the Escrow.

5.   INDEMNIFICATION AND EXPENSE REIMBURSEMENT OF THE ESCROW AGENT.

     Grace and Warren jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (excluding legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's negligence or willful misconduct, and to reimburse the Escrow Agent for all reasonable costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder. As between Grace and Warren, each agrees to bear 50% of such costs and expenses and to contribute (or reimburse the other party) its respective portion of such amounts incurred.

6.   NOTICE.

     Unless otherwise expressly required hereby, all deliveries, notices, certificates and other communications required or permitted hereunder shall be in writing and shall be sufficiently given and shall be deemed given when transmitted by facsimile (transmission confirmed) or five days after mailing (except that mailed notices to the Escrow Agent shall be effective only when received by the Escrow Agent) when mailed, with proper postage prepaid, by registered or certified U.S. mail, return receipt requested addressed as follows:

     To the Escrow Agent:      Rogers & Hardin, L.L.P.
                               2700 International Tower, Peachtree Center
                               229 Peachtree Street, N.E.
                               Atlanta, Georgia 30303
                               Attention: Michael Rosenzweig, Esq.

     To the Company:           Alpha Computer, Inc.

                               --------------------

                               --------------------

     With a copy to:           Gray, Harris & Robinson, P.A.
                               201 East Pine Street, Suite 1200
                               Orlando, Florida 32801
                               Attention: William Grimm, Esq.

     To Warren:                Richard Warren

                               --------------------------------

                               --------------------------------

     With a copy to:           --------------------------------

                               --------------------------------

                               --------------------------------


     To Grace:                 Grace Development, Inc.
                               1690 Chantilly Drive
                               Atlanta, Georgia 30324
                               Attention: James Blanchard

     with a copy to:           Rogers & Hardin, L.L.P.
                               2700 International Tower, Peachtree Center
                               229 Peachtree Street, N.E.
                               Atlanta, Georgia 30303
                               Attention: Michael Rosenzweig, Esq.

     Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates and other communications shall be sent.

7.   APPLICABLE LAW.

     This Agreement shall be construed under and governed exclusively by the laws of the State of Georgia, without regard to its principles of conflicts of law.

8.   AMENDMENT.

     This Agreement may be amended or modified only in a writing signed by all parties hereto.

9.   ACKNOWLEDGEMENT OF RELATIONSHIP.

     The parties hereto acknowledge that the Escrow Agent serves as legal counsel to Grace in connection with certain matters, including these transactions, and agree that Escrow Agent's service as escrow agent hereunder shall in no way limit, restrict, impair or otherwise interfere with Escrow Agent's ability to represent Grace in any respect, including, without limitation, in connection with the transactions contemplated by the Merger Agreement. There are no representations, warranties, covenants, promises or agreements on the part of any party hereto to any other party hereto with respect to the matters set forth herein which are not explicitly set forth herein or in the Merger Agreement and the agreements contemplated therein.

10.  ASSIGNMENT AND BINDING EFFECT.

     No party may assign this Agreement or any interest herein without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.  EXECUTION; COUNTERPARTS.

     This Agreement may be executed by facsimile, and it may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.

12. RIGHT TO SELL ESCROW SHARES; DIVIDENDS AND PROXIES WITH RESPECT TO THE ESCROW SHARES.

     Warren shall have the right to sell all or part of the Escrow Shares, provided Warren otherwise has the right to sell such shares, with the proceeds after applicable commissions to be held in this Escrow in lieu of such Escrow Shares. Any dividends or shares received on account of the Escrow Shares shall be held in Escrow pending disposition of the Escrow Shares according to this Agreement. While the Escrow Shares are in Escrow, Warren shall have the right to exercise any and all voting and consensual rights and powers with respect thereto.

     IN WITNESS WHEREOF, Escrow Agent, Grace, the Company and Warren have each caused this Agreement to be executed and have delivered this Agreement as of the date and year first written above.

ROGERS & HARDIN, L.L.P.


By:
    -----------------------------
    Michael Rosenzweig, a Partner


GRACE DEVELOPMENT, INC.


By:
    -----------------------------
    Its:


ALPHA COMPUTER, INC.


By:
    -----------------------------
    Its:

WARREN



---------------------------------
Richard Warren

                                                                       EXHIBIT E







                                 March __, 2000




Board of Directors of
Grace Development, Inc.
1690 Chantilly Drive
Atlanta, Georgia  30324


To whom it may concern:

     Reference is made to that certain Agreement and Plan of Merger dated as of March 28, 2000 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary (the "Merger Sub") of Grace Development, Inc., a Colorado corporation (the "Corporation"), merged with and into Alpha Computer Services, Inc., a Florida corporation (the "Company"). Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Merger Agreement. As used herein the term "Merger Agreement" shall mean the Merger Agreement and any documents or agreements ancillary thereto. Pursuant to the terms and conditions of the Merger Agreement, I will be issued _____ shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Corporation. In consideration of the Corporation's issuance of the Shares to me upon the terms and conditions set forth herein and in the Merger Agreement, I hereby represent, warrant and agree as follows:

     1. I have sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the purchase of the Shares.

     2. I am aware that the business of the Corporation involves significant and material economic variables and risks that could adversely affect my investment in the Shares.

     3. I am able to bear the economic risks of such investment, including the risk of losing all of such investment, and I have no need for liquidity with respect to such investment.

     4. I am over twenty-one years of age (or the age of majority in my jurisdiction of residence).

     5. I understand that no prospectus, offering circular or other offering statement containing information with respect to the Corporation and the Shares or with respect to the Corporation's business is being issued and I have made my own inquiry and analysis with

Board of Directors of
Grace Development, Inc.
March ___, 2000
Page 2


respect to the Corporation, the Shares, the Corporation's business and other material factors affecting the investment in the Shares.

     6. The Shares were not offered to me by means of publicly disseminated advertisements or sales literature, or as a part of a general solicitation, nor am I aware of any offers made to other persons by such means.

     7. I acknowledge that I have either been supplied with or have had access to information to which a reasonable investor would attach significance in making investment decisions, and I have had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Corporation, its business and the Shares so that as a reasonable investor, I have been able to make an informed decision to purchase the Shares. In determining to proceed with this investment, I have relied solely on the results of my own independent investigation with respect to the Shares, the Corporation and upon the representations and statements of the Corporation set forth herein. Such representations and statements by the Corporation constitute the sole and exclusive representations, warranties, covenants and statements of the Corporation and its officers, directors, shareholders and other affiliates to me in connection with this investment, and I understand, acknowledge and agree that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement or the Merger Agreement are specifically disclaimed by the Corporation.

     8. I understand that the Shares (a) are not being registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state including, without limitation, Section 10-5-5 of the Georgia Securities Act of 1973, in reliance upon exemptions from registration, (b) will not be traded in any securities market, (c) will not be readily marketable, and (d) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Act and applicable state securities or Blue Sky laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect.

     9. I am an "accredited investor" as defined in Rule 501(a) of Regulation D, promulgated under the Act.

     10. I am purchasing the Shares for my own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state. I am purchasing the Shares for my own account with my own funds and not for the account of any other person or entity or with the funds of any other person or entity. Upon the acceptance of the subscription by the Corporation, no other person or entity will have any interest, beneficial or otherwise, in the Shares for which I am subscribing except for me. I am not obligated to transfer the Shares or any portion thereof to any other person or entity nor do I have any agreement or understanding to do so.

Board of Directors of
Grace Development, Inc.
March ___, 2000
Page 3


     11. I am aware that the Corporation will be under no obligation to register the Shares, or any portion thereof, or to comply with any exemption available for the offer or sale of the Shares, or any portion thereof, without registration, and that the information and conditions necessary to permit routine sales of the Shares, or any portion thereof, under Rule 144 of the Act may not become available at a time that I wish to transfer part or all of the Shares.

     12. I acknowledge and agree that I may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares except as expressly permitted by the Corporation. I will, prior to making any Transfer of any Shares (other than a Transfer to the Corporation) (i) give written notice to the Corporation describing the manner of such proposed disposition in reasonable detail and (ii) deliver to the Corporation an opinion of counsel acceptable to the Corporation to the effect that neither the sale nor the proposed transfer will result in any violation of applicable state securities laws, the Act or the securities law of any other jurisdiction.

     13. I have considered the following risks, among others, in making this investment:

          i) There are a number of companies that currently compete with the Corporation. Many of these companies have far greater capital, marketing and other resources than the Corporation. Furthermore, there can be no assurance that these or other companies or firms will not develop new or enhanced products that are more effective than any that have been or may be developed by the Corporation.

          ii) The markets for telecommunications equipment and services are subject to rapid technological change. As more technologically advanced platforms for such products emerge, the Corporation may be required to alter the design, production and delivery of is products and services in a way in which it is incapable of doing.

          iii) The Corporation's targeted customers may not accept the Corporation as an alternative provider of local telecommunications products and related services. On the other hand, general acceptance of such a system may encourage competition by companies or firms with greater resources to develop, sell and service their products and service offerings.

          iv) The Corporation has previously provided me with the following documents:

               (a) The Corporation's Current Report on Form 8-K dated September 28, 1999, as amended on October 13, 1999, November 5, 1999, November 16, 1999, December 8, 1999, December 21, 1999 and December 28, 1999, January 21, 2000, February __, 2000 and March 17, 2000;

Board of Directors of
Grace Development, Inc.
March ___, 2000
Page 4


               (b) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as amended on December 28, 1999; and
               (c) The Corporation's Information Statement filed pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended, September 7, 1999, and October 7, 1999.

     14. I confirm that I have been advised that I should rely on my own professional accounting, tax, legal and financial advisors with respect to an investment in the Corporation and a purchase of the Shares, and obtain, to the extent I deem necessary, such professional advice with respect to the risks inherent in an investment in the Shares and the suitability of an investment in the Shares in light of my financial condition and investment needs.

     15. I shall indemnify and hold harmless the Corporation, its officers, directors and employees and any of its professional advisors, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation I have made herein, any breach of any of my representations or warranties made herein, or my failure to fulfill any of my covenants or agreements herein.

     16. The information about the Corporation which has been disclosed to me in connection with my purchase of the Shares is deemed to be "Confidential Information" of the Corporation and I represent and warrant to, and hereby agree with, the Corporation, that unless the Corporation has consented in writing to the contrary, I will not disclose such Confidential Information to others or use any part of such Confidential Information that has been disclosed to me, except any part thereof (i) which may be in the public domain other than through improper disclosure by me or (ii) which may be independently disclosed to me by any third party not itself in a confidential relationship with the Corporation or (iii) which may already be in my possession (otherwise than through disclosure by the Corporation or by any third party that is in a confidential relationship with the Corporation) or (iv) which I may be required to disclose by order of a court or administrative agency having competent jurisdiction; provided, however, that this paragraph shall be terminated and be of no force or effect with respect to any such Confidential Information upon such Confidential Information becoming a part of the public domain through action by anyone other than me.

     17. I agree that this agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This agreement may only be amended by a writing executed by all the parties hereto.

     18. I agree that this agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts-of-laws.

Board of Directors of
Grace Development, Inc.
March ___, 2000
Page 5


     19. The agreements, representations and warranties made herein extend to and apply to all of the Shares. The acceptance by me of the certificate representing the Shares shall constitute my confirmation that all agreements and representations made herein shall be true and correct at such time.

     Dated as of the ___ day of March, 2000.


                                             SUBSCRIBER


------------------------                     ------------------------------
Witness                                      [Name]
                                             ------------------------------
                                             [Address]



AGREED TO AND ACCEPTED:

GRACE DEVELOPMENT, INC.


By:
   --------------------


Date:  March __, 2000

                                                                       EXHIBIT F


                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the __th day of March, 2000, by and among GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company"), and each of the shareholders of Alpha Computer, Inc., a Florida corporation ("Alpha"), listed on Schedule 1 hereto (each such person a "Shareholder" and, collectively, the "Shareholders").

     IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

     1.1 CERTAIN DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Agreement and Plan of Merger dated as of March 28, 2000 to which the Company and certain other persons are parties relating to the merger of a wholly-owned subsidiary of the Company with and into Alpha (the "Merger Agreement"). In addition, the following terms shall have the meanings set forth below:

         (a) "Additional Shares" shall have the meaning set forth in Section 3.1 hereof.

         (b) "Base Price" shall have the meaning set forth in Section 3.1 hereof.

         (c) "Closing Price" means the last quoted price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotations System or such other NASD system upon which the Common Stock is quoted.

         (d) "Effective Date" shall have the meaning set forth in Section 3.1 hereof.

         (e) "Excluded Shares" shall have the meaning set forth in Section 1.3(b) hereof.

         (f) "Holder" shall mean any Shareholder who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof.

         (g) "Other Stockholders" shall mean persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

         (h) "Registrable Securities" shall mean up to an aggregate of Five Hundred Thousand (500,000) shares of the Merger Consideration issued to the Shareholders pursuant to Section 3(a) of the Merger Agreement, provided that Registrable Securities shall not include (i) any of the Escrow Shares, (ii) any shares of Common Stock which have previously been registered or which have been sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned, (iii) any of the Merger Consideration that is effectively registered under the Securities Act (as hereinafter defined) and disposed of in accordance with a registration statement covering them, (iv) any of the Merger Consideration that is salable by the holder thereof pursuant to Rule 144(k) or (v) any of the Merger Consideration that is sold to the public pursuant to Rule 144, and, as a result of an event or circumstance described in any of the foregoing clauses (iii) through (iv), the legends with respect to transfer restrictions required under the Securities Act (other than any such legends required solely as the consequences of the fact that the Registrable Securities are owned by, or were previously owned by, the Company) are removed or removable.

         (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

         (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one counsel selected to represent the Holders, which counsel shall be reasonably satisfactory to the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and
(iii) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

         (k) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof.

         (l) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         (m) "SEC" shall mean the Securities and Exchange Commission.

         (n) "Securities Act" means the Securities Act of 1933, as amended.

         (o) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

         (r) "Prospectus" means the prospectus included in any registration statement filed by the Company pursuant to the Securities Act (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.


     1.2  RESTRICTIONS ON TRANSFER.

         (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

         (b) Notwithstanding the provisions of subparagraphs (i) and (ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with their partnership interests, (B) a limited liability company to its members in accordance with their member interests or (C) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

         (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         (d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

         (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

     1.3  COMPANY REGISTRATION.

         (a) Right to Participate. If at any time prior to the one year anniversary of the date hereof the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction subject to Rule 145 under the Securities Act, or a registration on any registration form that does not permit secondary sales, the Company will:


            (i) promptly give to each Holder written notice thereof, which notice briefly describes the Holder's rights under this Section 1.3 (including notice deadlines); and

            (ii) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above received by the Holder, provided that such Holders shall have requested for inclusion in such registration at least fifty-one (51%) of the aggregate number of the Registrable Securities which have been issued to the Holders prior to the date of such written request. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all or any portion of the Registrable Securities of the Registrable Securities that such Holders have requested to be included in such registration pursuant to
Section 1.3(a) hereof (the "Excluded Shares"). The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, second to the Registrable Securities that are not Excluded Shares and thereafter as set forth in Section 1.10. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10. hereof.

     1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

          (e) cause all such Registrable Securities registered hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

          (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     1.6 INDEMNIFICATION. (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep adequate public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     1.9 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.10 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Excluded Shares and other shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Excluded Shares and Other Shares that may be so included, the number of shares of Excluded Shares and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Excluded Shares and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Excluded Shares and Other Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Excluded Shares and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Excluded Shares and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Excluded Shares and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholders as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders severally represent and warrant to the Company as follows:

          (a) The execution, delivery and performance of this Agreement by the Shareholders will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which they or any of their respective properties or assets is bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Shareholders.

          (b) This Agreement has been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

ADDITIONAL COVENANTS

     3.1 PRICE PROTECTION. If, upon effectiveness of a registration statement or registrations statements of which the Holders shall have received notice pursuant to Section 1.3(a)(i) hereof (each an "Effective Date"), the offering price of the Common Stock so registered (the "Base Price") shall have been less than the Strike Price, then within ten (10) days following the Effective Date, the Company shall issue to each of the Holders additional shares of Common Stock as hereinafter determined (the "Additional Shares"). The Additional Shares shall be deemed to be Merger Consideration, of which eighty percent (80%) shall be Registrable Securities and twenty percent (20%) shall be delivered to the Escrow Agent and be included with the Escrow Shares. The number of Additional Shares so issuable shall be determined as follows: the Base Price shall be subtracted from the Strike Price and the difference shall be multiplied by the aggregate number of shares received as Merger Consideration (increased, in such case by the number of Penalty Shares (as hereinafter defined) and reduced, in each case, by the reduction, if any, in the number of Escrow Shares allocable to such Holder pursuant to the terms of the Escrow Agreement). The product thereof shall be divided by the Base Price, the dividend of which shall, subject to the next succeeding sentence, be the number of Additional Shares so issuable. No fractional shares shall be issued and any fractional amounts shall be rounded downward. If, on the first anniversary of the Closing Date, the Base Price on such date shall be less than the Strike Price, Additional Shares shall also be issuable to any Holder to whom, as of the first anniversary of the Closing Date, the Company has not afforded the opportunity to register all of such Holder's Registrable Securities (including, without limitation, any excluded Shares and any Additional Shares or Penalty Shares issued prior to the first anniversary of the Closing Date that are Registrable Securities) in a registration statement or registration statements of which such Holders shall have received notice pursuant to Section 1.3(a)(i) hereof, but only in respect of the number of Registrable Securities held by such Holder which have not been included in such registration statement or statements. Notwithstanding the immediately preceding sentence, in no event shall the Company be obligated to issue such Additional Shares to a Holder who has declined to have all or any part of its or his Registrable Securities included in any such registration statement.

3.   MISCELLANEOUS

     3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between Georgia residents exclusively for performance entirely within Georgia.

     3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, or any right or benefit materially decreased, except upon the written consent of such Holder.

     3.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Company or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 1690 Chantilly Drive, Atlanta, Georgia 30324, or at such other address as the Company shall have furnished to each Holder in writing, together with a copy to Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, Attn: Michael Rosenzweig. All such notices and other written communications shall be effective on the later of delivery or five (50 days after mailing.

     3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefor or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     3.6 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     3.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     3.10 JURISDICTION. Each of the parties hereto hereby consents to the personal jurisdiction in any federal or state court in the State of Georgia, which shall have exclusive jurisdiction with respect to any disputes hereunder.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                              ----------------------------------
                                               , Individually and
                              -----------------
                              as Attorney in Fact for the
                              Stockholders Listed on Schedule 1
                              hereto




                              GRACE DEVELOPMENT, INC.



                              By:
                                  -----------------------------
                                 Its:
                                      -------------------------

                              DISCLOSURE SCHEDULES
                                       OF
                         ALPHA COMPUTER SERVICES, INC.

                              DISCLOSURE SCHEDULE

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

         (A)  ORGANIZATION OF THE COMPANY

                  (i) Jurisdictions in which the Company is qualified to do business: Florida

         The Company has branch offices in Alabama and Georgia and may be required to be qualified to do business in those states. The service and installation activities of the Company in many states may require the Company to be qualified to do business in those states.

         (c)      NONCONTRAVENTION

                  (ii) All reseller agreements require notice of this transaction and may be terminated by the manufacturer or the principal. The Company has reseller agreements with the following:

                  Compaq Computer
                  Hewlett Packard
                  IBM
                  SCO
                  CITRIX
                  CHECKPOINT
                  ALTIGEN

         As of this date the Company has not notified any reseller of this transaction.

         (e)      TITLE TO ASSETS

                  See attached items being used by the Company but not owned by the Company (owned by certain employees).

                  See attached UCC-1 filings

                           Zyteck (balance due $332,830.67)
                           Citifactors - The outstanding amount in the Company's account with Citifactors Financial Group, Inc. (that is accounts purchased by Citifactors from the Company and not yet paid by customers) shall not exceed $425,000.

         The Company is unable to locate the security agreements relating to the above UCC-1 filings.

         The Company has a line of credit with NationsBank (previously Barnett
Bank) with an outstanding balance of $50,390.61 as of December 31, 1999. NationsBank has not filed a UCC-1, but has a lien on all of the assets of the Company pursuant to a security agreement, securing the line of credit.

                                                                     EXHIBIT (e)


         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS


EXHIBIT (E)
Personal Property being used by but not owned by Alpha Computers


                         ITEM DESCRIPTION                              LOCATION
     --------------------------------------------------------       -------------
1    Digital VCR-16 SN2A15203590                                    Chris Lorentz
1    Pentium Class PC s/5Co 5.0.5
1    TTX-5450G 14" VGA Monitor
1    Keytronic Keyboard
1    US Robotics Sportster 33.6 Fax Modem
1    Archive 4356XP Tape Drive
1    Imation Super Disk LS120 External
     SKIL 3/8" drill (electric)

1    Maxtech 56K PCMCIA Modem
1    Western Digital 3.1gb IDE Hard Drive (in box in office)
1    External PCMCIA Hard Disk Adapter
1    Dell P14280 14" VGA Monitor
1    Box of misc cables
1    Kingston KNE100TX NIC
1    Shoe box with the following.
1    Fujitsu mpa3026at hard drive
1    Seagate ST 31081 A Hard Drive
2    Adaptec 1542 SCSI controllers
1    Kingston KNE 2000 LC NIC
1    Kingston KNE 2021 LC NIC
1    Kingston KNE 100TX NIC
1    GVC SF-1114HV/C1 Modem (Internal)
1    Bag of 12-30 Pin 1-4mb Memory Sticks
1    Box of Manuals, Parts, Etc...

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

                                                            Wallace McMommon
1    Black tote tool bag with assorted hand tools
1    Gray tool box with assorted hand tools
1    Breakout Box
1    Hand cart
1    Red plastic tool box
2    Hanging folder crates
1    Cell phone "Nokia"
     Several Maps
1    Floppy carrying cases
1    C.D. carrying case

                                                            LISA STOYANOV
1    Wicker stand with shelf and doors
1    Orlando skyline picture "on wall"

                                                            Dave Dunn
1    Sharp 8900 Laptop

                                                            Amy Catlin
     All desk top accessories:
1    Tape dispenser
1    Pen/Pencil Holder
1    Stapler
2    Paper clip dispensers
2    File holders
1    Rolodex
1    Lamp
1    White board
1    Desk Blotter
1    Radio
     Assorted Picture Frames

                                                            Anna Campos
1    17" Monitor NEC MutliSync 4FGE

                                                            Jim Orfield
1    Magnavox TV

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS


                                                      Michael Brown
1        HP Laser III Printer
1        Toshiba Tecra 520 COT Laptop
1        Calculator
1        10/100 8PT Linksys Hub
1        Syquest Sparo 1.0 drive
2        Speaker sets (powered)

                                                      Daniel Concepcion
1        Desk Top radio am/fm
1        Desk Top organizer-datetimer
1        Desk Top calculator

                                                      Chris Threat
1        100' Extension cord
1        30' Tape measure
1        6 outlet power strip
1        Portable radio
1        Popular Mechanics socket set
1        Radio Shack Multi-meter
1        Stapler gun
1        96 piece 1/2" socket set
1        Tan and brown tool box: (all personal tools)
1        25' extension cord
1        1 bucket boss tool bag with tools (personal tools)


         (g)  CAPITALIZATION


                             List of Shareholders
                  -------------------------------------------
                  Shareholder's Name         Number of Shares
                  ------------------         ----------------
                  Wendy Lewis                1,198,589 shares
                  Randy Ray                    878,077 shares
                  Richard Warren             1,023,333 shares

         (H)      FINANCIAL STATEMENTS (SEE ATTACHED)

                  None of the Financial Statements contains changes in the Stockholders' equity, cash flow or footnotes and other presentation terms.

                  The Financial Statements are prepared for a subchapter S corporation and do not reflect any federal income taxes.

                  The Financial Statements prepared by Vestal & Wiler were compilations only and were not prepared in accordance with generally accepted accounting principals. Alpha Computer was aware at all times that the Financial Statements did not comply with generally accepted accounting principles.

                  Accountants from Grace and Avana Acquisition II, Inc. determined that the inventory is overvalued according to GAAP by the entire value of the inventory shown on the balance sheet and that the revenue recognition policy used by the Company has overstated revenues for the past three years and understated deferred revenues on the most recent balance sheet. If these adjustments are made, the net income of the Company would be materially reduced or put into a significant loss position.

                  The Financial Statements of the Company are qualified in their entirety by the adjustments described above as determined by the accountants for Grace and Avana Acquisition II, Inc.

                  A dispute exists between the Company and Aetna Insurance regarding $3,142.00 in premiums for health insurance. Aetna Insurance had previously advised the Company that the renewal rate was lowered from the previous rate. The Company received a bill for the previous rate and was instructed by the agent to pay the lower rate. Aetna Insurance may have a claim for a premium higher than the $3,142.00 paid.

                  The Financial Statements were prepared in error based on a stock option outstanding to Richard Warren, which should have been reflected as a pledge of stock form Mr. Warren to the Company. The Financial Statements of the Company are qualified in their entirety by any adjustments which may be required in the Financial Statements based on this error.

                  The Financial Statements do not reflect any accounting charge that may be required by the issuance of 160,256 shares to Wendy Lewis for additional capital contributions and services.

                                                                       EXHIBIT H

                                  INCOME STATEMENT
                            ALPHA COMPUTER SERVICE, INC.
                          Period: 12/01/1999 to 12/31/1999

                                     0099 CURRENT PERIOD           0099 YEAR-TO-DATE
                                           ACTUALS                      ACTUALS
                                      All Sub Accounts              All Sub Accounts
                                     Amount        Ratio          Amount           Ratio
SALES - PRODUCT                   $ 99,098.09       31.37      $1,436,327.25       40.02
CREDITS - PRODUCT                   (2,447.74)        .77-       (195,761.03)       5.45-
SALES - TIME & MATERIAL             81,069.89       25.66         770,219.99       21.46
CREDITS - TIME & MATERIAL             (614.13)        .19-        (26,642.03)        .74-
SALES - SUPPORT AGREEMENTS         141,091.45       44.66       1,698,517.78       47.33
CREDITS - SUPPORT AGREEMENTS        (2,308.70)        .73-        (93,877.16)       2.62-
                                   ----------                   ------------
NET SALES                         $315,888.86      100.00      $3,588,784.80      100.00

COST OF GOODS SOLD
COGS - MATERIAL SUPPORT AGREE     $ 13,882.07        4.39      $  130,834.03        3.65
COGS - MATERIAL PRODUCT             66,986.23       21.21         860,121.96       23.97
COGS - LABOR                        64,085.79       20.29         761,307.53       21.21
COGS - TRAVEL                        8,536.35        2.70          76,066.08        2.12
COGS - OUTSIDE SERVICE               7,732.54        2.45         138,833.15        3.87
COGS - FREIGHT SUPPORT AGREE         4,710.87        1.49          51,442.16        1.43
COGS - FREIGHT PRODUCT               2,171.81         .69          29,343.24         .82
COGS - OTHER                             0.00         .00             (92.05)        .00-
                                   ----------                   ------------
TOTAL COST OF GOODS SOLD          $168,105.66       53.22      $2,047,856.10       57.06
                                   ----------                   ------------
TOTAL DEPARTMENT EXPENSES         $ 51,664.68       16.36      $  447,058.37       12.46
                                   ----------                   ------------
GROSS MARGIN                      $ 96,118.52       30.43      $1,093,870.33       30.48
                                   ----------                   ------------
TOTAL SELLING EXPENSES            $ 18,860.06        5.97      $  176,304.20        4.91
TOTAL ADMINISTRATIVE EXPENSES      125,999.72       39.89         949,931.75       26.47
                                   ----------                   ------------
TOTAL SELL & ADMIN EXPENSE        $144,859.78       45.86      $1,126,235.95       31.38
                                   ----------                   ------------
NET OPERATING INCOME              $(48,741.26)      15.43-     $  (32,365.62)        .90-
                                   ----------                   ------------
MISCELLANEOUS INCOME
MISCELLANEOUS INCOME              $  2,260.00         .72      $    5,461.01         .15
                                   ----------                   ------------
TOTAL MISCELLANEOUS INCOME        $  2,260.00         .72      $    5,461.01         .15
                                   ----------                   ------------
MISCELLANEOUS EXPENSES
AMORTIZATION EXPENSE                 9,196.37        2.91         110,356.44        3.08
INTEREST EXPENSE                     3,347.40        1.06          45,906.61        1.28
PENALTIES                               40.03         .01             506.03         .01
                                   ----------                   ------------
TOTAL MISCELLANEOUS EXPENSES      $ 12,583.80        3.98      $  156,769.08        4.37
                                   ----------                   ------------
NET INCOME BEFORE TAXES           $(59,065.06)      18.70-     $ (183,673.69)       5.12-
                                   ==========                   ============

                         ALPHA COMPUTER SERVICES, INC.
                                 BALANCE SHEET
                                As of 12/31/1999

                                                                          0099
                                                                        ACTUALS
                                                                    ALL SUB ACCOUNTS

ASSETS

CURRENT ASSETS

CASH                                                   $(86,133.30)
ACCOUNTS RECEIVABLE                                     368,664.72
ACCOUNTS RECEIVABLE -- EMPLOYEE                          17,146.60
ACCOUNTS RECEIVABLE -- OFFICERS                           5,102.70
NOTES RECEIVABLE -- ZYTEK                                23,333.03
INVENTORY -- FIFO                                       429,005.95
UNINVOICED DROP SHIPMENTS                                (1,261.32)
PREPAID EXPENSES                                          2,102.00
                                                       -----------
TOTAL CURRENT ASSETS                                                 $ 757,960.38

PROPERTY AND EQUIPMENT

MACHINERY & EQUIPMENT                                    76,492.06
AUTO & TRUCKS                                           212,787.84
FURNITURE & FIXTURES                                     30,943.57
                                                       -----------
PROPERTY AND EQUIPMENT                                               $ 320,223.47
ACCUMULATED DEPRECIATION                                             $(188,296.28)
                                                                     ------------
TOTAL PROPERTY AND EQUIPMENT                                         $ 131,927.19

OTHER ASSETS

PURCHASED CONTRACT RIGHTS                              $(27,910.90)
NON-COMPETE AGREEMENTS                                  201,500.00
OTHER MISCELLANEOUS ASSETS                               12,813.46
                                                       -----------
TOTAL OTHER ASSETS                                                   $ 186,402.56
                                                                     ------------
TOTAL ASSETS                                                                        $1,076,290.13
                                                                                    =============

                                                         Report #7128  Page 0002



                         ALPHA COMPUTER SERVICES, INC.
                                 BALANCE SHEET
                                As of 12/31/1999


                                      0099
                                    ACTUALS
                                All Sub Accounts


LIABILITIES

CURRENT LIABILITIES
ACCOUNTS PAYABLE - TRADE                 $ 598,010.63
UNINVOICED RECEIVINGS                       (3,928.16)
NOTE PAYABLE-BARNETT BANK LOAN              14,375.53
ACCRUED SALES                              140,200.62
NOTES PAYABLE - DHS                         26,346.82
NOTE PAYABLE - W&R INVESTMENT               23,957.05
NOTES PAYABLE - W. LEWIS                    29,500.00
LINE OF CREDIT                              50,390.61
NOTES PAYABLE-CURRENT PORTION              202,520.68
DEPOSIT - CUSTOMER SALES ORDER               3,843.64
ACCRUED PAYROLL                             26,094.25
ACCRUED PAYROLL TAXES & OTHER               57,917.48
ACCRUED STATE SALES TAX                        726.08
ACCRUED EXPENSES                            (4,433.76)
                                         ------------
TOTAL CURRENT LIABILITIES                                  $1,165,521.47

LONG TERM LIABILITIES

NOTES PAYABLE                            $ 433,537.21
CURRENT PORTION - LONG TERM               (202,346.95)
                                         ------------
TOTAL LONG TERM LIABILITIES                                $  231,190.26
                                                           -------------

STOCKHOLDERS EQUITY

S-CORP DISTRIBUTION ACCOUNT                (86,577.74)
CAPITAL STOCK - COMMON VOTING
$0.01 PAR VALUE, 500 SHARE AUTHORIZED,
ISSUED AND OUTSTANDING.
COMMON STOCK                                     5.00
ADDITIONAL PAID IN CAPITAL                  34,320.98
RETAINED EARNINGS                          (84,496.15)
CURRENT YEAR RETAINED EARNINGS           $(183,673.69)
                                         ------------
TOTAL STOCKHOLDERS EQUITY                                  $ (320,421.60)

TOTAL LIABILITIES & EQUITY                                                    $1,076,290.13
                                                                              =============

                                                                     EXHIBIT (h)


                         ALPHA COMPUTER SERVICES, INC.

                              FINANCIAL STATEMENTS

                WITH INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

                               December 31, 1997

                                    CONTENTS


                                                        Page

INDEPENDENT ACCOUNTANT'S COMPILATION REPORT              1

BALANCE SHEET                                            2

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT          3

                          [VESTAL & WILER LETTERHEAD]


                  INDEPENDENT ACCOUNTANT'S COMPILATION REPORT


Alpha Computer Services, Inc.
Altamonte Springs, Florida

We have compiled the accompanying balance sheet of Alpha Computer Services, Inc. (a Florida S Corporation) as of December 31, 1997 and the related statement of operations and accumulated deficit for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles. If the omitted disclosures and statement of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                        /s/ Vestal & Wiler

                                        Certified Public Accountants

July 31, 1998

                          ALPHA COMPUTER SERVICES, INC.

                                  BALANCE SHEET

                                December 31, 1997

                                     ASSETS

CURRENT ASSETS:
      Cash                                                             $   44,367
      Accounts and notes receivable                                       364,908
      Inventories                                                         201,715
      Employee advances                                                     4,173
      Prepaid expenses                                                      8,825
      Loans to shareholders                                                14,102
                                                                       ----------
           TOTAL CURRENT ASSETS                                           638,090
                                                                       ----------
PROPERTY AND EQUIPMENT - Net of accumulated
      depreciation of $89,023                                              60,732
                                                                       ----------
OTHER ASSETS:
      Intangible assets, net of accumulated
       amortization of $471,885                                           394,302
      Other                                                                 4,778
                                                                       ----------
           TOTAL OTHER ASSETS                                             399,080
                                                                       ----------

                                                                       $1,097,902
                                                                       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Current maturities of long-term debt                        $  202,520
     Notes payable - shareholders                                    41,457
     Accounts payable                                               146,631
     Accrued liabilities                                             39,478
     Customer deposits                                              137,551
                                                                 ----------

          TOTAL CURRENT LIABILITIES                                 567,637
                                                                 ----------

LONG-TERM DEBT                                                      500,855
                                                                 ----------

STOCKHOLDERS' EQUITY:
     Common stock - $0.01 par value; 2,000 shares
          authorized, 500 shares issued and outstanding                   5
     Additional paid-in capital                                      34,321
     Accumulated deficit                                             (4,916)
                                                                 ----------

          TOTAL STOCKHOLDERS' EQUITY                                 29,410
                                                                 ----------

                                                                 $1,097,902
                                                                 ==========


                See independent accountant's compilation report.

                         ALPHA COMPUTER SERVICES, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the Year Ended December 31, 1997


NET SALES                                                   $2,983,245

COST OF SALES                                                1,877,769
                                                            ----------

GROSS PROFIT                                                 1,105,476

OPERATING EXPENSES                                             903,287
                                                            ----------

INCOME FROM OPERATIONS                                         202,189
                                                            ----------

OTHER INCOME (EXPENSE):
     Interest expense                                          (96,916)
     Other                                                       6,824
                                                            ----------

          OTHER EXPENSE - NET                                  (90,092)
                                                            ----------

NET INCOME                                                     112,097

ACCUMULATED DEFICIT - Beginning of year                       (117,013)
                                                            ----------

ACCUMULATED DEFICIT - End of year                           $   (4,916)
                                                            ==========


                See independent accountant's compilation report.

                                                                     EXHIBIT (h)


                         ALPHA COMPUTER SERVICES, INC.

                              FINANCIAL STATEMENTS

                WITH INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

                           December 31, 1998 and 1997

                                    CONTENTS

                                                                            Page

INDEPENDENT ACCOUNTANT'S COMPILATION REPORT                                   1

BALANCE SHEETS                                                                2

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT                              3

                          [Vestal & Wiler Letterhead]


                  INDEPENDENT ACCOUNTANT'S COMPILATION REPORT


Alpha Computer Services, Inc.
Altamonte Springs, Florida

We have compiled the accompanying balance sheets of Alpha Computer Services, Inc. (a Florida S Corporation) as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit for the years then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statements of cash flows required by generally accepted accounting principles. If the omitted disclosures and statements of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

                                                      [Vestal & Wiler Signature]

                                                    Certified Public Accountants

August 12, 1999

                          ALPHA COMPUTER SERVICES, INC.

                                  BALANCE SHEETS

                           December 31, 1998 and 1997


                                     ASSETS

                                                                            1998                   1997
                                                                          ----------            ----------
CURRENT ASSETS:
      Cash                                                                $   44,401            $   44,367
      Accounts and notes receivable                                          403,031               364,908
      Inventories                                                            365,477               201,715
      Employee advances                                                        7,388                 4,173
      Prepaid expenses                                                         2,351                 8,825
                                                                          ----------            ----------
      Loans to shareholders                                                   20,937                14,102

           TOTAL CURRENT ASSETS                                              843,585               638,090
                                                                          ----------            ----------
PROPERTY AND EQUIPMENT - Net of accumulated
      depreciation of $139,941 and $89,023                                   181,191                60,732
                                                                          ----------            ----------
OTHER ASSETS:
      Intangible assets, net of accumulated
       amortization of $582,242 and $471,885                                 283,945               394,302
      Other                                                                   12,578                 4,778
                                                                          ----------            ----------
           TOTAL OTHER ASSETS                                                296,523               399,080
                                                                          ----------            ----------

                                                                          $1,321,299            $1,097,902
                                                                          ==========            ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                             1998                  1997
                                                                          ----------            ----------
CURRENT LIABILITIES:
      Current maturities of long-term debt                                $  202,520            $  202,520
      Notes payable                                                           68,518                    --
      Notes payable - shareholders                                            41,457                41,457
      Accounts payable                                                       443,629               146,631
      Accrued liabilities                                                     87,165                39,478
      Customer deposits                                                      154,451               137,551
                                                                          ----------            ----------

           TOTAL CURRENT LIABILITIES                                         997,740               567,637
                                                                          ----------            ----------

LONG-TERM DEBT                                                               424,338               500,855
                                                                          ----------            ----------
STOCKHOLDERS' EQUITY (DEFICIT):
      Common stock - $0.01 par value; 2,000 shares
           authorized, 500 shares issued and outstanding                           5                     5
      Additional paid-in capital                                              34,321                34,321
      Accumulated deficit                                                   (135,105)               (4,916)
                                                                          ----------            ----------

           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             (100,779)               29,410
                                                                          ----------            ----------
                                                                          $1,321,299            $1,097,902
                                                                          ==========            ==========

                See independent accountant's compilation report.

                         ALPHA COMPUTER SERVICES, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                 For the Years Ended December 31, 1998 and 1997

                                                                             1998                  1997
                                                                          ----------            ----------
NET SALES                                                                 $3,520,992            $2,983,245

COST OF SALES                                                              2,502,571             1,877,769
                                                                          ----------            ----------
GROSS PROFIT                                                               1,018,421             1,105,476

OPERATING EXPENSES                                                         1,058,300               903,287
                                                                          ----------            ----------
INCOME (LOSS) FROM OPERATIONS                                                (39,879)              202,189

OTHER INCOME (EXPENSE):
      Interest expense                                                       (50,425)              (96,916)
      Other                                                                    7,223                 6,824
                                                                          ----------            ----------
           OTHER EXPENSE - NET                                               (43,202)              (90,092)

NET INCOME (LOSS)                                                            (83,081)              112,097

ACCUMULATED DEFICIT - Beginning of year                                       (4,916)             (117,013)

S Corporation distributions                                                  (47,108)                   --
                                                                          ----------            ----------
ACCUMULATED DEFICIT - End of year                                         $ (135,105)           $   (4,916)
                                                                          ==========            ==========


                See independent accountant's compilation report.

         (i)      EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END

                  IBM sales quota was not met. The Company is applying for extension for solution provider.
                  Working with payments to Ingram Micro to prevent it from going legal.
                  Working with payments to Westcon to prevent legal action. Working with payments to Gates/Arrow to prevent legal action. Working with payments to Hallmark Global Solutions to prevent legal action.

                  (ii) The Company buys blocks of time for support that are over $5,000.00 from Wareforce.

                  The Company entered into an office lease dated January 24, 2000, between Douglas International Holding Inc., as Landlord (affiliate of Ms. Lewis and Mr. Ray), and the Company as Tenant.

                  The Company has provided a copy of this lease to Grace.

                  (iii) Chandler Hospital - dispute over cancellation of service agreement date - 1 month payment for service in question.

                  (vii) Verbal promise to pay actual interest payable to Absolute System for money owed. Verbal promise to pay actual interest payable to Basic Preventive Plus for money owed.

                           The money owed by the Company is listed in the payables except for the interest payable.

                  (viii) Some payments delayed due to cash flow. Detail in A/P list. The Company has provided a detailed list of accounts payable to Merger, Sub and Grace dated as of February 22, 2000, which indicates past due payables as of that date.

                  (xi) Amended Articles of Incorporation for increased authorized shares and stock to authorize stock split.

                  (xii) The Company was recapitalized as of February 24, 2000, to result in the stock ownership shown on the Disclosure Schedule and 4(g) and granted stock options as shown under 4(g).

                  (xiii) Distributions were made to shareholders during this period.

                  (xv) Agreed to pay past compensation to Ms. Wendy Lewis in the form of stock for services as chief financial officer in 1999.

                  (xvii) The Company intends to conduct annual reviews of employee compensation in May, 2000, which should have been conducted in January, 2000.

                  (xviii) Amended the Company's health benefit plan to increase the required deductible.

                  (xix) The Company agreed to pay past compensation to Ms. Wendy Lewis in the form of stock for services rendered as Chief Financial Officer in 1999.

                  (xxi) The Company has made payments on current and long term liabilities.

                  (xxii)   See disclosure item 4(i)(xix).

         (j)      UNDISCLOSED LIABILITIES

                  Currently undergoing sales tax audit, /workman's comp audit. See exhibit p(vii) for commissions owed.

                  Some Company employees have possession of Corporate American Express cards for business expense use, which they are responsible for payment, but may become a corporate liability in the event of default by the individual.

                  The Company is obligated to make future payments under real property and equipment lease disclosed in other sections of this Agreement which do not appear as capitalized leases on the Most Recent Balance Sheet.

         (k)      LEGAL COMPLIANCE

                  Tax Audit/No demands at this time - audit will be on going through April 30, 2000.

         (l)      TAX MATTERS

                  (i) Currently under sales tax audit. Question has been raised on whether taxes must be billed on same invoice as hardware support. Taxes have always been charged to customers for hardware support but not for operating system support. At this time this is the only question that has been raised and has not been resolved.

                  (iv) Regarding Texas and accountants filings, we are doing business in Texas however we have neither offices nor employees in Texas.

                  (v)      We do not maintain a reserve.

                  (vii)    See attached exhibit(h) for financial statements.

                  (vii)    (B)      The Company is a sub chapter S corporation
                                    and therefore none of these losses or
                                    credits are applicable to the Company.

         (m)      REAL PROPERTY

                  (ii)

                           1. Office Lease dated December 1, 1996, between the Company as Tenant and W&R (Investment Properties, Inc., as Landlord.)

                           2. Office Lease dated January 24, 2000, between the Company as Tenant and Douglas International Holdings, Inc., as Landlord.

                           3. Storage USA Rental Agreement - Alabama, dated October 5, 1999, between the Company as Tenant and SUSA Partnership L.P. as Lessor.

                           4. Commercial Lease dated March 6, 1998, assumed by the Company on April 26, 1999, as the Lessee.

                    (ii)   (C)      The Company is delinquent in rental and
                                    other payments due to W&R Investment
                                    Properties, Inc., pursuant to the Lease
                                    dated December 1, 1996, totaling
                                    approximately $47,000.

        (n)  INTELLECTUAL PROPERTY

        (iv) See attached list.

        The Company has provided copies of all licenses, or the covers of shrink wrapped licenses to Grace.


        (iv) continued

Software on Company Computers, not being used, for which licenses have not been obtained or software of which the licenses cannot be found.

Server Software
---------------
Windows NT Server Vers 4.0 - Quant 3

Workstation Software
--------------------
Windows 98 - Qty 11
Windows NT Workstation - Qty 2
Windows 95 - Qty 2
Office 97 Professional - Qty 7
Office 95 - Qty 1
Office 2000 - Qty 3
Norton AntiVirus - Qty 4
Act 4.0 - Qty 2
Ice.Off.Site - Qty 5
Ice.Ten Plus - Qty 1
Norton Utilities NT - Qty 1
ProComm 3 - Qty 1
CrossTalk for Windows - Qty 1
MS-DOS Ver 6.22 - Qty 1
PC Anywhere 32 - Qty 5

The above software may be on certain computers used by the Company. The Company cannot find licenses for the above software. The Company does not use certain of the above software in its operations. The Company may be required to obtain the above licenses since the software resides on certain of the Company's computers.

                                                                  EXHIBIT (n(iv)

                                LICENSES ON HAND

Primary NT Server Operating System Vers 4.0 for domain "alpha" in Server Room.

                  NT Server Client Access License -- 20 users
                  License on File in ISS Department

SCO Unix Operating System Ver 5.0.5 hosting Accounting Software

                  SCO V5.0.5 Enterprise 5 user License #DEM005079 Registered with SCO. License on File in ISS Department.

                  SCO OpenServer 10 user License #2FL049993 upgrade Registered with SCO on file in ISS Department.

                  SCO SMP License for 1 additional CPU. License #DEM004695 not Registered. License on file in ISS Department.

                  SCO Wabi Server System License #DEM004009 not registered. License on file in ISS Department.

                  SCO Merge Server System License #DEM004201 not registered. License on file in ISS Department.

                  SCO OpenServer Development System License #DEM004855 not registered. License on file in ISS Department.

                  SCO Virtual Disk Manager License #DEM004483 not registered. License on file in ISS Department.

                  SCO VisionFS for OS 5.0.5 Serial #2FK034918 not registered. License on file in ISS Department.

                  SCO Advanced File and Print Server 1 user License #2EC027444 not registered. License on file in ISS Department.

         Above non-registered Licenses were part of original in-house purchase as a package. These options are not needed, but could be used in a development system should one become available.

                  SCO OpenServer User License for 10 users License #2EF034457 not registered. License is on file in ISS Department.

                  SCO Vision FS Serial #2EK030068 not registered. License is on file in ISS Department.

         These licenses are extras that have been used on a secondary development server as needed.

                  Real World Classic Accounting Vers 8.0 10 user version registered with Real World Corp. License certificate not on file, but have copy of Activation screen.

                  BackupEdge backup software Serial #UV9609130005 Registered with Microlite Corporation. License on file in ISS Department.

                  Synchronics Checkpoint Software Vers 7.0.160 Serial #CP037904 Registered with Synchronics Corp. License certificate not on file.

                  Focus Service Software for Checkpoint Ver 6.7.3 Serial #0098006233 Purchased with Counterpoint. License certificate not on file.

Pentium Server for Voice mail system

O/S 2.0 Operating system running SDI version 3.00 voice-mail software. This system was purchased from SouthCom. No licenses or agreements were delivered with the system.

RISC 6000 Server

AIX Ver 4.3.2 - Qty 3

         In-House License not needed due to IBM Partnering Agreement.

Workstation Licenses

The following licenses are on file in ISS Department:

Windows 98 - Qty 4

Office 97 - Qty 1

Windows 95 - Qty 4

Ice.Off.Site - Qty 1

Ice.Tcp - Qty 25 user license

Norton Utilities for Win 95 Ver 3.0 - Qty 1

PageNet - Qty 1

SLMailNT Ver 3.2 Unlimited user - Qty 1

State Sales Tax - Qty 1

BeachFront Quizzer - Qty 1

UTutor for Unix - 1

Exceed 5 - Qty 1

Proposal Manager - Qty 1

Snap Back Live for NT Not for Resale Copy - Qty 1

WinFax Pro Network Version 9.0 - Qty 11

Ghost Ver 5.9 - 999 Users

         (O)      TANGIBLE ASSETS

                  Items in disrepair - not usable.

         Dodge Van     9001     FL LN     W WH OGF     1B7GK14ROLX153335
         Dodge Van     9101     FL LN     W WH 05F     1B7GH1436NX164403
         Honda Civic   9304     ALB LN    1EM9543      2HGEH2357PH507664
         Honda Civic   9302     ALB LN    1EM9544      2HGEH2351PH516408

         (P)      CONTRACTS

                  (i) SEE ATTACHED

         Agreement to provide services to Orange County, Florida, which is an annually renewable contract, is in the name of Zytek (assets purchased by the Company) and has not been assigned to the Company. Orange County may be able to terminate this Agreement as a result of the purchase of the assets of Zytek.

         Copies of each of the above listed agreement have been provided to Grace.

                  (iv) Promissory Note issued by the Company to Mr. Ray, dated March 15, 2000, for $2,500 loaned to the Company for working capital.

(p)

Maintenance Agreements:

IBM/NABI
IBM/Discount Auto Parts
Community Health Center Inc.
IBM/Watkins Motor Lines for On-Site support on PC's/Laptops, and Printers IBM/Royal Caribbean Cruise LTD.
Space Coast Orthopedic Center
Orlando Orthopedics
Peninsular Warehouse
UPA Integrity Group
Women's Center for Radiology
Orange County Tax Collector
IBM/Lanier Clothes
State of Alabama/Alabama Medicaid Agency
Automated Medical Consultants
Inter-Medic Health Center
St. Johns Water Management District
CPSS/Bindley Western
CPSS/Circuit City
Comservco/Rabo Bank Dallas and Atlanta
Brach's Confections
IBM/Publix
Georgia Specialty Associates known now as Healthcare Specialties
IBM/Watkins Motor Lines for Memorex-Telex 287D Printers.

Block of Time Agreements:

Inter-Medic Health Center
In-Health Computer Services
Savannah Plastic Surgery Associates
Pacific Basin Foods
Mid Florida Eye
Go Electronics

Reseller Agreements:

Altigen (telephony phone system)
Hallmark Global Solutions (IBM RS/6000 reseller)
SCO reseller program (operating system s/w)
Compaq Partner (hardware reseller)

Acquisitions:

Zytek, Inc. (service co. acquisition)
Data Hardware Svc, Inc. (service co. acquisition)
Computer Service and Support (service co. acquisition)
CCI Technologies, Inc. (sale of Alpha Kansas branch)

Non-Disclosure Agreements:

Data General Corp.
Cherry Systems, Inc.
Advance Computer Consultants
C&E Computers, Inc.
Scantron Services Group, Inc.
Polaris Service, Inc.
Allen Woolway d.b.a. MBS Solutions d.b.a. Lanflex
Anthony Knaus d.b.a. KNAUS Systems, Inc.
In-Health Computer Services
Absolute Systems, Inc.
Tim Shiver
CCI Technologies, Inc.

(P)(IX) EMPLOYMENT AGREEMENTS IN EXCESS OF $30,000.00


NAME                          START DATE               SUBJECT
Michael A. Brown               6/30/99                 (p)(v),(p)(ix)
Anna M. Campos                 9/28/99                 (p)(v),(p)(ix)
Amy Catlin                     1/01/98                 (p)(v),(p)(ix)
Daniel Concepcion             10/06/99                 (p)(v),(p)(ix)
Brian Duck                    12/05/97                 (p)(v),(p)(ix)
David Dunn                    01/12/95                 (p)(v),(p)(ix)
Sue Edwards Young             03/06/95                 (p)(v),(p)(ix)
Wilbert Funeus                10/18/99                 (p)(v),(p)(ix)
Gene Gunther                  10/16/95                 (p)(v),(p)(ix)
Jeff Harris                   09/16/98                 (p)(v),(p)(ix)
Kerri Hertzing                09/03/99                 (p)(v),(p)(ix)
Joseph Hunter                 05/19/97                 (p)(v),(p)(ix)
Randy Lancaster               03/04/96                 (p)(v),(p)(ix)
Christopher M. Lorentz        08/29/97                 (p)(v),(p)(ix)
Wallace McCommon              12/26/95                 (p)(v),(p)(ix)
Jeff Miele                    09/01/99                 (p)(v),(p)(ix)
James W. Moore                09/08/98                 (p)(v),(p)(ix)
Martin Ray                    06/16/97                 (p)(v),(p)(ix)
Daniel Sawicki                04/26/99                 (p)(v),(p)(ix)
Timithy D. Shiver             11/03/94                 (p)(v),(p)(ix)
Jeff Steiner                  09/19/94                 (p)(v),(p)(ix)
Lisa Stoyanov Ledvinka        04/21/95                 (p)(v),(p)(ix)
John A. Thomas                05/24/99                 (p)(v),(p)(ix)
Christopher Threatt           03/26/96                 (p)(v),(p)(ix)
William Vandiver              05/18/98                 (p)(v),(p)(ix)
Rhonda Berry Wallace          03/06/95                 (p)(v),(p)(ix)
James Warren                  05/04/95                 (p)(v),(p)(ix)
Josuhua Williams              09/15/99                 (p)(v),(p)(ix)
William Wilson                06/11/98                 (p)(v),(p)(ix)
Daniel C. Wolf                12/19/97                 (p)(v),(p)(ix)
Van R. Hunter                 09/01/95                 (p)(v),(p)(ix)

         (Q)  NOTES AND ACCOUNTS RECEIVABLE

                  A copy of the accounts receivable list as of 2/22/00 has been provided to Grace.

         (R) POWERS OF ATTORNEY

                  Granted to Gene R. Gunther in connection with matters before the Florida Department of Revenue.

         (S)      INSURANCE

                  See attached

        (S)   INSURANCE

                  (i)   Insurance Office of America Inc
                        150 North Westmonte Drive
                        P. O. Box 162207
                        Altamonte Springs, FL  32716
                        Agent: Harrison T Bucklew
                        Phone Number: 407-788-3000

                  (ii)           Coverage                   Insurer                  Policyholder                Insureds
                            Business Liability      Transcontinental Ins. Co      Alpha Computer Svcs          Brown, Michael
                                                                                                               Campos, Anna
                                                                                                               Catlin, Amy
                                                                                                               Concepcion, Daniel
                                                                                                               Duck, Brian
                                                                                                               Dunn, David
                                                                                                               Funeus, Wilbert
                                                                                                               Gunther, Gene
                                                                                                               Harris, Jeffery
                                                                                                               Hertzing, Karri
                                                                                                               Hunter, Joseph
                                                                                                               Hunter, Robert V.
                                                                                                               Lancaster, Randy
                                                                                                               Lewis, Wendy
                                                                                                               Lorentz, Christopher
                                                                                                               McCommon, Wallace
                                                                                                               Miele, Jeffrey
                                                                                                               Moore, James
                                                                                                               Ray, Martin
                                                                                                               Ray, Ogale "Randy"
                                                                                                               Sawicki, Daniel
                                                                                                               Shiver, Timothy
                                                                                                               Steiner, Bonnie
                                                                                                               Steiner, Jeffrey
                                                                                                               Stoyanov, Lisa
                                                                                                               Thomas, John
                                                                                                               Threatt, Christopher
                                                                                                               Vandiver, William
                                                                                                               Wallace, Rhonda
                                                                                                               Warren, Richard
                                                                                                               Warren, James
                                                                                                               Williams, Joshua
                                                                                                               Wilson, William
                                                                                                               Wolf, Daniel
                                                                                                               Young, Susan
                                                                                                               Matthis, Tommy L.
                                                                                                               Watkins, Anthony

                 (S)  (ii)                                                                                     Orfield, Jimmy
                                                                                                               Morrell, Judith
                                                                                                               Barajas, Elizabeth
                                                                                                               Kurley, Debbie
                                                                                                               Andrews, Michele
                                                                                                               Mink, Kora
                                                                                                               Matichak, David
                                                                                                               Ripley, Charles
                                                                                                               Giles, Scott

                                    Commercial Auto     Commercial Union Ins. Co.  Alpha Computer Svcs, Inc.   Brown, Michael
                                                                                                               Campos, Anna
                                                                                                               Catlin, Amy
                                                                                                               Concepcion, Daniel
                                                                                                               Duck, Brian
                                                                                                               Dunn, David
                                                                                                               Funeus, Wilbert
                                                                                                               Gunther, Gene
                                                                                                               Harris, Jeffery
                                                                                                               Hertzing, Karri
                                                                                                               Hunter, Joseph
                                                                                                               Hunter, Robert V.
                                                                                                               Lancaster, Randy
                                                                                                               Lewis, Wendy
                                                                                                               Lorentz, Christopher
                                                                                                               McCommon, Wallace
                                                                                                               Miele, Jeffrey
                                                                                                               Moore, James
                                                                                                               Ray, Martin
                                                                                                               Ray, Ogale "Randy"
                                                                                                               Sawicki, Daniel
                                                                                                               Shiver, Timothy
                                                                                                               Stoyanov, Lisa
                                                                                                               Thomas, John
                                                                                                               Threatt, Christopher
                                                                                                               Vandiver, William
                                                                                                               Wallace, Rhonda
                                                                                                               Warren, Richard
                                                                                                               Warren, James
                                                                                                               Williams, Joshua
                                                                                                               Wilson, William
                                                                                                               Wolf, Daniel
                                                                                                               Young, Susan
                                 Workers' Compensation   Transcontinental Ins Co    Alpha Computer Svcs Inc
                                                                                                               Brown, Michael
                                                                                                               Campos, Anna
                                                                                                               Catlin, Amy
                                                                                                               Concepcion, Daniel
                                                                                                               Duck, Brian
                                                                                                               Dunn, David
                                                                                                               Funeus, Wilbert
                                                                                                               Gunther, Gene
                                                                                                               Harris, Jeffery



         (S)  (ii)                                                                                             Hertzing, Karri
                                                                                                               Hunter, Joseph
                                                                                                               Hunter, Robert V.
                                                                                                               Lancaster, Randy
                                                                                                               Lorentz, Christopher
                                                                                                               McCommon, Wallace
                                                                                                               Miele, Jeffrey
                                                                                                               Moore, James
                                                                                                               Ray, Martin
                                                                                                               Sawicki, Daniel
                                                                                                               Shiver, Timothy
                                                                                                               Steiner, Bonnie
                                                                                                               Steiner, Jeffrey
                                                                                                               Stoyanov, Lisa
                                                                                                               Thomas, John
                                                                                                               Threatt, Christopher
                                                                                                               Vandiver, William
                                                                                                               Wallace, Rhonda
                                                                                                               Warren, Richard
                                                                                                               Warren, James
                                                                                                               Williams, Joshua
                                                                                                               Wilson, William
                                                                                                               Wolf, Daniel
                                                                                                               Young, Susan
                                                                                                               Matthis, Tommy L
                                                                                                               Watkins, Anthony
                                                                                                               Orfield, Jimmy
                                                                                                               Morrell, Judith
                                                                                                               Barajas, Elizabeth
                                                                                                               Karley, Debbie
                                                                                                               Andrews, Michele
                                                                                                               Mink, Lora
                                                                                                               Matichak, David
                                                                                                               Ripley, Charles
                                                                                                               Giles, Scott

                                Inland Marine              Continental Casualty Co   Alpha Computer Svcs Inc.  Brown, Michael
                                                                                                               Campos, Anna
                                                                                                               Catlin, Amy
                                                                                                               Concepcion, Daniel
                                                                                                               Duck, Brian
                                                                                                               Dunn, David
                                                                                                               Dunn, David
                                                                                                               Funeus, Wilbert
                                                                                                               Gunther, Gene
                                                                                                               Harris, Jeffery
                                                                                                               Hertzing, Karri
                                                                                                               Hunter, Joseph
                                                                                                               Hunter, Robert V.
                                                                                                               Lancaster, Randy
                                                                                                               Lewis, Wendy
                                                                                                               Lorentz, Christopher

         (S)  (ii)                                                                                             McCommon, Wallace
                                                                                                               Miele, Jeffrey
                                                                                                               Moore, James
                                                                                                               Ray, Martin
                                                                                                               Ray, Ogale "Randy"
                                                                                                               Sawicki, Daniel
                                                                                                               Shiver, Timothy
                                                                                                               Steiner, Bonnie
                                                                                                               Steiner, Jeffrey
                                                                                                               Stoyanov, Lisa
                                                                                                               Thomas, John
                                                                                                               Threatt, Christopher
                                                                                                               Vandiver, William
                                                                                                               Wallace, Rhonda
                                                                                                               Warren, Richard
                                                                                                               Warren, James
                                                                                                               Williams, Joshua
                                                                                                               Wilson, William
                                                                                                               Wolf, Daniel
                                                                                                               Young, Susan
                                                                                                               Matthis, Tommy L.
                                                                                                               Watkins, Anthony
                                                                                                               Orfield, Jimmy
                                                                                                               Morrell, Judith
                                                                                                               Barajas, Elizabeth
                                                                                                               Kurley, Debbie
                                                                                                               Andrews, Michele
                                                                                                               Mink, Lora
                                                                                                               Matichak, David
                                                                                                               Ripley, Charles
                                                                                                               Giles, Scott

                           Commercial Umbrella        Continental Casualty Co     Alpha Computer Svcs Inc      Brown, Michael
                                                                                                               Campos, Anna
                                                                                                               Catlin, Amy
                                                                                                               Concepcion, Daniel
                                                                                                               Duck, Brian
                                                                                                               Dunn, David
                                                                                                               Funeus, Wilbert
                                                                                                               Gunther, Gene
                                                                                                               Harris, Jeffery
                                                                                                               Hertzing, Karri
                                                                                                               Hunter, Joseph
                                                                                                               Hunter, Robert V.
                                                                                                               Lancaster, Randy
                                                                                                               Lewis, Wendy
                                                                                                               Lorentz, Christopher
                                                                                                               McCommon, Wallace
                                                                                                               Miele, Jeffrey
                                                                                                               Moore, James
                                                                                                               Ray, Martin
                                                                                                               Ray, Ogale "Randy"
                                                                                                               Sawicki, Daniel

         (S)  (ii)                                                                                             Shiver, Timothy
                                                                                                               Steiner, Bonnie
                                                                                                               Steiner, Jeffrey
                                                                                                               Stoyanov, Lisa
                                                                                                               Thomas, John
                                                                                                               Threatt, Christopher
                                                                                                               Vandiver, William
                                                                                                               Wallace, Rhonda
                                                                                                               Warren, Richard
                                                                                                               Warren, James
                                                                                                               Williams, Joshua
                                                                                                               Wilson, William
                                                                                                               Wolf, Daniel
                                                                                                               Young, Susan
                                                                                                               Matthis, Tommy L
                                                                                                               Watkins, Anthony
                                                                                                               Orfield, Jimmy
                                                                                                               Morrell, Judith
                                                                                                               Barajas, Elizabeth
                                                                                                               Kurley, Debbie
                                                                                                               Andrews, Michele
                                                                                                               Mink, Lora
                                                                                                               Matichak, David
                                                                                                               Ripley, Charles
                                                                                                               Giles, Scott

         (S)  (ii)               Business Liability           Policy #1 73725608                01/01/2000 to 01/01/2001
                                 Business Auto                Policy #CZAX07396                 01/01/2000 to 01/01/2001
                                 Workers Compensation         Policy #WC 1 77163042             01.01/2000 to 01/01/2001
                                 Inland Marine                Policy #B 1073725656              01/01/2000 to 01/01/2001
                                 Commercial Umbrella          Policy #B 1073725673              01/01/2000 to 01/01/2001
         (S)  (iv)               See Attached


                               LOCATION SCHEDULE


LOCATION     BUILDING            LOCATION ADDRESS
 NUMBER       NUMBER    (STREET, CITY, COUNTY, STATE, ZIP)
--------     --------   ----------------------------------

   1            1        250 ALTAMONTE COMMERCE CIRCLE
                         SEMINOLE CO.
                         ALTAMONTE SPRINGS, FL 32714

   2            1        2619 DECATUR HIGHWAY
                         FULTONDALE, AL 35068

                       [LOGO] INSURANCE OFFICE OF AMERICA

                          COMMERCIAL PROPERTY COVERAGE


Named Insured:      ALPHA COMPUTER SERVICES, INC.
Company Name:       TRANSCONTINENTAL INSURANCE COMPANY
Policy Term:        01/01/2000 TO 01/01/2001

Location Number:    1
Building Number:    1

LIMITS         PROPERTY DESCRIPTION               DEDUCTIBLE          CO-INS        VALUE      CAUSES OF LOSS
------         --------------------               ----------          ------        -----      --------------
$ 300,000      CONTENTS                           $  500                  %         RC         SPECIAL
$  10,000      COMPUTER EQUIP.                    $  500                  %         RC         SPECIAL
$  15,000      VALUABLE PAPERS                    $  500                  %         RC         SPECIAL

Location Number:    2
Building Number:    1

LIMITS         PROPERTY DESCRIPTION               DEDUCTIBLE          CO-INS        VALUE      CAUSES OF LOSS
------         --------------------               ----------          ------        -----      --------------
$  30,000      CONTENTS                           $  500                  %         RC         SPECIAL
$  10,000      COMPUTER EQUIP.                    $  500                  %         RC         SPECIAL
$  15,000      VALUABLE PAPERS                    $  500                  %         RC         SPECIAL

AUTOMATIC COVERAGE EXTENSIONS


ADDITIONAL CONDITIONS AND ENDORSEMENTS
ACCOUNTS RECEIVABLE - $25,000 LIMIT
MONEY AND SECURITIES - $10,000 IN/$5,000 OUT
PROPERTY IN TRANSIT - $50,000 LIMIT - ON OWNED VEHICLES
EMPLOYEE DISHONESTY - $50,000


                       [LOGO] INSURANCE OFFICE OF AMERICA

                             TRANSPORTATION FLOATER


Named Insured:      ALPHA COMPUTER SERVICES, INC.
Company Name:       CONTINENTAL CASUALTY CO. - C.N.A.
Policy Term:        01/01/2000 TO 01/01/2001

LIMITS                   COVERAGE DESCRIPTION
------                   --------------------

$75,000                  Catastrophe

$   250                  Deductible

MODES OF TRANSPORTATION
-----------------------
Any One Motor Vehicle
Any One Railroad Car
Any One Aircraft


                       [LOGO] INSURANCE OFFICE OF AMERICA

                     COMMERCIAL GENERAL LIABILITY COVERAGE

Named Insured: ALPHA COMPUTER SERVICES, INC
Company Name:  TRANSCONTINENTAL INSURANCE COMPANY
Policy Term:   01/01/2000 TO 01/01/2001

Coverage Written On:  [x] Occurrence Form    [ ] Claims-Made Form
                                                 Retro:   /  /

LIMITS                  COVERAGE DESCRIPTION
------                  --------------------
$1,000,000              Each Occurrence - Bodily Injury and Property Damage

$2,000,000              General Aggregate

$2,000,000              Products and Completed Operations Aggregate

$1,000,000              Personal and Advertising Injury

$  100,000              Fire Damage (any one fire)

$   10,000              Medical Expense (any one person)

Includes:               Premises and Operations

                        Products and Completed Operations

                        Owners and Contractors Protective

                        Contractual Liability

                        Employees as Additional Insureds

                        Broad Form Property Damage Liability

                        Host Liquor Liability

                        Incidental Medical Malpractice

                        Non-Owned Watercraft Liability (under 26 feet)

                        Limited Worldwide Products

ADDITIONAL CONDITIONS AND ENDORSEMENTS


                       [LOGO] INSURANCE OFFICE OF AMERICA

                         COMMERCIAL AUTOMOBILE COVERAGE

Named Insured: ALPHA COMPUTER SERVICES, INC
Company Name:  GENERAL ACCIDENT INSURANCE COMPANY
Policy Term:   01/01/2000 TO 01/01/2001

LIMITS                COVERAGE DESCRIPTION
------                --------------------
$500,000              Combined Single Limit - Bodily Injury and Property Damage

$500,000              Uninsured Motorists

$                     Underinsured Motorists

$  5,000              Medical Payments - Each Person

$ 10,000              PIP or Equivalent No-Fault ($____ Deductible)

Physical Damage Coverage (see attached automobile schedule)

Includes:             [x] Non-Owned Auto Liability
                      [x] Hired Auto Liability


ADDITIONAL CONDITIONS AND ENDORSEMENTS


                      [LOGO]  INSURANCE OFFICE of AMERICA

                         COMMERCIAL AUTOMOBILE SCHEDULE

---------------------------------------------------------------------------------------------------------------------------------
                        VEHICLE MAKE                                                          SPECIFIED CAUSES OF
 VEH    YEAR            VEHICLE MODEL           LIAB     MED     PIP      UM      UIM              LOSS OR               COLLISION
  #                     SERIAL NUMBER                    PAY                                  COMPREHENSIVE PERILS       DEDUCTIBLE
----    ----      --------------------------    ----     ---     ---      ---     ---     -------------------------      ----------
                                                                                            [ ] Specified Causes
  1      1994     DODGE VAN #8477                 X       X       X        X                [X] Comprehensive               $500
                                                                                            $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  2      1999     CHEVY ASTROVAN #4864            X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  3      1990     DODGE VAN #6151                 X       X       X        X               [X] Comprehensive                $
                                                                                           $ Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  4      1994     DODGE VAN #6550                 X       X       X        X               [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  5      1998     CHEVY ASTROVAN #2789            X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                        VEHICLE MAKE                                                          SPECIFIED CAUSES OF
 VEH    YEAR            VEHICLE MODEL           LIAB     MED     PIP      UM      UIM              LOSS OR               COLLISION
  #                     SERIAL NUMBER                    PAY                                  COMPREHENSIVE PERILS       DEDUCTIBLE
----    ----      --------------------------    ----     ---     ---      ---     ---     -------------------------      ----------
                                                                                           [ ] Specified Causes
  6      1994     DODGE VAN #3950                 X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  7      1999     CHEVY ASTROVAN #4812            X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  8      1998     CHEVY ASTROVAN #4127            X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
  9      1993     HONDA CIVIC #4981               X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
 10      1993     HONDA CIVIC #7664               X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
 11      1993     HONDA CIVIC #1244               X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
 12      1993     HONDA CIVIC #6408               X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------


                       [LOGO] INSURANCE OFFICE OF AMERICA

-----------------------------------------------------------------------------------------------------------------------------------
                        VEHICLE MAKE                                                          SPECIFIED CAUSES OF
 VEH    YEAR            VEHICLE MODEL           LIAB     MED     PIP      UM      UIM              LOSS OR               COLLISION
  #                     SERIAL NUMBER                    PAY                                  COMPREHENSIVE PERILS       DEDUCTIBLE
----    ----      --------------------------    ----     ---     ---      ---     ---     -------------------------      ----------
                                                                                           [ ] Specified Causes
 13     1993      HONDA CIVIC #1600               X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
 14     1998     CHEVY ASTROVAN #2722             X       X       X        X               [X] Comprehensive                $500
                                                                                           $500 Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
                                                                                           [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
                                                                                           [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
                                                                                           [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
                                                                                           [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           [ ] Specified Causes
                                                                                           [X] Comprehensive                $
                                                                                           $    Deductible
-----------------------------------------------------------------------------------------------------------------------------------


                       [LOGO] INSURANCE OFFICE OF AMERICA

                          WORKERS' COMPENSATION POLICY


Named Insured: ALPHA COMPUTER SERVICES, INC.
Company Name:  TRANSCONTINENTAL INSURANCE CO.
Policy Term:   01/01/2000 TO 01/01/2001

LIMITS           COVERAGE DESCRIPTION
------           --------------------
As Required      Workers' Compensation

$100,000         Employer's Liability - Each Accident

$500,000         Employer's Liability - Disease-Policy Limit

$100,000         Employer's Liability - Disease-Each Employee

ADDITIONAL CONDITIONS AND ENDORSEMENTS
NAMED INSUREDS INCLUDE:
CITY DIRECT, LLC
DYNATRENDS DBA COUPON USA
ALPHA-TEL VISION 2000 PARTNERS, LTD. LLC
NET VISION INTERNATIONAL, INC.
WEBWIZARD, LLC
W&R INVESTMENTS, INC.



TOTAL ESTIMATED PREMIUM                                               $23,425.00

                                  RATING BASIS

-----------------------------------------------------------------------------------------------------
LOC      CODE              CLASSIFICATION                      EST. PAYROLL      RATES    PREMIUM
-----------------------------------------------------------------------------------------------------
AL       5191     OFFICE MACHINE INSTALLATION, REPAIR          62,500            1.15        719
-----------------------------------------------------------------------------------------------------
FL       5191     OFFICE MACHINE INSTALLATION, REPAIR         629,091            2.67     16,797
-----------------------------------------------------------------------------------------------------
FL       8742     SALESPERSONS                                650,952            1.13      7,356
-----------------------------------------------------------------------------------------------------
FL       8810     CLERICAL                                    371,632             .59      2,193
-----------------------------------------------------------------------------------------------------
GA       5191     OFFICE MACHINE INSTALLATION, REPAIR         115,017             .44        506
-----------------------------------------------------------------------------------------------------
KS       5191     OFFICE MACHINE INSTALLATION, REPAIR          69,500             .77        535
-----------------------------------------------------------------------------------------------------





                       [LOGO] INSURANCE OFFICE OF AMERICA

                                UMBRELLA POLICY


Named Insured: ALPHA COMPUTER SERVICES, INC.
Company Name:  TRANSCONTINENTAL INSURANCE COMPANY
Policy Term:   01/01/2000 TO 01/01/2001

LIMITS        COVERAGE DESCRIPTION
------        --------------------
$1,000,000    Each Occurrence

$1,000,000    Annual Aggregate

$   10,000    Retained Limit

UNDERLYING INSURANCE INFORMATION:

Auto Liability         $  500,000     Combined Single Limit

General Liability      $1,000,000     Each Occurrence
                       $2,000,000     General Aggregate
                       $2,000,000     Products Aggregate
                       $1,000,000     Personal Injury
                       $  100,000     Fire Damage
                       $   10,000     Medical Expense

Employers Liability    $  100,000     B.I. Each Accident
                       $  500,000     B.I. Disease Policy Limit
                       $  100,000     B.I. Disease Each Employee

Other:                 $

KEY POLICY EXCLUSIONS/FEATURES

First Dollar Defense     [ ] Included    [ ] Excluded


KEY COVERAGE DEFINITIONS


                       [LOGO] INSURANCE OFFICE OF AMERICA

(s) (v) Great West Life & Annuity Insurance Company

        Group Policy #265903GL      June 1, 1998 - May 31, 2000
                 Life and Health Services Contract
                 ---------------------------------
                 (Self Funded Basis for Hospital & Medical Coverage
                 and Prescription drug Coverage)
                 Specific Stop-Loss Level             $25,000
                                                      -------
                 Aggregate Limitation Factor              N/A
                                                      -------
                 Monthly Attachment Factors
                 --------------------------
                 - for each employee                  $127.33
                                                      -------
                 - for employee covered for           $143.05
                   dependant coverage                 -------

                 Premium Factors
                 ---------------
                 - for each employee                  $ 49.54
                                                      -------
                 - for each employee covered          $ 55.63
                   for dependant coverage             -------


         (x)      EMPLOYEE BENEFITS

                  Employee Welfare Benefit Plan -- Services Contract between Great-West Life & Annuity Insurance Company and Alpha Computer Services, Inc. for hospital and medical coverage and prescription drug coverage on a partially self-funded basis; Stop Loss Contract

         (aa)     CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.

                  1. See Disclosure Schedule item m(ii). W & R Investment Properties, Inc., and Douglas International Holdings, Inc., are companies in which Ms. Wendy Lewis and Mr. Randy Ray have ownership interests.

                  2. Note Payable to W & R Investment Properties, Inc., balance due as of 12/31/99 of approximately $24,000.

                  3. The Company owes Ms. Wendy Lewis $29,500 as set forth on the Balance Sheet.

                  4. The Company has entered into hardware maintenance agreements with Web Wizard and Medical Office Systems, which are entities in which Ms. Lewis and Mr. Ray have ownership interests.

                  5.       The Stockholders are employed by the Company.

                  6. The Company provides a car allowance to Mr. Warren in lieu of mileage reimbursement.

                  7. The Company reimburses the stockholders for cellular phone expenses, some of which may be for other than company business.

                  8. Promissory Note issued by the Company to Mr. Ray, dated March 15, 2000, for $2,500 loaned to the Company for working capital.

8(H)  PERSONAL GUARANTEES OF SHAREHOLDERS

(I)
PERSONAL GUARANTEES

FINANCIER      DESCRIPTION               GUARANTOR          DATE           TERM/PMT       ORIGINAL AMOUNT
---------------------------------------------------------------------------------------------------------
GMAC 1998      Astro Van Purchase        Wendy Lewis        12/26/97       60 mo.         $   19,905.21
                                                                           $366.28
GMAC 1998      Astro Van Purchase        Wendy Lewis        03/11/98       60 mo.         $   19,998.80
                                                                           $386.65
Nations Bank   1999 Astro Van Purchase   Wendy Lewis        12/18/98       60 mo.         $   19,302.13
                                                                           $393.72
Nations Bank   1999 Astro Van Purchase   Wendy Lewis        12/18/98       60 mo.         $   19,302.13
                                                                           $393.72
CitiFactors    A/R Financing             Randy Ray          12/01/99       15 mo.         $  300,000.00
                                         Wendy Lewis
                                         Richard Warren

Zytek          Purchase Agreement        Richard Warren     04/01/95       84 mo.         $2,520,000.00
                                                                           14,286.00
                                                                    CURRENT BALANCE:      $  320,375.24

(II)
LOANS FROM SHAREOWNER - WENDY LEWIS

     DESCRIPTION              DATE           OPEN AMOUNT
--------------------------------------------------------
Working Capital               05/31/99       $12,000.00

Working Capital               02/28/97       $17,500.00


(III)
ACCOUNTS PAYABLE - OPEN ITEMS - W&R INVESTMENTS

All items referenced with "LEASE" in the Invoice # column on the payables refer to the portion of shareowner's (Randy Ray & Wendy Lewis) automobile leases Alpha was responsible for payment.

All items referenced with "UTL" or "UTILITY" in the Invoice # column on the payables refer to the portion of building utilities (electric, water, garbage, lawn maintenance) Alpha was responsible for payment. Invoices referencing "118 DEC" & "119 JAN" refer to utility expense.

The item referenced with "MISC 0698" in the Invoice # column on the payables refer to the purchase of an standalone Air Conditioning unit for the computer room at Alpha.

All items referenced with "RENT" in the Invoice # column on the payables refer to the portion of building rent Alpha was responsible for payment.

All items referenced with "INTERNET," "INTRNET" or "SPRINT" in the Invoice # column on the payables refer to the portion of the T1 internet access Alpha was responsible for payment from June 1999 through February 2000. Alpha will be responsible for the March 2000 payment to Sprint in the amount of $650.56.

(IV)
SPRINT DISPUTE

Except with respect to the items set forth above with regard to internet access through Sprint, the Shareholders shall be responsible for any and all liability of the Company owed, or claimed by Sprint to be owed, to Sprint, including, but not limited to, approximately $31,221.41 alleged by Sprint to be owned by the Company to Sprint.

                                                                     EXHIBIT (i)

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30     Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
8S001          ABSOLUTE SYSTEMS                  34,102.65                       .00               .00         5,433.31   28,669.34
                                    SLS                .00                         0%                0%              16%         84%
72-985-0083    2010-000                          34,102.65
               ACCOUNTS PAYABLE - TRADE           12/10/99

Vchr-# Dst-date Invoice #      Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net    Age
15469   9/05/99 9931156         9/05/99   9/20/99              16,296.32        2,296.32         .00    14,000.00    172
15899  10/11/99 9931179        10/11/99  10/31/99               1,336.84             .00         .00     1,336.84    136
I5900  10/11/99 9931178        10/11/99  10/31/99              11,408.39             .00         .00    11,408.39    136
15991  10/12/99 9931180        10/12/99  11/01/99                 825.00             .00         .00       825.00    135
15902  10/01/99 9931176        10/01/99  10/21/99                 706.86             .00         .00       706.86    146
15903  10/15/99 9931186        10/15/99  11/04/99                  36.75             .00         .00        36.75    132
15904  10/15/99 9931185        10/15/99  11/04/99                 157.50             .00         .00       157.50    132
16201  12/02/99 9931216        12/02/99  12/02/99               1,754.93             .08         .00     1,754.93     84
16285  11/01/99 9931172 10/6   11/01/99  11/21/99                 198.00             .00         .00       198.00    115
16458  12/03/99 9931217        12/03/99  12/28/99                 157.00             .00         .00       157.00     83
16548  12/10/99 9931224        12/10/99  12/25/99               3,521.38             .00         .00     3,521.38     76

CC001          ACCUSCAN                          874.53                           .00              .00          .00         874.53
                                                    .00                             0%               0%           0%           100%
04-922-1220    2010-0000                         874.53
04-922-0368    ACCOUNTS PAYABLE - TRADE         6/15/99


Vchr-# Dst-date Invoice #      Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net    Age

14553   6/15/99 99045799        6/15/99  7/15/99                  874.53            .00          .00       874.53     254

CC002          ACCU-TECH CORPORATION          6,498.31                             .00               152.80     5,006.69   1,338.82
CHRIS WILSON                                       .00                               0%                   2%          77%        21%
88-222-8832    2010-000                       6,498.31
70-475-4659    ACCOUNTS PAYABLE - TRADE        1/05/00


Vchr-# Dst-date Invoice #      Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net    Age
15896  10/04/99 99082514        10/04/99 11/03/99              70.00                 .00         .00        70.00    143
15897  10/29/99 9909131         10/29/99 11/28/99             300.56                 .00         .00       300.56    l18
15898  11/08/99 99093333        11/08/99 12/08/99             143.20                 .00         .00       143.20    108
16202  11/29/99 99099014        11/29/99 12/29/99              34.20                 .00         .00        34.20     87
16203  11/11/99 99094769        11/11/99 12/11/99             271.25                 .00         .00       271.25    105
16204  11/15/99 99895573        11/15/99 12/15/99             469.56                 .00         .00       469.56    101
16205  12/01/99 99100476        12/01/99 12/31/99              70.20                 .00         .00        71.20     85
16206  11/12/99 99095124        11/12/99 12/12/99              17.65                 .00         .00        17.65    104
16207  11/15/99 99095572        11/15/99 12/15/99              66.60                 .00         .00        60.60    101
16460  12/14/99 99104145        12/14/99  1/13/00           4,513.04                 .00         .00     4,513.04     72

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred

------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16461          12/16/99     99105095         12/16/99   1/15/00                     39.00          .00         .00        39.00   70
16462          12/15/99     99104549         12/15/99   1/14/00                    350.25          .00         .00       358.25   71
16819           1/05/00     20008234          1/05/00   2/04/00                     78.60          .00         .00        78.60   50
16829           1/05/00     20000235          1/05/00   2/04/00                     74.20          .00         .00        74.20   50

ACC003         ACCESS GRAPHICS                   1,192.33                            .00           .00          1,192.33        .00
ANTHONY                                               .00                              0%            0%              100%         0%
303-415-2808   2010-0000                         1,192.33
               ACCOUNTS PAYABLE - TRADE          12/17/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16459          12/17/99     1400043          12/17/99  1/16/00             1,192.33                 .00         .00  1,192.33     69

ADV084         ADVANCED INFORMATION              2,000.00                            .00   2,000.00               .00           .00
                                                      .00                              0%       100%                0%            0%
407-774-7181   2010-0000                         2,000.00
               ACCOUNTS PAYABLE - TRADE           1/11/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16820          1/11/00     INV000029         1/11/00  1/11/00             2,000.00                 .00         .00  2,000.00      44

AIR001         AIRBORNE EXPRESS                     69.05                             .00          .00          53.35         15.70
CUSTOMER SVC                                          .00                               0%           0%            77%           23%
800-247-2676   2010-000                             69.05
               ACCOUNTS PAYABLE - TRADE          12/15/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16208         11/10/99     U9774181         11/10/99  11/25/99               15.70                 .00         .00     15.70     106
16545         12/15/99     U8896646         12/15/99  12/30/99               14.85                 .00         .00     14.85      71
16559         12/01/99     U6688780 10/20   12/01/99  12/16/99               38.50                 .00         .00     38.50      85

ALL084         ALLIED TIRES & SERVICE               71.95                             .00        71.95            .00           .00
                                                      .00                               0%         100%             0%            0%
407-854-4300   2010-0000                            71.95
               ACCOUNTS PAYABLE - TRADE          12/28/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16550         12/28/99     147700           12/28/99  12/28/99               71.95                 .00         .00     71.95      58

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
ALP005         ALPHA MICROSYSTEMS                            50,708.16           6,196.60         6,318.42     .00        38,201.14
JENNIFER                                                           .00                 12%              12%      0%              75%
800-548-4848   2019-0909                                     50,708.16
714-641-6223   ACCOUNTS PAYABLE - TRADE                        2/19/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
13198           1/29/99     663763            1/29/99   2/28/99                    495.00          .00         .00       495.00  391
13368           3/01/00     8068857 2/22      3/01/99   3/01/99                  2,486.96          .00         .00     2,406.96  368
13430           3/06/99     CHT #130455       3/06/99   3/06/99                    327.00          .00         .00       327.00  355
13442           2/11/99     0080T00           2/11/99   2/11/99                  8,825.00     2,025.00         .00     6,000.00  378
13443           2/26/99     668363            2/26/99   3/28/99                    300.00          .00         .00       300.00  363
13650           3/09/99     669051            3/09/99   4/08/99                    334.00          .00         .00       334.00  352
13822           4/01/99     0408199 3/22      4/01/99   4/01/99                  2,486.96          .00         .00     2,406.96  329
13921           5/01/99     050199 4/19       5/01/99   5/01/99                  2,486.96          .00         .00     2,406.96  299
14296           6/01/99     060199 5/18       6/01/99   6/01/99                  2,486.96          .00         .00     2,486.96  268
14941           7/01/99     CONTR  7/1/99     7/01/99   7/01/99                  4,532.83          .00         .00     4,532.83  238
15049           8/01/99     080199 CONTRACT   8/01/99   8/01/99                  5,606.17          .00         .00     5,606.17  207
15144           8/01/99     8000130455 7/19   8/01/99   8/01/99                    221.64-         .00         .00       221.64- 207
15247           9/01/00     090199 CONTRACT   9/01/99  10/01/99                  5,599.97          .00         .00     5,599.97  176
15248          10/01/99     100199 CONTRACT  10/01/99  10/31/99                  5,599.97          .00         .00     5,599.97  146
16991           2/19/00     612740 3/27/98    2/19/00   2/19/00                    193.05          .00         .00       193.05    5
16992           2/19/00     612752 3/27/98    2/19/00   2/19/00                    190.80          .00         .00       198.80    5
16993           2/19/00     618161 5/8/98     2/19/00   2/19/00                    357.23          .00         .00       357.23    5
16994           2/19/00     618204 5/8/98     2/19/00   2/19/00                     95.40          .00         .00        95.40    5
16995           2/19/00     622515 5/29/98    2/19/00   2/19/00                    250.65          .00         .00       250.65    5
16996           2/19/00     623207 6/12/98    2/19/00   2/19/00                     75.00          .00         .00        75.00    5
16997           2/19/00     627395 6/26/98    2/19/00   2/19/00                    190.00          .00         .00       190.00    5
16998           2/19/00     627442 6/26/98    2/19/00   2/19/00                     79.50          .00         .00        79.50    5
16999           2/19/00     637807 8/21/98    2/19/00   2/19/00                    135.00          .00         .00       135.00    5
17000           2/19/00     638228 8/28/98    2/19/00   2/19/00                    150.00          .00         .00       150.00    5
17001           2/19/00     638816 9/11/98    2/19/00   2/19/00                    262.50          .00         .00       262.50    5
17002           2/19/00     638830 9/11/98    2/19/00   2/19/00                    446.53          .00         .00       446.53    5
17003           2/19/00     642894 9/18/98    2/19/00   2/19/00                    908.08          .00         .00       908.08    5
17004           2/19/00     642935 9/18/98    2/19/00   2/19/00                     75.00          .00         .00        75.00    5
17005           2/19/00     643264 9/25/98    2/19/00   2/19/00                    120.00          .00         .00       120.00    5
17006           2/19/00     643375 9/25/98    2/19/00   2/19/00                    240.75          .00         .00       240.75    5
17007           2/19/00     649121 11/6/98    2/19/00   2/19/00                    238.50          .00         .00       238.50    5
17008           2/19/00     678919 5/7/99     2/19/00   2/19/00                    187.50          .00         .00       187.50    5
17009           2/19/00     678920 5/7/99     2/19/00   2/19/00                    210.00          .00         .00       210.00    5
17010           2/19/00     678921 5/7/99     2/19/00   2/19/00                    210.00          .00         .00       210.00    5
17011           2/19/00     678922 5/7/99     2/19/00   2/19/00                    210.00          .00         .00       210.00    5
17012           2/19/00     678924 5/7/99     2/19/00   2/19/00                    172.50          .00         .00       172.50    5
17013           2/19/00     683294 5/27/99    2/19/00   2/19/00                    150.00          .00         .00       150.00    5
17014           2/19/00     683295 5/27/99    2/19/00   2/19/00                    150.00          .00         .00       150.00    5

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
17015           2/19/00     683380 5/27/99    2/19/00   2/19/00                   150.00          .00         .00       150.00    5
17016           2/19/00     S0062050          2/19/00   2/19/00                   756.69          .00         .00       756.69    5
17017           1/06/00     BLOCK OF TIME     1/06/00   1/06/00                 6,318.42          .00         .00     6,318.42   49

ALT001         ALTRO LIMITED                       440.00                         .00              .00            140.00     300.00
MAC HERNDON                                           .00                           0%               0%               32%        68%
703-549-1700   2010-0000                           448.00
703-549-8112   ACCOUNTS PAYABLE - TRADE          12/01/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15318           9/20/99     39554             9/20/99   9/20/99                   300.00          .00         .00       300.00  157
16563          12/01/99     19460            12/01/99  12/01/99                   148.00          .00         .00       140.00   85

ALT002         ALTATECH                          1,689.59                         .00           450.00          1,239.59        .00
                                                      .00                           0%              27%               73%         0%
612-475-2900   2010-0000                         1,689.59
612-475-8409   ACCOUNTS PAYABLE - TRADE           1/18/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16463          12/17/99     T30910-000       12/17/99  12/17/99                 1,239.59          .00         .00     1,239.59   69
16760           1/18/00     T31650            1/18/00   1/18/00                   250.00          .00         .00       250.00   37
16761           1/18/00     T31649            1/18/00   1/18/00                   200.00          .00         .00       200.00   37

AME002         AMERICAN DENTAL                     364.44                      182.22           182.22               .00        .00
BILLING                                               .00                          50%              50%                0%         0%
800-633-1262   2010-0000                           364.44
800-342-5209   ACCOUNTS PAYABLE - TRADE           2/15/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16544           1/15/00     13802             1/15/00   1/15/00                   182.22          .00         .00       182.22   48
16968           2/15/00     13802             2/15/00   2/15/00                   182.22          .00         .00       182.22    9

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
AMS001         AMSC INC                           151.89                          .00              .00          .00         151.89
                                                     .00                         8   %            8   %        0   %        100   %
407-869-0480   2010-0000                          151.89
               ACCOUNTS PAYABLE - TRADE          7/03/97



Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
2071           9/01/95      6151             9/01/95   10/01/95              950.00           798.11    .00            151.89    999



AMS003         AMSOUTH BANK                      1,127.86                         1,127.86          .00          .00         .00
                                                      .00                           100   %        0   %        0   %       0   %
               2010-0000                         1,127.86
               ACCOUNTS PAYABLE - TRADE           2/01/00



Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16740          2/01/00      001725900039515  2/01/00   2/01/00             1,127.86              .00    .00          1,127.86    23



AMX001         AMERICAN EXPRESS                  50,297.87                        8,619.25         30,989.14    10,689.48    .00
                                                       .00                           17   %            62   %       21   %  0   %
800-327-2177   2010-0000                         50,297.87
SUE YOUNG      ACCOUNTS PAYABLE - TRADE            2/11/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16377          12/28/99     BLACK BX 767929  12/28/99  12/28/99             1,831.92       .00          .00          1,831.92     58
16404          12/23/99     PCLANVAD 3084    12/23/99  12/23/99               445.00-      .00          .00            445.00-    63
16410          12/23/99     PCLANVAD 20445   12/23/99  12/23/99               154.00       .00          .00            154 00     63
16411          12/23/99     PC LANVAD        12/23/99  12/23/99            10,619.00       .00          .00         10,619.00     63
16412          12/23/99     PCLANVAD 21161   12/23/99  12/23/99               361.48       .00          .00            361.48     63
16414          12/28/99     CITRIX 034070    12/28/99  12/28/99             3,790.00       .00          .00          3,790.00     58
16432          12/30/99     WIRING TECHNOL   12/30/99  12/30/99             1,485.85       .00          .00          1,485.85     56
16433          12/30/99     WIRING TECHNOL   12/30/99  12/30/99               325.35       .00          .00            325.35     56
16434          12/30/99     WIRING TECHNOL   12/30/99  12/30/99               184.20       .00          .00            184.20     56
16435          12/30/99     WIRING TECHNOL   12/30/99  12/30/99               276.30       .00          .00            276.30     56
16447          12/29/99     PCSS 6037328     12/29/99  12/29/99                99.23       .00          .00             99.23     57
16448          12/29/99     PCSS 6027645     12/29/99  12/29/99                38.78       .00          .00             38.78     57
16449          12/29/99     PCSS 6034964     12/29/99  12/29/99               119.75       .00          .00            119.75     57
16450          12/29/99     PCSS 6037267     12/29/99  12/29/99               140.50       .00          .00            140.50     57
16451          12/29/99     PCSS 6226770     12/29/99  12/29/99                76.79       .00          .00             76.79     57
16452          12/29/99     PCSS 6195666     12/29/99  12/29/99               245.00       .00          .00            245.00     57
16453          12/29/99     PCSS 6163957     12/29/99  12/29/99               300.00       .00          .00            300.00     57
16454          12/29/99     PCSS 6196086     12/29/99  12/29/99                24.85       .00          .00             24.85     57
16455          12/29/99     PCSS 6045462     12/29/99  12/29/99                33.33       .00          .00             33.33     57
16456          12/29/99     PCSS 6228810     12/29/99  12/29/99               108.90       .00          .00            108.90     57


                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16457          12/29/99     PCSS 6237057     12/29/99  12/29/99                    203.40          .00         .00       203.40   57
16849           2/11/00     PC LANVAD 28363   2/11/00   2/11/00                    180.00          .00         .00       180.00   13
16850           2/11/00     PC LANVAD 20364   2/11/00   2/11/00                     51.00          .00         .00        51.00   13
16851           2/11/00     PC LANVAD 28347   2/11/00   2/11/00                    119.00          .00         .00       119.00   13
16852           2/11/00     PC LANVAD 20342   2/11/00   2/11/00                     90.00          .00         .00        90.00   13
16853           2/11/00     PC LANVAD 28341   2/11/00   2/11/00                    375.00          .00         .00       375.00   13
16854           2/11/00     PC LANVAD 20343   2/11/00   2/11/00                     42.00          .00         .00        42.00   13
16855           2/11/00     PC LANVAD 20340   2/11/00   2/11/00                    145.00          .00         .00       145.00   13
16856           2/11/00     PC LANVAD 20308   2/11/00   2/11/00                    158.00          .00         .00       158.00   13
16857           2/11/00     PC LANVAD 20280   2/11/00   2/11/00                    260.00          .00         .00       260.00   13
16858           2/11/00     PC LANVAD 20268   2/11/00   2/11/00                  1,759.00          .00         .00     1,759.00   13
16859           2/11/00     PC LANVAD CM3132  2/11/00   2/11/00                    395.00-         .00         .00       395.00-  13
16860           2/11/00     PC LANVAD CM3129  2/11/00   2/11/00                    590.00-         .00         .00       590.00-  13
16861           2/11/00     PC LANVAD 21721   2/11/00   2/11/00                     79.79          .00         .00        79.79   13
16866           2/08/00     TTI 9802290430    2/08/00   2/08/00                  3,826.45          .00         .00     3,826.45   16
16867           2/08/00     TTI 9002290430    2/08/00   2/08/00                  2,857.57          .00         .00     2,857.57   16
16872           1/06/00     RHI 80900669      1/06/00   1/06/00                  2,465.00          .00         .00     2,465.00   49
16873           1/06/00     RHI 00862406      1/06/00   1/06/00                  1,160.00          .00         .00     1,160.00   49
16874           1/06/00     RHI 80949224      1/06/00   1/06/00                  1,160.00          .00         .00     1,160.00   49
16875           1/06/00     RHI 00976295      1/06/00   1/06/00                    232.00          .00         .00       232.00   49
16877           1/13/00     SUB,WILLS112024   1/13/00   1/13/00                  1,085.00          .00         .00     1,085.00   42
16880           1/14/00     PC WHSL 98862249  1/14/00   1/14/00                  4,695.00          .00         .00     4,695.00   41
16881           1/17/00     NORTL5001448550   1/17/00   1/17/00                  2,500.00          .00         .00     2,500.00   38
16883           1/06/00     NEXTEL2078969-7   1/06/00   1/06/00                    548.51          .00         .00       548.51   49
16884           1/06/00     NEXTEL2078969-7   1/06/00   1/06/00                    442.49          .00         .00       442.49   49
16885           1/18/00     FLA SFTWR #8599   1/18/00   1/18/00                    110.21          .00         .00       110.21   37
16886           1/18/00     BLOS & PETALS     1/18/00   1/18/00                     38.52          .00         .00        38.52   37
16890           1/17/00     IKOH 917128       1/17/00   1/17/00                    114.88          .00         .00       114.88   38
16891           1/17/00     IKOH 12173819     1/17/00   1/17/00                    316.72          .00         .00       316.72   38
16892           1/17/00     IKOH 12188023     1/17/00   1/17/00                    128.40          .00         .00       128.40   38
16893           1/17/00     IKOH 191031       1/17/00   1/17/00                     20.72          .00         .00        20.72   38
16894           1/17/00     IKOH LATE CHGS    1/17/00   1/17/00                     13.26          .00         .00        13.26   38
16938           2/08/00     GRT LKS COMP      2/08/00   2/08/00                    461.44          .00         .00       461.44   16
16943           1/24/00     WAREFORCE167563   1/24/00   1/24/00                  2,184.00          .00         .00     2,184.00   31
16944           1/24/00     WAREFORCE167583   1/24/00   1/24/00                  2,177.28          .00         .00     2,177.28   31
16945           1/24/00     WAREFORCE178221   1/24/00   1/24/00                  2,184.00          .00         .00     2,184.00   31
16946           1/24/00     WAREFORCE178223   1/24/00   1/24/00                    102.00          .00         .00       102.00   31

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
AMX003         AMERICAN EXPRESS                           235.70                   235.70             .00          .00         .00
                                                             .00                      100%              0%           0%          0%
800-327-2177   2010-0000                                  235.70
               ACCOUNTS PAYABLE - TRADE                  2/04/00





Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16936          2/19/00     378356126763002   2/04/00   2/04/00                    235.70          .00         .00       235.70   20



ARROO1         ARROW ELECTRONICS, INC.                 12,084.48                      .00             .00          .00    12,084.48
MELISSA X5146                                                .00                        0%              0%           0%         100%
800-332-3497   2010-0000                               12,084.48
               ACCOUNTS PAYABLE - TRADE                  8/10/99


Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 14604          6/30/99     3438950           6/30/99   7/20/99                    725.36          .00         .00       725.36  239
 14610          6/29/99     3421516           6/29/99   7/19/99                    134.14          .00         .00       134.14  240
 14611          6/29/99     3422977           6/29/99   7/19/99                    119.14          .00         .00       119.14  240
 14765          7/08/99     3491195           7/08/99   7/28/99                    640.30          .00         .00       640.30  231
 14767          7/07/99     3481541           7/07/00   7/27/99                    140.29          .00         .00       140.39  232
 14771          7/01/99     3441947           7/01/99   7/21/99                  1,301.05          .00         .00     1,301.05  238
 14831          7/14/99     3540300           7/14/99   8/03/99                    167.05          .00         .00       167.05  225
 14836          7/09/99     3510265           7/09/99   7/29/99                    419.17          .00         .00       419.17  230
 14837          7/14/99     3546325           7/14/99   8/03/99                    834.33          .00         .00       834.33  225
 14861          7/22/99     3613651           7/22/99   8/11/99                    245.89          .00         .00       245.89  217
 14862          7/16/99     3567039           7/16/99   8/05/99                    248.21          .00         .00       248.21  223
 14882          7/30/99     3782939           7/30/99   8/19/99                    326.86          .00         .00       326.86  289
 14883          8/02/99     3789949           8/02/99   8/22/99                    640.40          .00         .00       640.40  206
 14884          8/03/99     3727864           8/03/99   8/23/99                    195.45          .00         .00       195.45  205
 14893          7/22/99     3617111           7/22/99   8/11/99                  1,472.00          .00         .00     1,472.00  217
 14894          7/21/99     3604671           7/21/99   8/10/99                     39.39          .00         .00        39.30  218
 14895          7/22/99     3615221           7/22/99   8/11/99                  1,370.10          .00         .00     1,370.10  217
 14902          7/16/99     3565626           7/16/99   8/05/99                    171.46          .00         .00       171.46  223
 14903          7/08/99     3485876           7/08/99   7/28/99                    302.90          .00         .00       302.90  231
 14904          7/08/99     3496209           7/08/99   7/28/99                    273.90          .00         .00       273.90  231
 15040          8/05/99     3750275           8/05/99   8/25/99                    143.89          .00         .00       143.89  203
 15065          8/05/99     3751926           8/05/99   8/25/99                    104.73          .00         .00       104.73  203
 15069          8/06/99     3761618           8/06/99   8/26/99                    573.15          .00         .00       573.15  202
 15206          8/10/99     3787431           8/10/99   8/30/99                    767.35          .00         .00       767.35  198
 15207          8/10/99     3785326           8/10/99   8/30/99                    329.32          .00         .00       329.32  198
 15208          8/10/99     3787394           8/10/99   8/30/99                    398.64          .00         .00       398.64  198

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
ASC081         ASSN SERVICE & COMPUTER                    980.80                      .00          980.08           .00         .00
LIZ ROSS                                                     .80                       0%             100%            0%          0%
561-266-9016   2018-0000                                  980.00
561-266-9017   ACCOUNTS PAYABLE - TRADE                  1/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16970          2/19/80      ANNUAL DUES 2000  1/01/00   1/01/00                    900.00          .00         .00       900.00   54

BASE 01        BASIC PREVENTIVE PLUS         4,494.49                             .00         3,177.37      1,317.12        .00
CELL PHONE                                        .00                               0%              71%           29%         0%
487-928-2186   2910-0000                     4,494.49
               ACCOUNTS PAYABLE - TRADE

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16542          1/07/00      '92 488$EL       1/87/88   1/07/00                      41.73          .00         .00        41.73   48
16543         12/01/99      9/9 '89 420SEL   12/01/99 12/01/99                   1,317.12          .00         .00     1,317.12   85
16718          1/12/00      '89 420 SEL      1/12/00   1/12/00                   2,696.40          .00         .00     2,696.40   43
16719          1/18/00      VAN#9803 MAINT   1/18/00   1/18/00                      26.75          .00         .00        26.75   37
16720          1/18/00      VAN#9481 MAINT   1/18/00   1/18/00                      26.75          .00         .00        26.75   37
16721          1/18/00      VAN#9901 REPAIR  1/18/00   1/18/00                      26.75          .00         .00        26.75   37
16722          1/18/00      VAN#9902 MAINT   1/18/00   1/18/00                      26.75          .00         .00        26.75   37
16723          1/18/00      VAN#9302 REPAIR  1/18/00   1/18/00                     283.55          .00         .00       283.55   37

BAT881         BATTERIES PLUS                     354.98                          .00              .00          .08         354.98
                                                     .80                            9%               9%           0%        100%
407-788-7772   2010-8000                          354.98
               ACCOUNTS PAYABLE - TRADE         10/18/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15284          9/24/99      C61-7661         9/24/99   10/24/99                    114.99          .00         .00       114.99  153
15674         10/18/99      C61-9270        10/18/99   11/17/99                    239.99          .00         .00       239.99  129

BEL002         BELLSOUTH                         205.55                           205.55           .00          .00         .00
                                                    .00                           100%               0%           0%          0%
487-788-2800   2018-0080                         205.55
               ACCOUNTS PAYABLE - TRADE         2/09/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16827          1/25/00      954-728-8278     1/25/00   2/13/00                     205.55          .00         .00       205.55   30

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
BEL003         BELLSOUTH                                  215.98                      .00            19.09       196.89        .08
                                                             .00                        0%               9%          91%         0%
800-285-4420   2010-9080                                  215.98
               ACCOUNTS PAYABLE - TRADE                 12/29/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16575          11/29/99     205-841-8834     11/29/99  11/29/99                    175.95          .00         .00       175.95   87
16576          11/29/99     205-841-9911     11/29/99  11/29/99                     20.94          .00         .00        20.94   87
16596          12/29/99     205-841-0034     12/29/99  12/29/99                      1.53-         .00         .00         1.53-  57
16597          12/29/99     205-841-9911     12/29/99  12/29/99                     20.62          .00         .00        20.62   57

BEN001         BENEFICIAL FINANCE                       3,765.88                 3,765.88              .00          .00         .00
                                                             .80                      100%               0%           0%          0%
               2010-0000                                3,765.88
               ACCOUNTS PAYABLE - TRADE                  2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16742          2/01/00      311718085013754   2/01/00   2/01/00                 3,765.88          .00         .00     3,765.88   23

BFI001         BROWNING-FERRIS IND                         98.99                  98.99              .00          .00           .00
                                                             .00                    100%               0%           0%            0%
205-923-1650   2010-0000                                   98.99
               ACCOUNTS PAYABLE - TRADE                  2/02/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16969          2/19/00      00238125          2/02/00   2/02/00                    98.99          .00         .00        98.99   22

BIO801         BIO-DATA, INC.                              76.50-                     .00              .00          .00       76.50-
                                                             .00                        0%               0%           0%        100%
954-748-6006   2010-0000                                   76.50-
954-746-4466   ACCOUNTS PAYABLE - TRADE                  1/25/96

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
3409            1/25/96     85012CR           1/25/96   1/25/96                    76.50-         .00         .00        76.50- 999

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
BMC001         BMC SOLUTIONS, INC                         377.52                      .00             .00           .00      377.52
                                                             .00                        0%              0%            0%        100%
770-514-6704   2010-0000                                  377.52
               ACCOUNTS PAYABLE - TRADE                  9/30/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15475          9/30/99       132214          9/30/99  10/15/99                    377.52          .00         .00       377.52  147


BR0001         BROAD & CASSEL                             763.80                      .00             .00           .00      763.80
SHERRY BRENNER                                               .80                        0%              0%            0%        100%
407-839-4200   2810-0000                                  763.80
407-425-8377   ACCOUNTS PAYABLE - TRADE                  5/24/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 14237          5/24/99      346728           5/24/99   6/23/99                    763.80          .00         .00       763.80  276


BUR002         HUGH BURTON                                537.00                   537.00             .00           .00         .00
                                                             .00                      100%              0%            0%          0%
              2010-0000                                   537.00
              ACCOUNTS PAYABLE - TRADE                   2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16741          2/01/00     ASSET PURCH-DHS   2/01/00   2/01/00                    537.80          .00         .00       537.00   23

CEN004         CENTRAL COMMUNICATIONS                     268.57                      .00             .00           .00      268.57
                                                             .00                        0%              0%            0%        100%
407-835-9508  2010-0000                                   268.57
              ACCOUNTS PAYABLE - TRADE                  10/27/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16096         10/27/99      945398          10/27/99  10/27/99                    268.57          .00         .00       268.57  128

CIT004         CITY OF FULTONDALE                          80.06                      .00           80.06           .00         .00
                                                             .00                        0%            100%            0%          0%
              2010-0000                                    80.06
              ACCOUNTS PAYABLE - TRADE                   1/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16971          2/19/00     102-17552-01      1/01/00   1/01/00                     80.86          .00         .00        80.86   54

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
CIT005         CITIFACTORS FIN GROUP INC                      1,664.49               .00           206.38          .00     1,458.11
                                                                   .00                 0%              12%           0%          88%
813-272-1892   2010-0000                                      1,664.49
               ACCOUNTS PAYABLE - TRADE                        1/17/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
14797          7/14/99      1991502          7/14/99    8/13/99                    558.91          .00         .00       558.91  225
14808          7/21/99      1991574          7/21/99    8/20/99                     94.94          .00         .00        94.94  218
15030          8/17/99      1991898          8/17/99    9/16/99                    372.64          .00         .00       372.64  191
15047          9/01/99      1992047          9/01/99   10/01/99                     74.55          .00         .00        74.55  176
15048          9/01/99      1992046          9/01/00   10/01/99                    138.00          .00         .00       138.00  176
15056          8/10/99      1991830          8/10/99    9/09/99                     94.40          .00         .00        94.40  198
15676          9/21/99      1992206          9/21/99   10/21/99                    124.67          .00         .00       124.67  156
16989          1/10/00      1200879          1/17/00    2/16/00                    103.19          .00         .00       103.19   38
16998          1/17/00      1200088          1/17/00    2/16/00                    103.19          .00         .00       103.19   39

CIT007         CITY OF FORT LAUDERDALE                   15.28                    15.28            .00          .00        .00
                                                           .00                      100%             0%           0%         0%
               2010-000                                  15.28
               ACCOUNTS PAYABLE - TRADE                2/02/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16704          2/02/00      04794854059      2/02/00   2/02/00             15.28           .00          .00         15.28        22

COL002         COLONIAL LIFE & ACCIDENT                 596.28                   298.14           298.14        .00        .00
LYNN                                                       .00                       50%              50%         0%         0%
407-423-1844   2010-0000                                596.28
800-325-4368   ACCOUNTS PAYABLE - TRADE                2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16541          1/01/00      E7241136         1/01/00   1/01/00             298.14          .00          .00         298.14       54
16988          2/19/00      E7241136         2/01/00   2/01/00             298.14          .00          .00         298.14       23

COM017         COMPUTERPLUS SALES & SVC                  410.00                   .00              .00          .00       410.00
                                                            .00                     0%               0%           0%         100%
800-849-4426   2010-0000                                 410.00
864-676-1214   ACCOUNTS PAYABLE - TRADE                11/10/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16194          11/01/99     15878 8/27       11/01/99  11/01/99            410.00          .00          .00         410.00       115

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
COM019         COMPUTER RESOURCE, INC                      35.00                      .00              .00          .00       35.00
                                                             .00                        0%               0%           0%        100%
609-730-9200   2010-0000                                   35.00
609-730-9205   ACCOUNTS PAYABLE - TRADE                 11/12/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16208          11/12/99     991112           11/12/99  12/12/99                     35.00          .00         .00        35.00  104

COM021         COMPUTER SYSTEMS PLUS                      169.58                      .00              .00       169.58         .00
SANDY                                                        .00                        0%               0%         100%          0%
423-573-5303   2010-0000                                  169.58
               ACCOUNTS PAYABLE - TRADE                 12/21/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16539          12/21/99     31738            12/21/99  12/21/99                    169.58          .00         .00       169.58   65

COM026         COMMERCIAL EQUIP LEASING                   620.10                   310.85           310.85          .00         .00
BETSY X6581                                                  .00                       50%              50%           0%          0%
800-553-7286   2010-0000                                  620.10
               ACCOUNTS PAYABLE - TRADE                  2/12/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16699           1/12/00     26371198          1/12/00   1/12/00                    310.05          .00         .00       310.05   43
16981           2/12/00     26589477          2/12/00   2/12/00                    310.05          .00         .00       310.05   12

CON087         CONSULTANTS EXCHANGE                       144.38                   144.38              .00          .00         .00
                                                             .00                      100%               0%           0%          0%
770-479-1533   2010-0000                                  144.38
               ACCOUNTS PAYABLE - TRADE                  2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16714           2/01/00     COMMISSIONS       2/01/00   2/01/00                    144.38          .00         .00       144.38   23

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred

------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
DAT007         DATA RELIANCE CORPORATION         1,245.00                            .00               .00        .00      1,245.00
                                                      .00                              0%                0%         0%          100%
219-935-9550   2010-0000                         1,245.00
               ACCOUNTS PAYABLE - TRADE           9/23/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
13716          3/26/99     6893              3/26/99   4/25/99             50.00                  .00         .00     50.00     335
14054          4/15/99     7074              4/15/99   5/15/99            650.00                  .00         .00    650.00     315
14055          4/19/99     7093              4/19/99   5/19/99            350.00                  .00         .00    350.00     311
15405          9/23/99     8142              9/23/99  10/23/99            195.00                  .00         .00    195.00     154

DAT010         DATAREFLECTS COMPUTERS            4,830.00                         940.00           1,825.00     1,735.00     330.00
                                                      .80                             19%                38%          36%         7%
713-686-8838   2010-0000                         4,830.00
               ACCOUNTS PAYABLE - TRADE           2/03/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16209         11/15/99     B111514529       11/15/99  11/15/99               45.00                 .00         .00     45.00     101
16210         11/19/99     B111914550       11/19/99  11/19/99              145.00                 .00         .00    145.00      97
16211         11/18/99     B111814546       11/18/99  11/18/99               20.00                 .00         .00     20.00      98
16212         11/29/99     B112914561       11/29/99  11/29/99               35.00                 .00         .00     35.00      87
16213         11/30/99     B113814573       11/30/99  11/30/99               35.00                 .00         .00     35.00      86
16214         11/30/99     B113014574       11/30/99  11/30/99               45.00                 .00         .00     45.00      86
16215         11/30/99     B113014576       11/30/99  11/30/99               85.00                 .00         .00     85.00      86
16216         11/30/99     B113014577       11/30/99  11/30/99               50.00                 .00         .00     50.00      86
16217         11/30/99     B113014575       11/30/99  11/30/99               50.00                 .00         .00     50.00      86
16218         11/22/99     B112214555       11/22/99  11/22/99               45.00                 .00         .00     45.00      94
16219         11/22/99     B112214533       11/22/99  11/22/99               25.00                 .00         .00     25.00      94
16220         11/11/99     B111114513       11/11/99  11/11/99               50.00                 .00         .00     50.00     105
16465         12/01/99     B120114585       12/01/99  12/01/99               50.00                 .00         .00     50.00      85
16466         12/01/99     B120114584       12/01/99  12/01/99               35.00                 .00         .00     35.00      85
16467         12/02/99     B120214588       12/02/99  12/02/99               45.00                 .00         .00     45.00      84
16468         12/02/99     B120214589       12/02/99  12/02/99               50.00                 .00         .00     50.00      84
16469         12/03/99     B120314596       12/03/99  12/03/99               35.00                 .00         .00     35.00      83
16470         12/06/99     B120614598       12/06/99  12/06/99               50.00                 .00         .00     50.00      80
16471         12/08/99     B120814611       12/08/99  12/08/99               50.00                 .00         .00     50.00      78
16472         12/08/99     B120914614       12/08/99  12/08/99               50.00                 .00         .00     50.00      78
16473         12/09/99     B120914615       12/09/99  12/09/99               20.00                 .00         .00     20.00      77
16474         12/09/99     B120914616       12/09/99  12/09/99               45.00                 .00         .00     45.00      77
16475         12/13/99     B121314621       12/13/99  12/13/99              100.00                 .00         .00    100.00      73
16476         12/13/99     B121314622       12/13/99  12/13/99               50.00                 .00         .00     50.00      73
16477         12/14/99     B121414627       12/14/99  12/14/99               85.00                 .00         .00     85.00      72
16478         12/15/99     B121514623       12/15/99  12/15/99               50.00                 .00         .00     50.00      71

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------


Vchr-#         Dst-date     Invoice #        Inv-date   Due-date Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16479         12/15/99     B121514636       12/15/99   12/15/99                    50.00          .00         .00        50.00   71
 16480         12/15/99     B121514637       12/15/99   12/15/99                    45.00          .00         .00        45.00   71
 16481         12/16/99     B121614644       12/16/99   12/16/99                    30.00          .00         .00        30.00   70
 16482         12/16/99     B121614645       12/16/99   12/16/99                    50.00          .00         .00        50.00   70
 16483         12/16/99     B121614646       12/16/99   12/16/99                    50.00          .00         .00        50.00   70
 16484         12/16/99     B121614647       12/16/99   12/16/99                    50.00          .00         .00        50.00   70
 16485         12/16/99     B121614648       12/16/99   12/16/99                    35.00          .00         .00        35.00   70
 16486         12/17/99     B121714620       12/17/99   12/17/99                    45.00          .00         .00        45.00   69
 16487         12/17/99     B121714652       12/17/99   12/17/99                    50.00          .00         .00        50.00   69
 16488         12/17/99     B121714654       12/17/99   12/17/99                    85.00          .00         .00        85.00   69
 16489         12/17/99     B121714655       12/17/99   12/17/99                    50.00          .00         .00        50.00   69
 16490         12/20/99     B122014661       12/20/99   12/20/99                    50.00          .00         .00        50.00   66
 16491         12/20/99     B122014662       12/20/99   12/20/99                    85.00          .00         .00        85.00   66
 16492         12/21/99     B122114669       12/21/99   12/21/99                    45.00          .00         .00        45.00   65
 16525         12/27/99     B122714300       12/27/99   12/27/99                    50.00          .00         .00        50.00   59
 16526         12/27/99     B122714299       12/27/99   12/27/99                    45.00          .00         .00        45.00   59
 16527         12/28/99     B122814679       12/28/99   12/28/99                    50.00          .00         .00        50.00   58
 16661          1/04/00     B010414697        1/04/00    1/04/00                    50.00          .00         .00        50.00   51
 16662          1/04/00     B010414698        1/04/00    1/04/00                    10.00          .00         .00        10.00   51
 16663          1/06/00     B010614710        1/06/00    1/06/00                    35.00          .00         .00        35.00   49
 16664          1/06/00     B010614712        1/06/00    1/06/00                    35.00          .00         .00        35.00   49
 16665          1/12/00     B011214781        1/12/00    1/12/00                    50.00          .00         .00        50.00   43
 16666          1/12/00     B011214784        1/12/00    1/12/00                    20.00          .00         .00        20.00   43
 16667          1/12/00     B011214783        1/12/00    1/12/00                    50.00          .00         .00        50.00   43
 16668          1/13/00     B011314796        1/13/00    1/13/00                    45.00          .00         .00        45.00   42
 16669          1/14/00     B011414913        1/14/00    1/14/00                    95.00          .00         .00        95.00   41
 16670          1/14/00     B011414818        1/14/00    1/14/00                    50.00          .00         .00        50.00   41
 16764          1/17/00     B011714929        1/17/00    2/16/00                   100.00          .00         .00       100.00   38
 16765          1/18/00     B011814935        1/18/00    2/17/00                    40.00          .00         .00        40.00   37
 16766          1/17/00     B011714927        1/17/00    2/16/00                    50.00          .00         .00        50.00   38
 16767          1/18/00     B011814936        1/18/00    2/17/00                    85.00          .00         .00        85.00   37
 16768          1/18/00     B011814934        1/18/00    2/17/00                    45.00          .00         .00        45.00   37
 16769          1/21/00     B012117015        1/21/00    2/20/00                    25.00          .00         .00        25.00   34
 16770          1/28/00     B012817130        1/28/00    2/27/00                    10.00          .00         .00        10.00   27
 16771          1/25/00     B012517044        1/25/00    2/24/00                    50.00          .00         .00        50.00   30
 16772          1/25/00     B012517045        1/25/00    2/24/00                    50.00          .00         .00        50.00   30
 16773          1/06/00     B010614711        1/06/00    2/05/00                    35.00          .00         .00        35.00   49
 16774          1/12/00     B011214780        1/12/00    2/11/00                   210.00          .00         .00       210.00   43
 16775          2/02/00     B020217295        2/02/00    3/03/00                    40.00          .00         .00        40.00   22
 16776          2/02/00     B020217297        2/02/00    3/03/00                    40.00          .00         .00        40.00   22
 16777          2/02/00     B020217284        2/02/00    3/03/00                    50.00          .00         .00        50.00   22
 16778          2/03/00     B020317321        2/03/00    3/04/00                    50.00          .00         .00        50.00   21
 16779          2/02/00     B020217285        2/02/00    3/03/00                    50.00          .00         .00        50.00   22

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16784          2/02/00      B020217296       2/02/00   3/03/00                      45.00          .00         .00        45.00  22
16785          2/02/00      B020217294       2/02/00   3/03/00                     180.00          .00         .00       180.00  22
16786          1/26/00      B012617868       1/26/00   2/25/00                      45.00          .00         .00        45.00  29
16787          1/26/00      B012617067       1/26/00   2/25/00                     130.00          .00         .00       130.00  29
16788          1/28/00      B012817218       1/28/00   2/27/00                      95.00          .00         .00        95.00  27
16789          1/28/00      B012817131       1/28/00   2/27/00                      35.00          .00         .00        35.00  27
16790          1/28/00      B012817119       1/28/00   2/27/00                      70.00          .00         .00        70.00  27
16791          1/21/00      B012117016       1/21/00   2/20/00                      65.00          .00         .00        65.00  34
16792          1/20/00      B012014970       1/20/00   2/19/00                      55.00          .00         .00        55.00  35
16793          1/20/00      B012014968       1/20/00   2/19/00                      80.00          .00         .00        80.00  35
16794          1/20/00      B012014969       1/20/00   2/19/00                      35.00          .00         .00        35.00  35
16818          1/24/00      B012417040       1/24/00   1/24/00                      85.00          .00         .00        85.00  31
16821          1/19/00      B011914994       1/19/00   1/19/00                      90.00          .00         .00        90.00  36
16825          1/24/00      B012417839       1/24/00   1/24/00                     128.80          .00         .00       128.80  31
16826          1/24/00      B012417038       1/24/00   1/24/00                     120.00          .00         .00       120.00  31

DIR001         PAYMENT CENTER                    2,699.30                         1,432.62         733.68        .00        533.00
                                                      .00                            53%            27%         0%           20%
800-205-9988   2010-0000                         2,699.30
               ACCOUNTS PAYABLE - TRADE           2/09/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15822          11/16/99     SED 201599501    11/16/99  11/16/99                    533.80          .00         .00       533.00  100
16416           1/17/00     COM SYS PL30367   1/17/00   1/17/00                    337.50          .00         .00       337.50   38
16417           1/08/00     N PRT RICH HOSP   1/08/00   1/08/00                     46.18          .00         .00        46.18   47
16897           2/09/00     DUSOBOX 116418    2/09/00   2/09/00                    561.28          .00         .00       561.28   15
16898           1/25/00     FEES              1/25/00   1/25/00                     44.04          .00         .00        44.04   30
16899           1/25/00     FIN CHARGES       1/25/00   1/25/00                     38.27          .00         .00        38.27   30
16904           1/27/00     CITY FT LAUD      1/27/00   1/27/00                     15.50          .00         .00        15.50   28
16906           1/27/00     CITY FT LAUD      1/27/00   1/27/00                     15.44          .00         .00        15.44   28
16907           1/20/00     FL POWER DEPOST   1/20/00   1/20/00                    350.00          .00         .00       350.00   35
16917           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                      2.60          .00         .00         2.60   15
16919           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                     50.57          .00         .00        50.57   15
16921           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                     98.42          .00         .00        98.42   15
16923           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                     71.07          .00         .00        71.07   15
16925           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                     69.26          .00         .00        69.26   15
16927           2/09/00     NCC/CABLE&WIRE    2/09/00   2/09/00                     70.97          .00         .00        70.97   15
16934           2/09/00     BELLSOUTH 954     2/09/00   2/09/00                    191.42          .00         .00       191.42   15
16935           2/09/00     BELLSOUTH 954     2/09/00   2/09/00                    203.78          .00         .00       203.78   15

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
OU001         DOUGLAS INTERNATIONAL               4,869.81                        4,869.81         .00           .00            .00
COTT GILES                                             .00                             100%          0%            0%             0%
07-682-8860   2010-0000                           4,869.81
              ACCOUNTS PAYABLE - TRADE             2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16698          2/01/00      157 FEB @ 650    2/01/00   2/01/00                   2,229,17          .00         .00     2,229.17   23
16758          1/26/00      158 SEC DEPOSIT  1/26/00   1/26/00                   2,083.34          .00         .00     2,083.34   29
16759          1/26/00      156 JAN 650      1/26/00   1/26/00                     557.30          .00         .00       557.30   29

US001         DUSOBOX CORPORATION                 2,993.32                         561.28-         .00           .00       3,554.60
SCOTT HALTOM                                           .00                             19-%          0%            0%           119%
407-855-5120  2010-000                            2,933.32
              ACCOUNTS PAYABLE - TRADE             2/09/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
14811           7/01/99     116418 5/7        7/01/99   7/01/99                  2,482.03     1,120.75         .00     1,361.28  238
15816          10/07/99     116371 5/6       10/07/99  10/07/99                  2,193.32          .00         .00     2,193.32  140
16896           2/09/00     116418 5/7        2/09/00   1/09/00                    561.28-         .00         .00       561.28-  15

EGP001        EPG, INC                               89.47                          89.47          .00           .00            .00
                                                       .00                            100%           0%            0%             0%
407-841-2932  2010-000                               89.47
              ACCOUNTS PAYABLE-TRADE               1/27/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16726           1/27/00        433088         1/27/00   2/06/00                     89.47          .00         .00        89.47   28


FED001         FEDERAL EXPRESS                    3,900.90                       2,590.05     1,310.85           .00            .00
BILLING                                                .00                             66%          34%            0%             0%
800-622-1147   2010-0000                          3,900.90
800-548-3020   ACCOUNTS PAYABLE - TRADE            2/09/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16694           2/01/00     7-890-03062      2/01/00   2/16/00                   1,192.40          .00         .00     1,192.40  23
16695           1/18/00     7-835-50009      1/18/00   2/02/00                     862.80          .00         .00       862.80  37
16696           1/12/00     7-835-22420      1/12/00   1/27/00                     448.05          .00         .00       448.05  43
16950           2/09/00     7-890-27897      2/09/00   2/24/00                   1,397.65          .00         .00     1,397.65  15

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
FLA801         FLORIDA POWER CORP.                        121.83                  121.83              .00          .00          .00
                                                             .00                     100%               0%           0%           0%
487-629-1010   2010-0000                                  121.83
               ACCOUNTS PAYABLE - TRADE                  2/07/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16703           2/07/00     41164 27166       2/07/00   2/29/00                   121.83          .00         .00       121.83   17

FLA002         FLAGSHIP TECHNOLOGIES INC.                 325.00                     .00              .00       325.00          .00
                                                             .00                       0%               0%         100%           0%
800-416-8908   2010-0000                                  325.00
               ACCOUNTS PAYABLE - TRADE                 12/17/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16493          12/17/99     40124            12/17/99   1/16/00                   325.00          .00         .00       325.00   69

FLO005         FLORIDA LIFT SYSTEMS, INC.                 107.00                  107.00              .00          .00          .00
                                                             .00                     100%               0%           0%           0%
407-859-3000   2010-0000                                  107.00
               ACCOUNTS PAYABLE - TRADE                  2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16724           1/25/00     R063264           1/25/00   1/25/00                    53.58          .00         .00        53.58   30
16725           2/01/00     R063648           2/01/00   2/01/00                    53.50          .00         .00        53.50   23

FPL081         FLORIDA POWER & LIGHT CO.                   59.67                   59.67              .00          .00          .00
CUSTOMER SERVICE                                             .00                     100%               0%           0%           0%
954-797-5000   2010-0000                                   59.67
               ACCOUNTS PAYABLE - TRADE                  2/11/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16732           2/11/00     51556-83201       2/11/00   3/03/00                     19.71          .00         .00        19.71   13
16733           2/11/00     87337-01208       2/11/00   3/03/00                     17.80          .00         .00        17.80   13
16734           2/11/00     92823-22206       2/11/00   3/03/00                     22.16          .00         .00        22.16   13

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
GMA081         GENERAL MOTORS ACCEP CORP                  366.28                   366.28              .89          .08         .08
                                                             .00                     100%               0%           0%          8%
809-208-4622   2916-0080                                  366.28
               ACCOUNTS PAYABLE - TRADE                  2/28/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age

16757          2/10/98      199-9840-13635   2/10/00                               366.28          .00         .00       366.28   14

GRA081         GRAINGER                                 1,648.61                    90.00         1,446.25          .80      112.36
                                                             .08                       5%              88%           0%          7%
               2018-0008                                1,648.61
               ACCOUNTS PAYABLE - TRADE                  2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15921          10/28/99     582-0095213      10/28/99  11/27/99                     56.18          .00         .00        56.18  119
16222          11/22/99     582-731007-8     11/22/99  12/22/99                     56.18          .00         .00        56.18   94
16788           2/01/00     988-697729-8      2/02/98   3/02/98                     98.86          .00         .00        90.00   23
16781           1/24/00     218-186129-5      1/24/00   2/23/00                     27.00          .00         .00        27.00   31
16782           1/24/00     582-12539-5       1/24/00   2/23/00                  1,419.25          .00         .00     1,419.25   31

GRE081         GREYHOUND PKG EXPRESS                       91.20                      .00              .00        27.90       63.30
                                                             .00                       0%               0%          31%         69%
               2018-0008                                   91.20
               ACCOUNTS PAYABLE - TRADE                 11/30/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age

15920          10/31/99     64888250         10/31/99  11/30/99                     19.48          .00         .00        19.40  116
16223          11/30/99     65084806         11/30/99  12/30/99                     27.90          .00         .00        27.90   86
16224          11/15/99     64991522         11/15/99  11/15/99                     18.40          .00         .00        18.40  101
16707           1/01/99     65268055          1/01/99   1/31/99                     25.50          .00         .00        25.50  419

HIL001         HILLSIDE ELECTRONICS CORP                  920.76                   256.50           556.16       108.10         .00
                                                             .00                      28%              60%          12%          0%
413-238-5566   2010-0000                                  920.76
413-238-4297   ACCOUNTS PAYABLE - TRADE                  1/25/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16494          12/16/99     30608            12/16/99  1/15/00                     108.10          .00         .00       108.10   70
16671           1/03/00     30773             1/03/00  2/02/00                     556.16          .00         .00       556.16   52
16783           1/25/00     31093             1/25/00  2/24/00                     256.50          .00         .00       256.50   30

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
IBM001         IBM CORPORATION                            200.00                      .00              .08          .08      200.00
                                                              00                      0%               0%           0%       100%
808-283-0987   2010-0088                                  200.00
               ACCOUNTS PAYABLE - TRADE                 11/23/98

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
12445          11/23/98     DON CESAR CANC   11/23/98  11/23/98                    208.00          .00         .00       200.00  458

IBM902         IBM NATIONAL A/P CENTER           2,250.00                         .00              .08          .08    2,250.00
BOB KORYUS/TMPA                                       .00                         8%               0%           0%       180%
800-426-4968   2010-9900                         2,250.00
               ACCOUNTS PAYABLE - TRADE           8/01/98

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
8793           11/14/97     REFUND/CANCEL    11/14/97  11/14/97                  2,250.00          .00         .00     2,250.00  832

ING001         INGRAM MICRO                      31,895.33                            .00          .00       139.50-  32,034.83
BOB EXT 65029                                          .00                            0%           0%           0%       100%
716-633-3600   2018-0000                         31,895.33
               ACCOUNTS PAYABLE - TRADE           12/15/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15386           9/21/99     70-78193-21       9/21/99  10/21/99                    589.72          .00         .00       509.72  156
15404           9/23/99     70-88248-11       9/23/99  10/23/99                  1,624.12          .00         .00     1,624.12  154
15487           9/24/99     70-82001-21       9/24/99  10/24/99                    655.00          .00         .00       655.00  153
15488           9/24/99     70-82001-11       9/24/99  10/24/99                    737.25          .00         .00       737.25  153
15453           9/21/99     70-78150-21       9/21/99  10/21/99                    175.63          .00         .00       175.63  156
15454           9/24/99     70-82040-21       9/24/99  10/24/99                    173.52          .00         .00       173.52  153
15478           9/15/99     70-54244-11       9/15/99  10/15/99                  1,174.00          .00         .00     1,174.50  162
15677          10/14/99     70-41021-11      10/14/99  11/13/99                    817.50          .00         .00       817.50  133
15678          10/14/99     70-48881-21      10/14/99  11/13/99                    582.75          .00         .00       582.75  133
15679          10/18/99     70-56392-11      10/18/99  11/17/99                    175.43          .00         .00       175.43  129
15680          10/18/99     70-57658-21      10/18/99  11/17/99                  3,009.39          .00         .00     3,009.39  129
15874          10/21/99     70-70698-51      10/21/99  11/28/99                    817.00          .00         .00       817.00  126
15875          10/21/99     70-70698-41      10/21/99  11/28/99                    462.98          .00         .00       462.90  126
15876          10/22/99     70-70698-22      10/22/99  11/21/99                      3.74          .00         .00         3.74  125
15877          10/21/99     70-78698-21      10/21/99  11/28/99                  5,820.13          .00         .00     5,820.13  126
15878          10/22/99     70-70698-31      10/22/99  11/21/99                    311.50          .00         .00       311.59  125
15879          10/22/99     70-70698-11      10/22/99  11/22/99                  1,654.50          .00         .00     1,654.50  125
15880          10/21/99     70-70736-21      10/21/99  11/28/99                    218.00          .00         .00       218.00  126
15909          10/25/99     70-71687-21      10/25/99  11/24/99                    676.71          .00         .00       676.71  122
15810          10/21/99     70-66842-11      10/21/99  11/20/99                    394.71          .00         .00       384.71  126

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 15911         10/26/99     70-81253-11      10/26/99  11/25/99                    151.00          .00         .00       151.00  121
 15912         10/26/99     70-81107-21      10/26/99  11/25/99                  1,578.48          .00         .00     1,578.48  121
 15913         10/26/99     70-81779-11      10/26/99  11/25/99                    292.09          .00         .00       292.09  121
 15914         11/03/99     70-87694-11      11/03/99  11/03/99                    151.08-         .00         .00       151.08- 113
 15915         10/02/99     70-87931-11      10/02/99  10/02/99                    362.00-         .00         .00       362.08- 145
 16011         10/14/99     70-40567-21      10/14/99  11/13/99                    595.64          .00         .00       595.64  133
 16012         10/14/99     70-40741-21      10/14/99  11/13/99                    384.23          .00         .00       384.23  133
 16013         10/14/99     70-40567-11      10/14/99  11/13/99                    758.00          .00         .00       758.00  133
 16034         10/26/99     70-84047-11      10/26/99  11/25/99                    363.99          .00         .00       363.99  121
 16035         10/26/99     70-84092-11      10/26/99  11/25/99                    750.51          .00         .00       750.51  121
 16036         10/26/99     70-83273-21      10/26/99  11/25/99                  3,912.20          .00         .00     3,912.20  121
 16037         10/18/99     70-56387-21      10/18/99  11/17/99                    496.87          .00         .00       496.87  129
 16038         10/27/99     70-85580-11      10/27/99  11/26/99                    329.32          .00         .00       329.32  120
 16839         10/14/99     70-45840-21      10/14/99  11/13/99                    174.97          .00         .00       174.97  133
 16040         10/88/99     70-30347-21      10/08/99  11/07/99                  2,856.53          .00         .00     2,856.53  139
 16512         12/15/99     70-32056-11      12/15/99  12/15/99                    139.50-         .00         .00       139.50-  71

INS001         INSURANCE OFFICE AMERICA                23,431.13                 4,523.13             .00           .00   18,908.00
SHELLEY X4169                                                .00                       19%              0%            0%         81%
407-788-3000  2010-0000                                23,431.13
              ACCOUNTS PAYABLE - TRADE                   2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 15028          8/01/99     MC1077163842      8/01/99   8/01/99                  2,710.00     2,000.00         .00       718.00  207
 15033          9/01/99     MC1077163042      9/01/99   9/01/99                  2,710.00          .00         .00     1,710.00  176
 15834          9/01/99     1073725608        9/01/99   9/01/99                  3,356.00          .00         .00     3,356.00  176
 15311         10/01/99     MC1077163042     10/01/99  10/31/99                  2,710.00          .00         .00     2,710.00  146
 15312         10/01/99     1073725608       10/01/99  10/31/99                  3,356.00          .00         .00     3,356.00  146
 16032         11/01/99     MC1077163042     11/01/99  11/01/99                  2,710.00          .00         .00     2,710.08  115
 16033         11/01/99     1073725608       11/01/99  11/01/99                  3,356.00          .00         .00     3,356.00  115
 16712          2/01/00     1073725688        2/01/00   2/01/00                  4,523.13          .00         .00     4,523.13   23

ITP002         I.T. PRODUCTS, INC                         588.00                   210.00          378.00           .00         .00
                                                             .00                       36%             64%            0%          0%
407-339-8585  2010-0000                                   588.00
              ACCOUNTS PAYABLE - TRADE                   1/27/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16672          1/14/00      2804             1/14/00   2/13/99                     42.00          .00         .00        42.80   41
 16796          1/18/00      2815             1/18/00   2/17/00                    126.00          .00         .00       126.00   37
 16822          1/27/00      2881             1/27.00   2/26/00                    210.00          .00         .00       210.00   28

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-0         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
Vchr-0         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16823          1/05/00      2765             1/05/00   02/04/00                   210.00           .00         .00      210.00   50
JAT001            JATRON CORPORATION                   1,145.00                      .00      1,025.00         .00           120.00
                                                            .00                     0 %          90 %         0 %             10 %
407-678-7111      2010-0880                            1,145.00
                  ACCOUNTS PAYABLE - TRADE              1/24/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16083          10/20/99     7105             10/20/99  10/20/99                   120.00           .00         .00       120.00  127
16814           1/24/00     7164              1/24/00   2/23/00                 1,025.00           .00         .00     1,025.00   31

JBA001            HALL-MARK GLOBAL SOL                56,338.21                 2,376.96     38,757.38    4,937.37        10,266.50
MAJORIE x3301                                               .00                     4 %          69 %         9 %             18 %
888-522-1647      2010-0900                           56,338.21
800-522-1647      ACCOUNTS PAYABLE - TRADE              2/10/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15935          10/21/99     5025074          10/21/99  11/20/99                 9,460.50           .00         .00     9,468.50  126
16227          11/19/99     5026005          11/19/99  12/19/99                   806.00           .00         .00       806.00   97
16551          12/01/99     69541849  10/8   12/01/99  12/31/99                   211.37           .00         .00       211.37   85
16552          12/08/99     5026427          12/08/99   1/07/00                   806.00           .00         .00       806.00   78
16553          12/23/99     5027241          12/23/99   1/22/00                 3,920.00           .00         .00     3,920.00   63
16554          12/27/99     5027299          12/27/99  12/27/99                 7,479.50           .00         .00     7,479.50   59
16555          12/27/99     78341076         12/27/99   1/26/00                   483.97           .00         .00       483.97   59
16556          12/27/99     78341079         12/27/99   1/26/00                   796.11           .00         .00       796.11   59
16557          12/30/99     70389093         12/30/99   1/29/00                 6,668.33           .00         .00     6,668.33   56
16558          12/30/99     78398317         12/30/99   1/29/00                 6,318.76           .00         .00     6,318.76   56
16727           1/20/00     78647273          1/20/00   2/19/00                 1,827.88           .00         .00     1,827.88   35
16728           1/20/00     78647274          1/20/00   2/19/00                   299.03           .00         .00       299.03   35
16729           1/19/00     78628041          1/19/00   2/18/00                11,941.10           .00         .00    11,941.10   36
16762           2/09/00     70912182          2/09/00   3/10/00                 1,863.96           .00         .00     1,863.96   15
16763           1/24/00     70686869          1/24/00   2/23/00                 2,042.70           .00         .00     2,042.70   31
16797           1/10/00     5027695           1/10/00   2/09/00                   980.00           .00         .00       980.00   45
16982           2/10/00     70931826          2/10/00   3/11/00                   513.00           .00         .00       513.00   14

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
JOH002         GARY JOHNSON                            2,460.00                  2,460             .00          .00        .00
                                                            .00                    100%              0%           0%         0%
               2010-0000                               2,460.00
               ACCOUNTS PAYABLE - TRADE                 1/25/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16755          1/25/00      50907            1/25/00   1/25/00                   2,460.00          .00         .00     2,460.00  30

LIN001         LINDER AIR CONDITIONING                  252.40                    .00              .00          .00       252.40
                                                           .00                      0%               0%           0%         100%
407-671-2212   2010-0000                                252.40
               ACCOUNTS PAYABLE - TRADE                6/11/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
14631          6/11/99      26862            6/11/99   6/11/99             164.40                  .00         .00       164.40  258
14632          6/10/99      26861            6/10/99   6/10/99              88.00                  .00         .00        88.00  259

MAL001         MIKE MALATESTA                          1,080.00                   .00              .00         1,080.00    .00
                                                            .00                     0%               0%             100%     0%
407-332-1555   2010-0000                               1,080.00
               ACCOUNTS PAYABLE - TRADE                12/01/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16547          12/01/99     COMMISSION/JULY  12/01/99  12/01/99            1,455.75             455.75         .00          .00  85

MED001           MEDICAL OFFICE SYSTEMS                  1,348.38                  1,072.97         275.41        .00        .00
SUE BERGSTRESSE                                               .00                        80%            20%         0%         0%
407-862-9100     2010-0000                               1,348.38
                 ACCOUNTS PAYABLE - TRADE                 1/26/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16715          1/26/00      9385             1/26/00   2/25/00                     318.82          .00         .00       318.02  29
16716          1/26/00      9384             1/26/00   2/25/00                     754.95          .00         .00       754.95  29
16752          1/21/00      9342             1/21/00   2/20/00                     275.41          .00         .00       275.41  34

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
MID002         MID STATE FIRE EQUIPMENT             34.18                         .00              .00          .00          34.18
                                                      .00                        8   %            8   %        8   %        100   %
407-246-8855   2010-0000                            34.18
               ACCIYBTS OATABKE - TRADE          11/08/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16198          11/08/99     22407            11/08/99  11/08/99            34.18           .00          .00         34.18        108

MOB002         MOBIL FONE                          45.88                          115.46-           .00          86.78       74.56
                                                     .00                          252   -%         8   %        189   %     163   %
800-373-8826   2010-0000                           45.88
               ACCOUNTS PAYABLE - TRADE          2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15988          11/01/99     4020121          11/01/99  11/01/99             74.56          .00          .00          74.56       115
16538          12/01/99     4020121          12/01/99  12/01/99             86.78          .00          .00          86.78        85
16711           2/01/00     4020121           2/01/00   2/01/00            115.46-         .00          .00         115.46        23

NAT003         BANK OF AMERICA                   3,205.51                         64.95            154.16       68.99      2,917.41
                                                      .00                          2   %             5   %       2   %        91   %
800-538-8788   2010-0000                         3,205.51
               ACCOUNTS PAYABLE - TRADE           2/04/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
13424          2/04/99      461691075090028  2/04/99   2/24/99             1,162.74        .00          .00         1,162.76     385
13646          3/04/99      461691075090028  3/04/99   3/04/99               314.32        .00          .00           314.32     357
14038          4/04/99      461691075090028  4/04/99   4/04/99               593.94        .00          .00           593.94     326
14494          6/04/99      461691075090028  6/04/99   6/29/99               214.50        .00          .00           214.50     265
14821          7/04/99      461691075090028  7/04/99   7/04/99               253.69        .00          .00           253.69     235
15053          8/04/99      461691075090028  8/04/99   8/04/99                75.51        .00          .00            75.51     284
15327          9/04/99      461691075090028  9/04/99   9/04/99               100.68        .00          .00           100.68     173
15881         10/04/99      461691075090028 10/04/99  10/04/99                88.58        .00          .00            99.58     143
16197         11/04/99      461691075090028 11/04/99  11/04/99               102.45        .00          .00           102.45     112
16586         12/04/99      461691075090028 12/04/99  12/04/99                68.99        .00          .00            68.99      82
16700          1/04/00      461691075090028  1/04/00   1/04/00               154.16        .00          .00           154.16      51
16702          2/04/00      461691075090028  2/04/00   2/04/00                64.95        .00          .00            64.95      28

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
NAT004         NATIONSBANK, N.A.                              1,513.75           826.82            .00          .00       686.93
                                                                   .00               55%             0%           0%          45%
808-299-2265   2010-0000                                      1,513.75
               ACCOUNTS PAYABLE - TRADE                        2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
14278          5/04/99      461691075090828  5/04/99   5/29/99                     686.93          .00         .00       686.93  296
16744          2/01/00      3650907860703    2/01/00   2/01/00                     413.41          .00         .00       413.41   23
16745          2/01/00      3650907852632    2/01/00   2/10/00                     413.41          .00         .00       413.41   23

NET003         NETVISION INTERNATIONAL                          800.00              .00            .00          .00       800.00
                                                                   .00                0%             0%           0%         100%
407-682-0912   2010-0000                                        800.00
               ACCOUNTS PAYABLE - TRADE                       10/09/98

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
11714           9/25/98     5981              9/25/98  10/25/98                    400.80          .00         .00       400.80  517
11870          10/09/98     5984             10/09/98  11/08/98                    400.80          .00         .00       400.80  583

NET004         NETWORK ELECTRICAL SYSTEM                        188.00              .00             188.00        .00        .00
                                                                   .00                0%               100%         0%         0%
407-324-0060   2010-0000                                        188.00
               ACCOUNTS PAYABLE - TRADE                        1/12/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16701          1/12/00      1015             1/12/00   1/12/00                     188.00          .00         .00       188.00  43

NEX001         NEXTEL COMMUNICATIONS                            433.76              .00             433.76        .00        .00
                                                                   .00                0%               100%         0%         0%
800-639-6111   2010-0000                                        433.76
               ACCOUNTS PAYABLE - TRADE                        1/09/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16754          1/09/00      0002070969-7     1/09/00   1/09/00                     433.76          .00         .00       433.76  46

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
PAG001         PAGNET OF ORLANDO, INC                        1,805.57             820.41              .00       583.23       481.93
PETER X529                                                        .00              45%               0%          28%          27%
407-649-8007   2010-0000                                     1,805.57
               ACCOUNTS PAYABLE - TRADE                       1/25/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15990          11/01/99     051-216328       11/01/99  11/01/99                    481.93          .00         .00       481.93  115
16585          12/01/99     051-235169       12/01/99  12/01/99                    503.23          .00         .00       503.23   85
16690           1/25/00     000565594         1/25/00   1/25/00                    820.41          .00         .00       820.41   30

PAR002         PARAGON COMPUTER SVSC INC                890.99                    .00             134.50       331.50     424.99
                                                           .00                   0%                15%          37%        48%
904-479-8855   2010-0000                                890.99
               ACCOUNTS PAYABLE - TRADE                1/04/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15305           9/24/99     990857            9/24/99   9/24/99                    380.99          .00         .00       380.99  153
16189          11/25/99     990131           11/25/99  11/25/99                    124.00          .00         .00       124.00   91
16534          12/20/99     990177           12/20/99  12/20/99                     65.00          .00         .00        65.00   66
16535          12/20/99     990178           12/20/99  12/20/99                    135.50          .00         .00       135.50   66
16536          12/20/99     990179           12/20/99  12/20/99                    131.00          .00         .00       131.00   66
16673           1/04/00     000001            1/04/00   2/03/00                    134.50          .00         .00       134.50   51

PCL001         PC LANVAD OF ORLANDO INC                5,856.00                   .00              .00          .00       5,856.00
                                                            .00                  0%               0%           0%           100%
407-339-4750   2010-0000                               5,856.00
407-339-5221   ACCOUNTS PAYABLE - TRADE                 2/11/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16025          10/27/99     20447            10/27/99  11/16/99                  2,661.00          .00         .00     2,661.00  120
16026          10/26/99     20429            10/26/99  11/15/99                    209.00          .00         .00       209.00  121
16027          10/29/99     20488            10/29/99  11/18/99                     51.00          .00         .00        51.00  118
16028          10/26/99     20428            10/26/99  11/15/99                    169.00          .00         .00       169.00  121
16029          10/25/99     20488            10/25/99  11/14/99                    292.00          .00         .00       292.00  122
16030          10/22/99     20393            10/22/99  11/11/99                  1,636.00          .00         .00      1,636.00 125
16031          10/22/99     20394            10/22/99  11/11/99                    838.00          .00         .00        838.00 125

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred

------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
PCS001         PC SERVICE SOURCE                5,952.13                            445.14        1,969.41     1,369.93   2,167.65
ANN     X4845  ACCOUNTS PAYABLE - TRADE              .00                                 7%             33%          23%        36%
800-727-2787   2010-0000                        5,952.13
X4124          ACCOUNTS PAYABLE - TRADE         2/21/00

Vchr-#         Dst-date     Invoice #       Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16228         11/10/99     6247984         11/10/99  12/10/99               77.99                 .00         .00     77.99     106
16229         11/20/99     6313700         11/20/99  12/20/99              900.00                 .00         .00    900.00      96
16230         11/12/99     6266986         11/12/99  12/12/99              146.93                 .00         .00    146.93     104
16231         11/18/99     6298697         11/18/99  12/18/99               30.85                 .00         .00     30.85      98
16232         11/18/99     6299740         11/18/99  12/18/99               61.96                 .00         .00     61.96      98
16233         11/19/99     6305188         11/19/99  12/19/99              108.45                 .00         .00    108.45      97
16234         11/18/99     6291454         11/18/99  12/18/99               42.21                 .00         .00     42.21      98
16235         11/19/99     6303589         11/19/99  12/19/99              151.90                 .00         .00    151.90      97
16236         11/23/99     6331348         11/23/99  12/23/99              176.65                 .00         .00    176.65      93
16237         11/20/99     6315201         11/20/99  12/20/99              101.10                 .00         .00    101.10      96
16238         11/24/99     6336749         11/24/99  12/24/99               27.10                 .00         .00     27.10      92
16239         11/23/99     6328742         11/23/99  12/23/99              225.70                 .00         .00    225.70      93
16240         11/30/99     6371724         11/30/99  12/30/99              165.00                 .00         .00    165.00      86
16241         11/25/99     6345559         11/25/99  12/25/99               36.40                 .00         .00     36.48      91
16242         11/25/99     6345500         11/25/99  12/25/99               80.41                 .00         .00     80.41      91
16243         11/29/99     6365823         11/29/99  12/29/99              107.65                 .00         .00    107.65      87
16244         11/30/99     6370440         11/30/99  12/30/99               18.94                 .00         .00     18.94      86
16245         12/02/99     6385459         12/02/99   1/01/00               75.00                 .00         .00     75.00      84
16246         12/02/99     6381764         12/02/99   1/01/00              119.40                 .00         .00    119.40      84
16247         12/02/99     6381748         12/02/99   1/01/00               31.23                 .00         .00     31.23      84
16495         12/07/99     6411998         12/07/99   1/06/00              204.55                 .00         .00    204.55      79
16496         12/09/99     6427549         12/09/99   1/08/00               55.90                 .00         .00     55.90      77
16497         12/09/99     6426653         12/09/99   1/08/00               72.23                 .00         .00     72.23      77
16498         12/14/99     6439524         12/14/99   1/13/00               48.98                 .00         .00     48.98      72
16499         12/14/99     6448542         12/14/99   1/13/00              141.52                 .00         .00    141.52      72
16500         12/14/99     6442185         12/14/99   1/13/00               12.45                 .00         .00     12.45      72
16501         12/14/99     6449213         12/14/99   1/13/00               15.00                 .00         .00     15.00      72
16502         12/14/99     6450949         12/14/99   1/13/00               60.00-                .00         .00     60.00-     72
16503         12/16/99     6459111         12/16/99   1/15/00                3.95                 .00         .00      3.95      70
16504         12/27/99     6501213         12/27/99   1/26/00              184.55                 .00         .00    184.55      59
16505         12/08/99     6423195         12/08/99   1/07/00               47.23                 .00         .00     47.23      78
16506         12/08/99     6414148         12/08/99   1/07/00               23.70                 .00         .00     23.70      78
16507         12/08/99     6412649         12/08/99   1/07/00               45.40                 .00         .00     45.40      78
16508         12/28/99     6475706         12/20/99   1/19/00               30.20                 .00         .00     30.20      66
16509         12/10/99     6435535         12/10/99   1/09/00               32.10                 .00         .00     32.10      76
16524         12/09/99     6425277         12/09/99   1/08/00              179.50                 .00         .00    179.50      77
16528         12/29/99     6513154         12/29/99   1/28/00               37.86                 .00         .00     37.86      57
16560          1/14/99     6593899          1/14/00   2/13/00               85.13                 .00         .00     85.13      41

                                    AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                            Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------

Vchr-#   Dst-date  Invoice #       Inv-date   Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc       Invoice-net Age
16659    1/14/00   6588121          1/14/00   2/13/00               280.00-         .00             .00            280.00-  41
16674    1/04/00   6533925          1/04/00   2/03/00                35.58          .00             .00             35.50   51
16675    1/05/00   6541720          1/05/00   2/04/00                66.00          .00             .00             66.00   50
16676    1/05/00   6541725          1/05/00   2/04/00                30.70          .00             .00             38.70   50
16677    1/06/00   6542955          1/06/00   2/05/00               149.75          .00             .00            149.75   49
16678    1/06/00   6546737          1/06/00   2/05/00                80.95          .00             .00             88.95   49
16679    1/06/00   6546710          1/06/00   2/05/00                30.70          .00             .00             30.70   49
16680    1/10/00   6560766          1/10/00   2/09/00                26.65          .00             .00             26.65   45
16681    1/12/00   6575510          1/12/00   2/11/00                46.65          .00             .00             46.65   43
16682    1/19/00   6611606          1/19/00   2/18/00                29.73          .00             .00             29.73   36
16683    1/19/00   6615714          1/19/00   2/18/00               134.75          .00             .00            134.75   36
16684    1/20/00   6618334          1/20/00   2/19/00               115.00          .00             .00            115.00   35
16685    1/21/00   6625971          1/21/00   2/28/00               230.00          .00             .00            238.00   34
16686    1/20/00   6619587          1/20/00   2/19/00                78.93          .00             .00             78.93   35
16717    1/10/00   6562451          1/10/00   2/09/00                69.83          .00             .00             69.03   45
16803    2/07/00   6710784          2/07/00   3/08/00                26.54          .00             .00             26.54   17
16804    2/10/00   6731082          2/10/00   3/11/00                20.00          .00             .00             20.00   14
16805    2/11/00   6743710          2/11/00   3/12/00               184.00          .00             .00            104.00   13
16806    2/08/00   6718553          2/08/00   3/09/00                30.52          .00             .00             30.52   16
16807    2/08/00   6717735          2/08/00   3/09/00                56.75          .00             .00             56.75   16
16808    2/02/00   6679808          2/02/00   3/03/00                11.95          .00             .00             11.95   22
16809    2/04/00   6694982          2/04/00   3/05/00                41.00          .00             .00             41.00   20
16810    1/27/00   6656625          1/27/00   2/26/00               254.00          .00             .00            254.00   28
16811    1/27/00   6658257          1/27/00   2/26/00                61.00          .00             .00             61.00   28
16812    1/21/00   6626668          1/21/00   2/20/00               107.05          .00             .00            107.05   34
16813    1/20/00   6619470          1/28/00   2/19/00               112.23          .00             .00            112.23   35
16815    1/07/00   6554967          1/07/00   2/06/00               280.80          .00             .00            280.08   48
16816    1/26/00   6643426          1/26/00   2/25/00               115.00-         .00             .00            115.00-  29
16817    1/28/00   6660827          1/28/00   2/27/00               115.08-         .00             .00            115.08-  27
16828    1/13/00   6577926          1/13/00   2/12/00               338.00          .00             .00            338.00   42
17018    2/21/00   146297  10/28/99 2/21/00   2/21/00                55.00-         .00             .00             55.00-   3
17019    2/21/00   6238224  11/6/99 2/21/00   2/21/00               103.44          .00             .00            103.44    3
17020    2/21/00   168298  11/29/99 2/21/00   2/21/00                20.00-         .00             .00             20.00-   3
17021    2/21/00   6458308 12/15/99 2/21/00   2/21/00                73.08          .00             .00             73.08    3
17022    2/21/00   6465387 12/17/99 2/21/00   2/21/00                71.66-         .00             .00             71.66    3
17023    2/21/00   6471577 12/18/99 2/21/00   2/21/00               112.60          .00             .00            112.60    3
17024    2/21/00   6514656 12/29/99 2/21/00   2/21/00                73.00-         .00             .00             73.00-   3
17025    1/13/00   184104CM         1/13/00   1/13/00                19.75          .00             .00             19.75-  42

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
PIT001         PBCC                                       654.99                      .00            24.38       630.61         .00
BARBARA                                                      .00                        0%               4%          96%          0%
880-572-6599   2010-0000                                  654.99
800-522-0020   ACCOUNTS PAYABLE - TRADE                  1/24/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16533         12/24/99     0984062-DC99     12/24/99  12/24/99                    527.15          .00         .00       527.15   62
 16594         12/24/99     EQUIPMENT TAX    12/24/99  12/24/99                    103.46          .00         .00       103.46   62
 16966          2/19/00     0984062           1/24/00   1/24/00                     24.38          .00         .00        24.38   31

PRE008         PRE-PAID LEGAL SERVICES                    119.60                      .00           59.80         59.80         .00
                                                             .00                        0%             50%           50%          0%
800-654-7757   2010-0000                                  119.68
               ACCOUNTS PAYABLE - TRADE                  1/15/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16532         12/15/99      27828           12/15/99  12/15/99                     59.88          .00         .00        59.88   71
 16979          2/19/00      27828            1/15/00   1/15/00                     59.88          .00         .00        59.80   40

PRO004         PROTECTION ONE SECURITY                     69.82                    34.91           34.91           .00         .00
                                                             .00                       50%             50%            0%          0%
              2010-0000                                    69.82
              ACCOUNTS PAYABLE - TRADE                   2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16964          1/01/00     0021301105        1/01/00   1/01/00                     34.91          .00         .00        34.91   54
 16965          2/01/00     0021301105        2/01/00   2/01/00                     34.91          .00         .00        34.91   23

PRO005         PRODUCTIVITY POINT INT'L                   845.00                      .00          845.00           .00         .00
                                                             .00                        0%            100%            0%          0%
919-326-6336  2010-0000                                   845.00
              ACCOUNTS PAYABLE - TRADE                   1/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16824          1/01/00      202256 8/10/98   1/01/00   1/01/00                    845.80          .00         .00       845.00   54

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
QUA801         QUANTUM MECHANICS INC             3,619.00                         .00              1,428.00     696.00     1,495.00
                                                      .00                           0%                    0%         0%          41%
801-521-8411   2010-0000                         3,619.00
               ACCOUNTS PAYABLE - TRADE           1/07/00


Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16817          10/28/99     23287            10/28/99  11/27/99                    933.00          .00         .00       933.00  119
16248          11/10/99     23431            12/10/99  12/10/99                    562.00          .00         .00       562.00  106
16570          12/08/99     23717            12/08/99   1/07/00                    696.00          .00         .00       696.00   78
16802           1/07/00     24038             1/07/00   2/06/00                  1,428.00          .00         .00     1,428.00   48

RH1001         RHI CONSULTING                    5,250.00                         .00              .00          .00        5,250.00
                                                      .00                           0%               0%           0%            100%
800-533-8435   2010-0000                         5,250.00
               ACCOUNTS PAYABLE - TRADE           1/06/00
Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15410           9/10/99     00955413         9/01/99   9/01/99                   5,258.00          .00         .00     5,250.00  176

ROM801         ROMAC INTERNATIONAL               198.00                           .00              .00          198.00     .00
                                                    .00                             0%               0%            100%      0%
813-287-8876   2010-0000                         198.00
               ACCOUNTS PAYABLE - TRADE        12/14/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16564          12/14/99     80000627         12/14/99  12/14/99                     99.00          .00         .00        99.00  72
16565          12/14/99     00006273         12/14/99  12/14/99                     99.00          .00         .00        99.00  72

SBD801         S B DATA SYSTEMS INC              559.50                           .00              .00          .00        559.50
JEANNIE 40                                          .00                             0%               0%           0%          100%
407-788-7744   2010-0000                         559.50
407-788-7762   ACCOUNTS PAYABLE                 2/28/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
13191           1/01/99     3257 12/31       1/01/99   1/31/99                     379.50          .00         .00       379.50  419
13192           1/27/99     3324             1/27/99   2/26/99                     135.00          .00         .00       135.00  393
13446           2/28/99     3359             2/28/99   3/30/99                      45.00          .00         .00        45.00  361

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


-----------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                                     Vendor-balance           ------------------Aged vendor net-----------------
Contact-1      Terms                      Pmt-grp      Valid-discounts           Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                                  Vendor-net
Phone-2                                                 Last-prch-date
-----------------------------------------------------------------------------------------------------------------------------------
SCO001         SCO WORLD                                      1,800.00           1,800.00             .00          .00         .00
                                                                   .00                100%              0%           0%          0%
               2010-0000                                      1,800.00
               ACCOUNTS PAYABLE - TRADE                        2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16967          2/19/00      QUOTE #427536    2/01/00   2/01/00                   1,800.00          .00         .00     1,800.00  23

SLA001         SLAYTON, INC                            1,367.50                   .00              .00          .00       1,367.50
JUNE                                                        .00                     0%               0%           0%           100%
704-596-7770   2010-0000                               1,367.50
               ACCOUNTS PAYABLE - TRADE                 9/29/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15426          9/29/99      161250           9/29/99   9/29/99                     282.50          .00         .00       282.50  148
15427          9/29/99      160977           9/29/99   9/29/99                     300.00          .00         .00       300.00  148
15428          9/29/99      160849           9/29/99   9/29/99                     425.00          .00         .00       425.00  148
15429          9/29/99      168841           9/29/99   9/29/99                     330.00          .00         .00       330.00  148

SMI002         SMITH, MOSES, MORRIS & ASSC               1,484.00                  1,484.00          .00          .00        .00
TED/SIMONE                                                    .00                       100%           0%           0%         0%
954-765-1006   2010-0000                                 1,484.00
               ACCOUNTS PAYABLE - TRADE                   2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16743          2/01/00      FEB RENT         2/01/00   2/01/00                   1,484.00          .00         .00     1,484.00  23

SPE002         SPECTRUM COMPUTER INC                   1,703.35                  410.50           531.95      760.90       .00
LORI                                                        .00                      24%              31%         45%        0%
412-784-8600   2010-0000                               1,703,35
412-784-6609   ACCOUNTS PAYABLE - TRADE                 1/27/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16251          12/02/99     17310            12/02/99  12/02/99                    469.00          .00         .00       469.00  84
16510          12/07/99     17376            12/07/99   1/06/00                    341.90          .00         .00       341.00  79
16511          12/24/99     17502            12/24/99   1/23/00                     50.00-         .00         .00        50.00- 62
16593          12/28/99     17636            12/28/99  12/28/99                    289.40          .00         .00       289.40  58
16799           1/27/00     17979             1/27/00   1/27/00                    337.75          .00         .00       337.75  28
16808           1/27/00     17978             1/27/00   1/27/00                     72.75          .00         .00        72.75  28
16801           1/04/00     17684             1/04/00   1/04/00                    242.55          .00         .00       242.55  51

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
SPR081         SPRINT                                     857.36                      .00           857.36          .00         .00
                                                             .00                        9%             100%           0%          0%
800-339-1811   2010-0880                                  857.36
               ACCOUNTS PAYABLE - TRADE                  1/22/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16691          1/22/00      407-869-4579     1/22/00   2/11/00                      76.84          .00         .00        76.84   33
16692          1/22/00      407-869-5931     1/22/00   2/11/00                     780.52          .00         .00       780.52   33

SSSI601        SOFTWARE SOLUTIONS INC                  10,516.59                      .00              .00          .00   10,516.59
SUE EXT 1                                                    .00                        0%               0%           0%        100%
770-418-2000   2010-0880                               10,516.59
               ACCOUNTS PAYABLE - TRADE                  6/01/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
12880          12/30/98     SEPT COMMISSION  12/30/98   12/30/98                 4,185.84          .00         .00     4,185.84  421
13200           1/01/99     MERCH BAKERY      1/01/99    1/01/99                   840.78          .00         .00       840.78  419
13201           1/01/99     O & O THERMAL     1/01/99    1/01/99                   149.50          .00         .00       149.50  419
13537           3/01/99     JAM COMMISSIONS   3/01/99    3/01/99                   915.20          .00         .00       915.20  360
14052           4/01/99     SALES COMMISSION  4/01/99    4/01/99                 2,504.27          .00         .00     2,504.27  329
14622           6/01/99     APR COMMISSIONS   6/01/99    6/01/99                 1,921.00          .00         .00     1,921.00  268

STO003        STORAGE USA - PALISADES                    177.73                   177.73              .00          .00         .00
                                                            .00                      100%               0%           0%          0%
205-802-7867   2010-0880                                  177.73
               ACCOUNTS PAYABLE - TRADE                  3/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16973           2/19/00     UNIT C089         2/01/00    2/01/00                   177.73          .00         .00       177.73   23

STO004        STONESOFT OYJ                           13,859.00                   266.00              .00          .00    12,793.00
                                                            .00                        2%               0%           0%          98%
350-947-6711  2010-0880                               13,859.00
              ACCOUNTS PAYABLE - TRADE                  1/31/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16282          11/01/99     00291500 10/28   11/01/99   11/29/99                12,232.00          .00         .00    12,232.00  115
16283          11/01/99     00291620 10/31   11/01/99   12/20/99                   561.00          .00         .00       561.00  115
16798           1/31/00     00160137          1/31/00    3/03/00                   266.00          .00         .00       266.00   24

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
SUP001         SUPPORT NETWORK                         575.00                      115.00           115.00         .00       345.00
                                                          .00                          20%              20%          0%          60%
805-527-5476   2010-0000                               575.00
805-527-8097   ACCOUNTS PAYABLE - TRADE               2/01/00

Vchr-#         Dst-date  Invoice # Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15416           9/06/99    8553     9/06/99   9/16/99                   115.00       .00         .00        115.00     171
15430          10/04/99    8657    10/04/99  11/03/99                   115.00       .00         .00        115.00     143
15996          11/01/99    8757    11/01/99  11/01/99                   115.00       .00         .00        115.00     115
16660           1/03/00    8948     1/13/00   1/13/00                   115.00       .00         .00        115.00      52
16713           2/01/00    9838     2/01/00   2/01/00                   115.00       .00         .00        115.00      23

407-422-0907    ACCOUNTS PAYABLE - TRADE              2/01/00

Vchr-#         Dst-date  Invoice # Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16693           2/01/00     C44089  2/01/00   2/01/00                   107.99       .00         .00        107.99      23
16753           1/01/00     C44809  1/01/00   1/01/00                   104.34       .00         .00        104.34      54

THI881         THIRD SOURCE COMPUTERS                1,256.00                         .00             .00        1,256          .00
KERRY-CLEAVINGR                                           .00                           0%              0%         100%           0%
972-578-7001    2010-0000                            1,256.00
                ACCOUNTS PAYABLE - TRADE             12/10/99

Vchr-#         Dst-date  Invoice # Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16523           12/10/99    005444  12/10/99  1/09/00                 1,256.00       .00        .00        1,256.00    76

TRI083          TRICOM BUSINESS SYSTEMS              296.93                           .00             .00     296.93            .00
RICHARD PYLE                                            .00                             0%              0%       100 %            0%
800-367-2762    2010-8800                            296.93
216-398-8885    ACCOUNTS PAYABLE - TRADE           12/22/99

Vchr-#         Dst-date  Invoice # Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16595           12/22/99  54767  8/13/99  12/22/90 12/22/99             296.93       .00         .00         296.93    64

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
TTI001         TTI NATIONAL INC                  5,658.24                         2,678.52         2,979.72      .00         .00
BILLINGS                                              .00                               47%              53%       8%          8%
808-724-5958   2010-0000                         5,658.24
               ACCOUNTS PAYABLE - TRADE           2/08/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16957          1/01/00      9002290430       1/01/00   1/01/00             2,979.72        .00          .00         2,979.72     54
16958          2/01/00      9002290430       2/01/00   2/01/00             2,678.52        .00          .00         2,678.52     23

UHUM001        UHUM LIFE INS CO                    714.88                           393.12           321.76      .00         .00
                                                      .00                               55%              45%       0%          0%
               2010-0000                           714.88
407-862-5900   ACCOUNTS PAYABLE - TRADE           2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16955          1/01/00      0022884          1/01/00   1/01/00             321.76          .00          .00         321.76       54
16956          2/01/00      0022884          2/01/00   2/01/00             393.12          .00          .00         393.12       23

UPS001         UNITED PARCEL SERVICE             2,048.71                           422.95           756.42   861.35        7.99
TONYA                                                 .00                               21%              37%      42%          0%
407-438-4320   2010-0000                         2,048.71
               ACCOUNTS PAYABLE - TRADE           2/05/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15138          8/21/99      19W334-349        8/21/99   8/21/99              7.99          .00          .00           7.99       187
16581         12/18/99      48658W-519       12/18/99  12/18/99            597.88          .00          .00         597.88        68
16582         12/25/99      48658W-529       12/25/99  12/25/99            263.47          .00          .00         263.47        61
16735          1/29/00      48658W-058        1/29/00   1/29/00            285.64          .00          .00         205.64        26
16736          1/22/00      48658W-040        1/22/00   1/22/00            136.58          .00          .00         136.58        33
16737          1/15/00      48658W-030        1/15/00   1/15/00            233.13          .00          .00         233.13        40
16738          1/08/00      48658W-020        1/08/00   1/08/00            252.02          .00          .00         252.02        47
16949          2/05/00      48658W-060        2/05/00   2/05/00            217.31          .00          .00         217.31        19
16960          1/01/00      48658W-010        1/01/00   1/01/00            134.69          .00          .00         134.69        54

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
UPS002         UNITED PARCEL SERVICE                      174.57                      .00            70.16       104.41         .00
                                                             .00                        0%              40%          60%          0%
502-485-2222   2010-0808                                  174.57
               ACCOUNTS PAYABLE - TRADE                  1/15/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16584          12/10/99     498XO-519        12/18/99  12/18/99                    104.41          .00         .00       104.41   68
16739           1/15/00     48XO-030          1/15/00   1/15/00                     70.16          .00         .00        70.16   40

UPS003         UNITED PARCEL SERVICE                       74.48                      .00              .00        34.00       40.48
                                                             .00                        0%               0%          46%         54%
800-742-5877   2010-0000                                   74.48
               ACCOUNTS PAYABLE - TRADE                 12/04/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
14754           7/10/99     19W334-289        7/10/99    7/10/99                     5.92          .00         .00         5.92  229
14876           7/24/99     19W334-309        7/24/99    7/24/99                     4.94          .00         .00         4.94  215
14877           7/17/99     19W334-299        7/17/99    7/17/99                     5.95          .00         .00         5.95  222
15137           8/07/99     19W334-329        8/07/99    8/07/99                    28.41          .00         .00        28.41  201
15139           8/14/99     19W334-339        8/14/99    8/14/99                     4.74-         .00         .00         4.74- 194
16583          12/04/99     19W334-499       12/04/99   12/04/99                    34.00          .00         .00        34.00   82

VAL001        RAY VALDES, SEN CTY TAX                     979.17                      .00           979.17          .00         .00
EXT 7638                                                     .00                        0%             100%           0%          0%
407-321-1130  2010-0000                                   979.17
              ACCOUNTS PAYABLE - TRADE                   1/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16186           1/01/00     '99 TANG PP TAX   1/01/00    1/01/00                   979.17          .00         .00       979.17   54

VES001        VESTAL & WILER                           4,656.00                      .00              .00          .00     4,656.00
TONYA KELLEY                                                .00                        0%               0%           0%         100%
407-843-4433  2010-0880                                4,656.00
407-841-6694  ACCOUNTS PAYABLE - TRADE                  6/22/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
12745          12/21/98     5605             12/21/98    1/20/99                   175.00          .00         .00       175.00  430
12895          12/01/98     5531 11/30       12/01/98   12/01/98                   800.00       480.00         .00       400.00  450
13593           3/01/99     6021              3/01/00    3/31/99                    75.00          .00         .00        75.00  360
14225           5/04/99     6328              5/04/99    5/04/99                   955.00          .00         .00       955.00  296
14499           6/22/99     7000              6/22/99    6/22/99                 3,051.00          .00         .00     3,051.00  247

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
W&R001         W & R INVESTMENTS                       85,693.66                 10,854.51         11,553.82       .00    63,285.33
                                                             .00                        13%               13%        0%          74%
869-0480       2010-0080                               85,693.66
               ACCOUNTS PAYABLE - TRADE                  2/24/00


Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
  9318          1/23/98     LEASE 0198        1/23/98   1/23/98                  2,244.02          .00         .00     2,244.02  762
  9647          2/28/98     LEASE 0298        2/28/98   2/28/98                  2,244.02          .00         .00     2,244.02  726
 10338          5/11/98     LEASE 0398        5/11/98   5/11/98                  2,244.02          .00         .00     2,244.02  654
 10339          5/11/98     LEASE 0498        5/11/98   5/11/98                  2,244.02          .00         .00     2,244.02  654
 10690          6/12/98     MISC 0698         6/12/98   7/12/98                  1,450.00       725.00         .00       725.00  622
 10721          6/11/98     LEASE 0598        6/11/98   7/11/98                  2,244.02          .00         .00     2,244.02  623
 10791          7/14/98     LEASE 0698        7/14/98   7/14/98                  2,244.02          .00         .00     2,244.02  590
 11285          8/27/98     UTL0798           8/27/98   8/27/98                  1,351.33          .00         .00     1,351.33  546
 11725          9/01/98     LEASE 0898 8/10   9/01/98   9/01/98                  2,244.02          .00         .00     2,244.02  541
 11726          9/01/98     LEASE 0798 8/10   9/01/98   9/01/98                  2,244.02          .00         .00     2,244.02  541
 12089         10/27/98     200UTL           10/27/98  10/27/98                  1,575.41          .00         .00     1,575.41  485
 12090         10/27/98     201UTL           10/27/98  10/27/98                  1,674.64          .00         .00     1,674.64  485
 12091         10/27/98     LEASE 1098       10/27/98  10/27/98                  2,244.02          .00         .00     2,244.02  485
 12092         10/27/98     LEASE 0998       10/27/98  10/27/98                  2,244.02          .00         .00     2,244.02  485
 12374         11/20/98     202 UTL1098      11/20/98  11/20/98                  1,401.89          .00         .00     1,401.89  461
 13081          1/26/99     120/SPRINT        1/26/99   1/26/99                  1,951.68          .00         .00     1,951.68  394
 13103          1/26/99     LEASE 1298        1/26/99   1/26/99                  2,244.02          .00         .00     2,244.02  394
 13104          1/26/99     LEASE 1198        1/26/99   1/26/99                  2,244.02          .00         .00     2,244.02  394
 13106          1/26/99     118 DEC           1/26/99   1/26/99                  1,421.20          .00         .00     1,421.20  394
 13107          1/26/99     119 JAN           1/26/99   1/26/99                  1,339.97          .00         .00     1,339.97  394
 13624          3/04/99     147-FEB UTILITY   3/04/99   3/04/99                  1,238.78          .00         .00     1,238.78  357
 13625          3/04/99     148-INTERNET      3/04/99   3/04/99                    650.56          .00         .00       650.56  357
 13704          3/29/99     170 MAR UTILITY   3/29/99   3/29/99                  1,286.97          .00         .00     1,286.97  332
 13982          4/26/99     193 UTIL          4/26/99   4/26/99                  1,174.02          .00         .00     1,174.02  304
 13987          4/01/99     LEASE MAR 3/29    4/01/99   4/01/99                  1,078.15          .00         .00     1,078.15  329
 13988          4/01/99     LEASE APR         4/01/99   4/01/99                  1,078.15          .00         .00     1,078.15  329
 13989          4/01/99     LEASE FEB 3/29    4/01/99   4/01/99                  1,078.15          .00         .00     1,078.15  329
 13990          4/01/99     LEASE0199 3/29    4/01/99   4/01/99                  1,078.15          .00         .00     1,078.15  329
 14070          5/07/99     195 INTERNET      5/07/99   5/07/99                  1,951.68          .00         .00     1,951.68  293
 14292          5/26/99     213 MAY UTILITY   5/26/99   5/26/99                  1,273.79          .00         .00     1,273.79  274
 14495          6/18/99     224-INTERNET      6/18/99   6/18/99                    650.56          .00         .00       650.56  251
 14496          6/18/99     223-UTILITIES     6/18/99   6/18/99                  1,388.88          .00         .00     1,388.88  251
 14943          7/21/99     LEASE 0599        7/21/99   7/21/99                  1,078.15          .00         .00     1,078.15  218
 14944          7/21/99     LEASE 0699        7/21/99   7/21/99                  1,078.15          .00         .00     1,078.15  218
 14945          7/21/99     LEASE 0799        7/21/99   7/21/99                  1,078.15          .00         .00     1,078.15  218
 15155          8/06/99     255 JUL UTILITY   8/06/99   8/06/99                  1,365.06          .00         .00     1,365.06  202
 15457          9/28/99     LEASE 0899        9/28/99   9/28/99                  1,078.15          .00         .00     1,078.15  149
 15458          9/28/99     LEASE 0999        9/28/99   9/28/99                  1,078.15          .00         .00     1,078.15  149

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 15468          9/28/99     AUB UTILITY#288   9/28/99   9/28/99                  1,480.40          .00         .00     1,480.48  149
 16178         11/11/99     SEPT UTIL #328   11/11/99  11/11/99                  1,477.26          .00         .00     1,477.26  105
 16179         11/11/99     OCT UTIL #329    11/11/99  11/11/99                  1,274.66          .00         .00     1,274.66  105
 16708          2/04/00     358-HOV UTILITY   2/04/00   2/04/00                  2,054.67          .00         .00     2,054.67   28
 16709          2/04/00     360 JAN UTILITY   2/04/00   2/04/00                    857.60          .00         .00       857.68   20
 16710          2/04/00     359-DEC UTILITY   2/04/00   2/04/00                    942.34          .00         .00       942.34   20
 16750          1/01/00     347 JAN RENT      1/01/00   1/01/00                  6,349.34          .00         .00     6,349.34   54
 16751          2/01/00     352 FEB RENT      2/01/00   2/01/00                  6,349.34          .00         .00     6,349.34   23
 17031         12/31/99     368 INTERNET     12/31/99  12/31/99                  4,553.92          .00         .00     4,553.92   55
 17032          2/24/00     368/INTERNET/FEB  2/24/00   2/24/00                    650.56          .00         .00       650.56    1
 17033          1/24/00     368-INTERNET/JAN  1/24/00   1/24/00                    650.56          .00         .00       650.56   31

HAR001         RICHARD WARREN                          39,378.30                      .00       39,378.30           .00         .00
                                                             .00                        0%            100%            0%          0%
               2010-0000                               39,378.30
               ACCOUNTS PAYABLE - TRADE                  2/22/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16947          1/23/00     CORP AMEX         1/23/00   1/23/99                 39,378.30          .00         .00    39,378.30   32

HAR002         JAMES W. WARREN                         10,197.73                10,197.73             .00           .00         .00
                                                             .00                      100%              0%            0%          0%
               2010-0000                               10,197.73
               ACCOUNTS PAYABLE - TRADE                  2/24/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16959          2/19/00     EXPENSES 2/5      2/19/00   2/19/00                  8,025.40          .00         .00     8,025.40    5
 16961          2/19/00     EXPENSES 2/12     2/19/00   2/19/00                  2,172.33          .00         .00     2,172.33    5

HAR004         WAREFORCE dba KENISCO                   14,249.28                 2,286.00        9,786.00      2,177.28         .00
                                                             .00                       16%             69%           15%          0%
612-559-5100   2010-0000                               14,249.28
               ACCOUNTS PAYABLE - TRADE                  2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
 16592         12/21/99      170222          12/21/99  12/21/99                  2,177.28          .00         .00     2,177.28   65
 16730          2/01/00      171603           2/10/00   2/01/00                  2,286.00          .00         .00     2,286.00   23
 16747          1/06/00      170667           1/06/00   1/06/00                  7,500.00          .00         .00     7,500.00   49
 16748          1/06/00      170674           1/06/00   1/06/00                    102.00          .00         .00       102.00   49
 16749          1/06/00      170678           1/06/00   1/06/00                  2,184.00          .00         .00     2,184.00   49

                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
WES003         WESTCON INC                             37,342.73                      .00              .00          .00  37,342.73
SAM BIANCO                                                   .00                        0%               0%           0%       100%
800-996-7057   2010-0000                               37,342.73
               ACCOUNTS PAYABLE - TRADE                 11/09/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
15193           8/31/99     437797           8/31/99    9/30/99                 17,039.00      4,539.00        .00   12,500.00   177
15313           9/17/99     440929           9/17/99   10/17/99                  2,671.50           .00        .00    2,671.50   160
15456           9/02/99     438437           9/02/99   10/02/99                  1,690.50           .00        .00    1,690.50   175
15483           9/03/99     438693           9/03/99   10/03/99                     44.50           .00        .00       44.50   174
16252          11/09/99     95053           11/09/99   12/09/99                    214.13           .00        .00      214.13   187
16280          11/01/99     82335 10/18     11/01/99   12/01/99                  4,046.70           .00        .00    4,046.70   115
16281          11/01/99     82330 10/18     11/01/99   12/01/99                 16,175.40           .00        .00   16,175.40   115

WIR801         WIRING TECHNOLOGIES INC                            82.00             82.00           .00        .00             .00
                                                                    .00               100%            0%         0%              0%
487-862-6290   2010-8000                                          82.00
487-862-1964   ACCOUNTS PAYABLE - TRADE                         2/11/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16977           2/19/00     12411            2/11/00    2/11/00                     58.00           .00        .00       58.00    13
16978           2/19/00     12329            2/08/00    2/08/00                     32.00           .00        .00       32.00    16

WRI001         WRIGHT EXPRESS                                  2,006.55               .00      2,006.55        .00             .00
BETH  X1739                                                         .00                 0%          100%         0%              0%
888-300-9040   2010-8000                                       2,006.55
207-791-5342   ACCOUNTS PAYABLE - TRADE                         1/15/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16953           1/15/00     6172549          1/15/00    1/15/00                  2,006.55           .00        .00    2,006.55    40

ZEB001         ZEBRA TECHNOLOGIES CORP                           500.00               .00           .00     500.00             .00
                                                                    .00                 0%            0%       100%              0%
847-634-6700   2010-0000                                         500.00
               ACCOUNTS PAYABLE - TRADE                        12/14/99

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16566          12/14/99     SER/26084911     12/14/99   1/13/00                    500.00           .00        .00      500.00    72


                                  AGED OPEN ITEMS DETAIL


Aged as of 02/24/00 based upon invoice dates

Note: Asterisk (*) beside voucher means item is permanently deferred


------------------------------------------------------------------------------------------------------------------------------------
Vend-#         Name                               Vendor-balance                  ------------------Aged vendor net-----------------
Contact-1      Terms                Pmt-grp      Valid-discounts                  Current          Over 30      Over 60     Over 90
Phone-1        A/P-account                            Vendor-net
Phone-2                                           Last-prch-date
------------------------------------------------------------------------------------------------------------------------------------
ZYT001         ZYTEK                             14,286.00                       14,286.00         .00          .00         .00
JAN/JANET                                              .00                             100%          0%           0%          0%
407-339-9363   2010-0000                         14,286.00
407-339-9330   ACCOUNTS PAYABLE - TRADE            2/01/00

Vchr-#         Dst-date     Invoice #        Inv-date  Due-date  Dsc-date  Invoice-amount  Amount-paid  Valid-disc  Invoice-net  Age
16746          2/01/99      PURCH AGRMT #34  2/01/00   2/01/00                  14,286.00          .00         .00     14,26.00  23

Grand totals for 110 vendors printed
Aged as of 2/24/00 based upon invoices dates

Gross-bal     Valid-disc            Net-bal      Current                          Over 30          Over 60         Over 90
                         -----------------------------------------------------------------------------------------------------------
606116.61            .00            60116.61     90380.73 15%                     166167.82  27%   43367.82  7%    306200.14  51%
                         ===========================================================================================================


                              -- End of report --

                                   SCHEDULE A


                       ALLOCATION OF MERGER CONSIDERATION

       NAME         NO. OF SHARES   PERCENTAGE
       ----         -------------   ----------
Wendy Lewis           1,198,589       38.66%
O.E. "Randy" Ray        878,077       28.33%
Richard Warren        1,023,334*      33.01%

* Less 620,000 to be delivered to the Escrow Agent. At Closing, Warren will receive certificates for 403,334 shares of the Merger Consideration.